LOAN AND SECURITY AGREEMENT

                                      AMONG

                               TODAY'S MAN, INC.,
                                   AS BORROWER

                                       AND

                           THE GUARANTORS REFERRED TO
                             ON THE SIGNATURE PAGES

                                       AND

                           THE FINANCIAL INSTITUTIONS
                       REFERRED TO ON THE SIGNATURE PAGES,
                                   AS LENDERS

                                       AND

                               MELLON BANK, N.A.,
                      INDIVIDUALLY AS A LENDER AND AS AGENT




DATED AS OF: DECEMBER 4, 1998

                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----
 1. DEFINITIONS AND CONSTRUCTION                                              1

     1.1   Definitions                                                        1
     1.2   Accounting Terms and Determinations                               18
     1.3   UCC                                                               18
     1.4   Construction                                                      18
     1.5   Schedules and Exhibits                                            18

 2. THE REVOLVING CREDIT FACILITY                                            18

     2.1   The Facility                                                      18
     2.2   Notes                                                             19
     2.3   Borrowing Base                                                    19
     2.4   Eligible In-Transit Inventory Sublimit                            19
     2.5   Reserves                                                          19

 3. ADVANCES                                                                 19

     3.1   General                                                           19
     3.2   Borrowing Procedures                                              20
     3.3   Funding Procedure                                                 20
     3.4   Several Obligations to Lender                                     20
     3.5   Permitted Assumptions by Agent                                    21
     3.6   Use of Loan Proceeds                                              23
     3.7   Expansion Store Sublimit                                          23
     3.8   Settlement                                                        24
     3.9   Permitted Out-of-Formula Advances                                 25
     3.10  Agent Loans                                                       26

 4. LETTERS OF CREDIT                                                        26

     4.1   General                                                           26
     4.2   Conditions to Issuance                                            27
     4.3   Tenor                                                             27
     4.4   Sublimits                                                         27
     4.5   Procedure and Documentation                                       27
     4.6   Reduction of Availability                                         27
     4.7   Draws                                                             28
     4.8   Cash Collateral                                                   28

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                                                                            Page
                                                                            ----
     4.9   Indemnification                                                   28
     4.10  Risk Participations                                               29
     4.11  Obligations Irrevocable                                           29
     4.12  Risk Under Letters of Credit                                      30
     4.13  Right of Reimbursement                                            31

 5. FOREIGN EXCHANGE TRANSACTIONS                                            31

     5.1   General                                                           31
     5.2   Conditions                                                        31
     5.3   Sublimits                                                         31
     5.4   Documentation                                                     32
     5.5   Payments Under FX Contracts                                       32
     5.6   Liquidation of Permitted FX Contracts                             32
     5.7   Cash Collateral                                                   33
     5.8   FX Reserve Amount                                                 33
     5.9   Indemnification                                                   33
     5.10  Risk Participations                                               33
     5.11  Obligations Irrevocable                                           33
     5.12  Agent's Rights                                                    34

 6. INTEREST RATE                                                            34

     6.1   Interest Rate Options                                             34
     6.2   Base Rate Plus Applicable Margin Fall Back                        36
     6.3   Indemnification                                                   36
     6.4   Applicable Margin                                                 37
     6.5   Funding Losses                                                    38
     6.6   Determinations                                                    38
     6.7   Default Interest                                                  38
     6.8   Post Judgment Interest                                            38
     6.9   Calculation                                                       38
     6.10  Limitation of Interest to Maximum Lawful Rate                     38

 7. PAYMENTS AND FEES                                                        39

     7.1   Interest Payments                                                 39
     7.2   Principal Payments                                                39
     7.3   Unused Line Fee                                                   40
     7.4   Expansion Store Sublimit Fee                                      40
     7.5   Agent's Fees                                                      40
     7.6   Letter of Credit Fees                                             40
     7.8   Other Fees                                                        40
     7.9   Interest and Breakage Costs on LIBOR Rate Loans                   41

                                                                            Page
                                                                            ----
     7.10  Termination of Revolving Credit Facility and Termination Fee      41
     7.11  Payment Method                                                    42
     7.12  Apportionment and Application of Payments                         42
     7.13  Reinstatement of Obligations                                      42
     7.14  Maintenance of Loan Account; Statements of Obligations            43
     7.15  Indemnity                                                         43
     7.16  Loss of Margin                                                    43

 8. SECURITY; COLLECTION OF ACCOUNTS AND PROCEEDS OF COLLATERAL              44

     8.1   Personal Property                                                 44
     8.2   Real Property                                                     47
     8.3   Negotiable Collateral                                             47
     8.4   Surety                                                            47
     8.5   General                                                           47
     8.6   Collection of Accounts; Proceeds of Collateral                    47

 9. REPRESENTATIONS AND WARRANTIES                                           49

     9.1   Valid Organization, Good Standing and Qualification               49
     9.2   Licenses                                                          50
     9.3   Ownership Interests                                               50
     9.4   Subsidiaries                                                      50
     9.5   Financial Statements                                              50
     9.6   No Material Adverse Change in Financial Condition                 50
     9.7   Pending Litigation or Proceedings                                 50
     9.8   Due Authorization; No Legal Restrictions                          51
     9.9   Enforceability                                                    51
     9.10  No Default Under Other Obligations, Orders or
             Governmental Regulations                                        51
     9.11  Governmental Consents                                             51
     9.12  Taxes                                                             51
     9.13  Title to Collateral                                               52
     9.14  Names and Addresses                                               52
     9.15  Current Compliance                                                52
     9.16  Pension and Benefit Plans                                         52
     9.17  Leases and Contracts                                              52
     9.18  Intellectual Property                                             53
     9.19  Eligible Inventory Warranties                                     53
     9.20  Eligible Credit Card Accounts Warranties                          53
     9.21  Business Interruptions                                            54
     9.22  Accuracy of Representations and Warranties                        54
     9.23  Equipment                                                         54

                                                                            Page
                                                                            ----
     9.24  Inventory Records                                                 54
     9.25  FEIN                                                              55
     9.26  Solvency                                                          55
     9.27  Inventory Locations                                               55
     9.28  Non-Operating Subsidiaries                                        56
     9.29  Guarantor Business Activities                                     56
     9.30  Warrants                                                          56
     9.31  Bankruptcy Plan                                                   56
     9.32  Credit Cards                                                      57
     9.33  Check Purchasing Agreements                                       57

10. YEAR 2000 COMPLIANCE                                                     57

    10.1   Representations and Warranties                                    57
    10.2   Suppliers, Vendors and Servicers                                  57
    10.3   Covenants                                                         57
    10.4   Definitions                                                       58

11. AFFIRMATIVE COVENANTS                                                    58

    11.1   Payment of Principal, Interest and Other Amounts Due              58
    11.2   Claims for Labor and Materials                                    58
    11.3   Existence; Approvals; Qualification; Business Operations;
             Compliance with Laws                                            58
    11.4   Maintenance of Properties                                         58
    11.5   Intellectual Property                                             59
    11.6   Insurance                                                         59
    11.7   Inspections; Examinations                                         61
    11.8   Pension Plans                                                     62
    11.9   Bank Accounts                                                     62
    11.10  Maintenance of Management                                         62
    11.11  Transactions with Affiliates                                      62
    11.12  Additional Documents and Future Actions                           62
    11.13  Returns                                                           63
    11.14  Title to Equipment                                                63
    11.15  Taxes                                                             63
    11.16  Leases                                                            63
    11.17  Notices                                                           63
    11.18  New Trademark and Tradename Appraisals                            64
    11.19  Inventory Appraisals                                              64
    11.20  Leasehold Mortgages; Appraisals; Etc                              64
    11.21  FX Contracts                                                      64
    11.22  Collateral Access Agreements                                      65
    11.23  Additional Guarantors                                             65

                                                                            Page
                                                                            ----
    11.24  Plan of Reorganization                                            65
    11.25  Credit Cards                                                      65

12. NEGATIVE COVENANTS                                                       66

    12.1   Limitation on Sale and Leaseback                                  66
    12.2   Limitation on Indebtedness                                        66
    12.3   Investments and Loans                                             67
    12.4   Guaranties                                                        67
    12.5   Disposition of Assets                                             67
    12.6   Merger; Consolidation; Business Acquisitions; Subsidiaries        68
    12.7   Taxes; Claims for Labor and Materials                             68
    12.8   Liens                                                             68
    12.9   Merchandise Letters of Credit                                     69
    12.10  Insurance                                                         69
    12.11  Default Under Other Indebtedness                                  69
    12.12  Transactions with Affiliates                                      69
    12.13  Name or Chief Executive Address Change                            69
    12.14  Change in Location of Collateral                                  70
    12.15  Material Adverse Contracts                                        70
    12.16  Restrictions on Use of Proceeds                                   70
    12.17  Benmol Note                                                       70
    12.18  Prepayments, Amendments and Royalty Payments                      70
    12.19  Change of Control                                                 70
    12.20  Consignments                                                      71
    12.21  Distributions                                                     71
    12.22  No Prohibited Transactions Under ERISA                            71
    12.23  Guarantor Business Activities                                     72
    12.24  New Store Locations                                               72
    12.25  Credit Cards                                                      73
    12.26  Trademark and Tradename Licenses                                  73
    12.27  Check Purchase Agreement                                          73
    12.28  Equipment Becoming Fixture                                        73
    12.29  Warrants                                                          73
    12.30  Nature of Borrower's Business                                     73

13. FINANCIAL COVENANTS                                                      73

    13.1   Tangible Net Worth                                                73
    13.2   Indebtedness to Tangible Net Worth Ratio                          74
    13.3   Capital Expenditures                                              74
    13.4   Fixed Charge Coverage Ratio                                       74

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                                                                            Page
                                                                            ----
    13.5   Most Favored Lender                                               74

14. ACCOUNTING RECORDS, REPORTS AND FINANCIAL STATEMENTS                     74

    14.1   Annual Statements                                                 74
    14.2   Projections and Cash Flow                                         75
    14.3   Quarterly Statements                                              75
    14.4   Monthly Statements                                                76
    14.5   Borrowing Base Certifications and Related Documents               76
    14.6   Eligible Credit Card Accounts Borrowing Base Information
             and Related Documents                                           76
    14.7   Inventory Borrowing Base Information and Related Documents        77
    14.8   SEC Reporting                                                     77
    14.9   Tax Returns                                                       77
    14.10  Audit Reports                                                     77
    14.11  Reports to Governmental Agencies and Other Creditors              77
    14.12  Requested Information                                             77
    14.13  Compliance Certificates                                           77
    14.14  Accountant's Certificate                                          78

15. CONDITIONS PRECEDENT TO THE INITIAL ADVANCE, INITIAL LETTER OF CREDIT OR
    INITIAL PERMITTED FX CONTRACT                                            78

16. CONDITIONS PRECEDENT TO ALL ADVANCES, LETTERS OF CREDIT AND PERMITTED FX
    CONTRACTS                                                                81

    16.1   Representations and Warranties                                    81
    16.2   No Default or Event of Default                                    81
    16.3   No Injunction or Order                                            81
    16.4   No Bankruptcy                                                     81

17. DEFAULT AND REMEDIES                                                     81

    17.1   Events of Default                                                 81
    17.2   Remedies                                                          84
    17.3   Sale or Other Disposition of Collateral                           85
    17.4   Actions With Respect to Accounts                                  86
    17.5   Set-Off                                                           88
    17.6   Turnover of Property Held by Agent                                88
    17.7   Delay or Omission Not Waiver                                      88
    17.8   Remedies Cumulative                                               88
    17.9   Consents, Approvals and Discretion                                89

                                                                            Page
                                                                            ----
    17.10  Certain Fees, Costs, Expense Expenditures                         89
    17.11  Indemnification                                                   90
    17.12  Time is of the Essence                                            91

18. COMMUNICATIONS AND NOTICES                                               91

19. WAIVERS                                                                  92

    19.1   Waivers                                                           92
    19.2   Forbearance                                                       93
    19.3   Limitation on Liability                                           93

20. SUBMISSION TO JURISDICTION                                               93

21. AGENT                                                                    94

    21.1   Appointment and Authorization                                     94
    21.2   Delegation of Duties                                              94
    21.3   Exculpatory Provisions                                            95
    21.4   Reliance by Agent                                                 95
    21.5   Costs and Expenses; Indemnification                               95
    21.6   Events of Default                                                 96
    21.7   Actions Upon Default                                              96
    21.8   Instructions                                                      96
    21.9   Investigation by Lenders                                          97
    21.10  Agent in Its Individual Capacity                                  97
    21.11  Resignation                                                       98
    21.12  Withholding Tax                                                   98
    21.13  Collateral Matters                                                99
    21.14  Restrictions on Actions by Lenders; Sharing of Payments          100
    21.15  Agency for Perfection                                            101
    21.16  Payments by Agent to the Lenders                                 101
    21.17  Concerning the Collateral and Related Loan Documents             101
    21.18  Field Audits and Examination Reports; Confidentiality;
             Disclaimers by Lenders                                         101
    21.19  Other Reports; Loan Account                                      102
    21.20  Several Obligations; No Liability                                103

22. ASSIGNMENTS AND PARTICIPATIONS                                          103

    22.1   Assignments                                                      103
    22.2   Participation                                                    105
    22.3   Financial and Other Information                                  105
    22.4   Assignments to Federal Reserve                                   106

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                                                                            Page
                                                                            ----
    22.5   Right of Agent to Purchase                                       106

23. AMENDMENTS AND WAIVERS                                                  106

24. MISCELLANEOUS                                                           108

    24.1   Brokers                                                          108
    24.2   Use of Agent's or Lender's Name                                  108
    24.3   No Joint Venture                                                 108
    24.4   Survival                                                         108
    24.5   No Assignment                                                    108
    24.6   Publicity                                                        108
    24.7   Binding Effect                                                   109
    24.8   Severability                                                     109
    24.9   No Third Party Beneficiaries                                     109
    24.10  Holidays                                                         109
    24.11  Law Governing                                                    109
    24.12  Integration                                                      109
    24.13  Exhibits and Schedules                                           109
    24.14  Headings                                                         109
    24.15  Counterparts                                                     109
    24.16  Joint and Several                                                110
    24.17  Limitation on Damages                                            110
    24.18  Waiver of Right to Trial by Jury                                 110

                           LOAN AND SECURITY AGREEMENT

        THIS LOAN AND SECURITY AGREEMENT is made effective as of December 4, 1998 by and among TODAY'S MAN, INC., a Pennsylvania corporation ("BORROWER"); each of the Subsidiaries of the Borrower identified under the caption "Guarantor" on the signature pages of this Agreement or which, pursuant to SECTION, shall become a "Guarantor" (individually, a "GUARANTOR" and, collectively, the "GUARANTORS"); each of the financial institutions identified under the caption "Lenders" on the signature pages of this Agreement (including without limitation Mellon in such capacity) or which, pursuant to SECTION shall become a "Lender" (individually, a "LENDER" and, collectively, the "LENDERS"); and MELLON BANK, N.A., a national banking association, as agent for the Lenders (in such capacity, together with its successors in such capacity, the "AGENT").

        NOW, THEREFORE, in consideration of the terms and conditions contained herein, and of any extensions of credit now or hereafter made to or for the benefit of Borrower under this Agreement, the parties hereto, intending to be legally bound hereby, agree as follows:


1.   DEFINITIONS AND CONSTRUCTION.
2.
2.1 DEFINITIONS. The following words and phrases as used in capitalized form in this Agreement, whether in the singular or plural, shall have the meanings indicated:

        ACCOUNT DEBTOR means any Person who is or who may become obligated under, with respect to, or on account of, an account.

        ACH means the automated clearing house system, which is a computer-based nationwide system for electronic payments, supporting both debit and credit transfers for participating depository institutions through automated clearing house operators, who are generally Federal Reserve Banks.

        ADVANCE means each advance by any member of the Lender Group under the Revolving Credit Facility or this Agreement, including without limitation, Base Rate Loans, LIBOR Rate Loans, Agent Loans, Out-of-Formula Advances permitted under SECTION advances under Letters of Credit or Permitted FX Contracts, or advances to pay Lender Group Expenses.

        AFFILIATE means, as applied to any Person, any other Person who directly or indirectly controls, is controlled by, is under common control with or is a director or officer of such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to vote 20% or more of the securities having ordinary voting power for the election of directors or the direct or indirect power to direct the management and policies of a Person.

        AGENT means Mellon, solely in its capacity as agent for the Lenders, and shall include any successor agent.

        AGENT'S FEES means the fees payable to Mellon solely for its account as set forth in the Fee Agreement.

        AGENT LOANS has the meaning set forth in SECTION.

        AGREEMENT means this Loan and Security Agreement.

        APPLICABLE MARGIN has the meaning set forth in SECTION.

        APPRAISED INVENTORY LIQUIDATION VALUE means the appraised liquidation value of Borrower's inventory (based on the most recent appraisal obtained by Agent), such appraisal by appraisers, and performed at the times, specified in SECTION.

        ASSIGNEE has the meaning set forth in SECTION.

        ASSIGNING LENDER has the meaning set forth in SECTION.

        ASSIGNMENT AND ACCEPTANCE has the meaning set forth in SECTION and shall be in the form of EXHIBIT K.

        ASSIGNMENT OF PATENTS, TRADEMARKS, LICENSES AND COPYRIGHTS means the collateral assignments of patents, trademarks, licenses and copyrights of even date herewith executed by Borrower and by D&L, Inc. in favor of Agent as security for the Obligations.

        ASSUMPTION AGREEMENT has the meaning set forth in SECTION.

        AVAILABILITY means, as of the date of determination, the result (so long as such result is a positive number) of (a) the lesser of (i) the Borrowing Base (less Reserves, from time to time in effect), or (ii) the Maximum Revolving Credit Facility Amount; less (b) the Revolving Credit Facility Usage.

        AVERAGE UNUSED PORTION OF MAXIMUM REVOLVING AMOUNT means, as of any date of determination, (a) the Maximum Revolving Credit Facility Amount, less (b) the sum of (i) the average Daily Balance of Advances that were outstanding during the immediately preceding month, plus (ii) the average Daily Balance of the undrawn Letters of Credit that were outstanding during the immediately preceding month.

        BANKRUPTCY CODE means the United States Bankruptcy Code (11 U.S.C. ss. 101 et seq.), as amended, and any successor statute.

        BANKRUPTCY COURT means the United States Bankruptcy Court for the District of Delaware.

        BASE RATE means the rate per annum which is the higher of (i) the Agent's Prime Rate, or (ii) the Federal Funds Rate plus 1/2%, in effect from time to time (such interest rate to change immediately upon any change in the Prime Rate or Federal Funds Rate).

        BASE RATE LOAN means any Advance under the Revolving Credit Facility, including an Agent Loan, bearing interest at the Base Rate plus Applicable Margin.

        BASE RATE LOAN REQUEST has the meaning set forth in SECTION 3.2(A).

        BENEFIT PLAN means a "defined benefit plan" (as defined in Section 3(35) of ERISA) for which Borrower, any Subsidiary of Borrower, or any ERISA Affiliate has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.

        BENMOL NOTE means that certain subordinated demand note in the face amount of $50,000,000.00 dated May 10, 1993 by Borrower in favor of Benmol, Inc. which is subordinated to the Lenders pursuant to the Subordination Agreement from Benmol, Inc.

        BLOCKED ACCOUNT AGREEMENT means an agreement between Borrower, Agent and a depository institution at which Borrower maintains a deposit account into which cash, checks or drafts constituting proceeds of Borrower's inventory are to be deposited as provided in this Agreement, in form and content satisfactory to Agent, limiting the transfer of funds in such deposit account solely to the Cash Collateral Account or otherwise as directed by Agent.

        BOOKS means all of a Person's books and records, including without limitation, ledgers; records indicating, summarizing, or evidencing such Person's properties or assets (including the Collateral) or liabilities; all information relating to such Person's business operations or financial condition; and all computer programs, disk or tape files, printouts, runs or other computer prepared information.

        BORROWER has the meaning set forth in the preamble to this Agreement.

        BORROWING BASE has the meaning set forth in SECTION.

        BUSINESS DAY means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close.

        CAPITAL EXPENDITURES means any expenditure that would be classified as a capital expenditure in accordance with GAAP.

        CAPITALIZED LEASE means each lease obligation which has been or should be, in accordance with GAAP, capitalized on the books of the lessee.

        CAPITALIZED LEASE OBLIGATION means all amounts payable with respect to a Capitalized Lease.

        CASH COLLATERAL ACCOUNT has the meaning set forth in SECTION 8.6(F).

        CHANGE OF CONTROL shall be deemed to have occurred at such time as (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of more than 50% of the total voting power of all classes of stock then outstanding of Borrower entitled to vote in the election of directors, (ii) David Feld shall own directly or indirectly less than 27% of the total voting power of all classes of stock of Borrower or (iii) if David Feld is no longer actively involved in substantially the same capacity as he is on the date hereof in the business of Borrower.

        CHECK PURCHASE AGREEMENT has the meaning set forth in SECTION.

        CLOSING DATE means the date of the first to occur of the making of the initial Advance, the issuance of the initial Letter of Credit or the entering into of the initial Permitted FX Contract.

        COLLATERAL has the meaning set forth in SECTION 8.5.

        COLLATERAL ACCESS AGREEMENT means a landlord waiver or consent, mortgagee waiver, bailee letter, or acknowledgment agreement of any warehouseman, processor, lessor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Borrower's equipment, Borrower's inventory or Borrower's Books, in each case, in form and substance satisfactory to Agent.

        COMMITMENT means, at any time with respect to a Lender, the principal amount set forth beside such Lender's name under the heading "Commitment" on EXHIBIT A or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of SECTION, as such Commitment may be adjusted from time to time in accordance with the provisions of SECTION and "COMMITMENTS" means, collectively, the aggregate amount of the commitments of all of the Lenders.

        COMPLIANCE CERTIFICATE means a certificate substantially in the form of EXHIBIT B and delivered by the chief executive officer or chief financial officer of Borrower to Agent, as required under SECTION.

        CONFIRMATION ORDER means the order of the Bankruptcy Court dated

December 12, 1997 confirming the Plan of Reorganization.

        CONTRACT PERIOD means the period of time commencing on the date of this Agreement and expiring on December 9, 2003.

        CREDIT CARD AGREEMENTS has the meaning set forth in SECTION.

        DAILY BALANCE means the amount of an Obligation owed at the end of a given day.

        DEFAULT means an event, condition or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

        DEFAULT RATE has the meaning set forth in SECTION 6.7.

        DEFAULTING LENDER has the meaning set forth in SECTION (D).

        DISBURSEMENT LETTER means an instructional letter executed and delivered by Borrower to Agent regarding the extensions of credit to be made on the Closing Date, the form and substance of which shall be satisfactory to Agent.

        DOLLARS OR $ means United States Dollars.

        DRAW AMOUNT has the meaning set forth in SECTION 4.7.

        EBITDA, for any period, means Net Income of Borrower for such period, plus the aggregate amounts deducted in determining such Net Income in respect of
(i) Interest Expense, (ii) Tax Expense, and (iii) depreciation and amortization expenses for such period, each determined in accordance with GAAP.

        ELIGIBLE CREDIT CARD ACCOUNTS means accounts owing to Borrower from credit card companies, issuers or servicers acting on behalf of such credit card companies or issuers arising from or in connection with sales of finished goods inventory of Borrower to retail customers effectuated through the use of credit cards submitted for processing by Borrower in the immediately preceding three
(3) calendar days, or four (4) calendar days in the event that one of the three calendar days is a holiday (not including Saturdays or Sundays) on which the credit card companies or processors do not process credit card charges. In each case the calculation of the calendar days shall include the sale transaction date. Such credit card accounts must be processed pursuant to agreements with each credit card company, issuer or servicer designated by them, which are in full force and effect and as to which payment shall be made to Borrower either without offset or defense or with respect to which any offset is already reflected or "netted" from any Eligible Credit Card Account at the time of any Advance with respect thereto.

        ELIGIBLE IN-TRANSIT INVENTORY means those items of Borrower's inventory consisting of first quality finished goods that satisfy all of the requirements of Eligible Landed Inventory, except that such inventory is in-transit from outside the United States to an Eligible Inventory Location. In addition, in order for such inventory to qualify as Eligible In-Transit Inventory it must comply with the following requirements:

        (a)  such inventory is not located in the United States;

        (b)  title to such inventory has passed to Borrower;

        (c) negotiable documents of title with respect to such inventory (including without limitation, a negotiable bill of lading) have been delivered to Agent or its agent;

        (d) such inventory is insured against types of loss, damage, hazards, and risks, and in amounts, satisfactory to Agent in its discretion and Agent (for the pro rata benefit of Lenders) is named as the sole loss payee with a lender's loss payable endorsement; and

        (e) such inventory has been paid for or, if purchased under a Merchandise Letter of Credit, such Merchandise Letter of Credit has been drawn upon for payment and reimbursed; in each case, with documentation therefor in form and substance satisfactory to Agent.

        For purposes of determining Eligible In-Transit Inventory, there shall be a reduction for the estimated costs relating to unpaid freight charges, warehousing or storage charges, taxes, duties, processing charges, handling charges and other similar unpaid costs.

        ELIGIBLE INVENTORY means the Eligible In-Transit Inventory and the Eligible Landed Inventory.

        ELIGIBLE INVENTORY LOCATION means each of the locations described on
SCHEDULE 9.27(B), as such SCHEDULE 9.27(B) may be amended from time to time pursuant to SECTION (C).

        ELIGIBLE LANDED INVENTORY means Borrower's inventory consisting of first quality finished goods held for sale in the ordinary course of Borrower's business, that are located at or in-transit between an Eligible Inventory Location, that strictly comply with each and all of the representations and warranties respecting inventory made by Borrower in the Loan Documents, and that are and at all times continue to be acceptable to the Agent in all respects; provided, however, that standards of eligibility may be fixed and revised from time to time by Agent on behalf of the Lender Group in its discretion. An item of inventory shall not be included in Eligible Landed Inventory if:

             (a) it is held by Borrower on consignment, is not owned solely by Borrower or Borrower does not have good, valid, and marketable title thereto;

             (b) it is not located at an Eligible Inventory Location, or in-transit between two (2) Eligible Inventory Locations;

             (c) it is not (i) located on property owned or leased by Borrower, or (ii) in a contract warehouse, in each case, segregated or otherwise separately identifiable from goods of others, if any, stored on the premises;

             (d) it is not subject to a valid and perfected first priority security interest in favor of the Agent on behalf of the Lender Group;

             (e) it consists of damaged goods or goods classified as "return to vendor";

             (f) it is obsolete, a restricted or custom item, or constitutes stores, packaging and shipping materials or supplies used or consumed in Borrower's business;

             (g) it is subject to a Lien in favor of any third Person;

             (h) it consists of bill-and-hold goods;

             (i) it consists of goods classified as "seconds," or goods acquired on consignment;

             (j) it is slow-moving, as determined by Agent based in the reasonable judgment of Agent;

             (k) it consists of raw materials;

             (l) it consists of work-in-process;

             (m) it consists of finished goods which do not meet the specifications of the purchase order for which they were manufactured;

             (n) it consists of goods produced in violation of the Fair Labor Standards Act and subject to the so-called "hot goods" provision in Title 29 U.S.C. Section 215(a); or

             (o) it consists of goods for which Agent would need a license, permit or consent to sell or dispose of.

        For the purposes of determining Eligible Landed Inventory, there shall be a reduction for outstanding gift certificates valued at cost and shrinkage and unreconcilable variances, if any, between the general ledger and the monthly inventory ledger. Such reduction shall be separately accounted for by Borrower.

        ELIGIBLE TRANSFEREE means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $5,000,000,000, or the asset based lending Affiliate of such bank, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country, and having total assets in excess of $5,000,000,000, or the asset based lending Affiliate of such bank; provided that such bank is acting through a branch or agency located in the United States, (c) a finance company, insurance or other financial institution, or fund that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $500,000,000, and (d) any Affiliate (other than individuals) of an existing Lender.

        ENVIRONMENTAL AGREEMENT means that certain Environmental Agreement executed of even date with this Agreement by Borrower in favor of the Lender Group.

        ERISA means the Employee Retirement Income Security Act of 1974,

29 U.S.C. ss.ss. 1000 et seq., amendments thereto, successor statutes, and regulations or guidance promulgated thereunder.

        ERISA AFFILIATE means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a member of an affiliated service group of which Borrower is a member under IRC Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with Borrower and whose employees are aggregated with the employees of Borrower under IRC Section 414(o).

        ERISA EVENT means (a) a Reportable Event with respect to any Benefit Plan or Multiemployer Plan, (b) the withdrawal of Borrower, any of its Subsidiaries or ERISA Affiliates from a Benefit Plan during, a plan year in which it was a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), (c) the providing of notice of intent to terminate a Benefit Plan in a distress termination (as described in Section 4041(c) of ERISA), (d) the institution by the PBGC of proceedings to terminate a Benefit Plan or Multiemployer Plan, (e) any event or condition (i) that provides a basis under
Section 4042(a)(1), (2), or (3) of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (ii) that may result in termination of a Multiemployer Plan pursuant to
Section 4041A of ERISA, (or the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of Borrower, any of its Subsidiaries or ERISA Affiliates from a Multiemployer Plan, or (g) providing any security to any Plan under Section 401(a)(29) of the IRC by Borrower or any of its Subsidiaries or any of their ERISA Affiliates.

        EVENT OF DEFAULT has the meaning set forth in SECTION.

        EXCESS OPENING AVAILABILITY means the amount of Availability as determined by Agent under the Revolving Credit Facility as of the Closing Date if all Advances requested have been made to repay all obligations owed to the Prior Lenders, after issuance of all Letters of Credit (if any) necessary to secure Borrower's reimbursement obligations with respect to any letters of credit issued and still outstanding under the revolving credit facility extended to Borrower by the Prior Lenders, after deduction for all trade payables of Borrower then more than thirty (30) past due (not including any trade payables subject to a Permitted Protest), and after deduction for all fees, costs and expenses then due and payable by Borrower under the Loan Documents.

        EXPANSION STORE SUBLIMIT has the meaning set forth in SECTION 3.7.

        FEDERAL FUNDS RATE means the daily rate of interest announced from time to time by the Board of Governors of the Federal Reserve System in publication
H.15 as the "Federal Funds Rate."

        FEE AGREEMENT means that certain Fee Agreement among Borrower, Guarantors and Agent of even date with this Agreement.

        FEIN means Federal Employer Identification Number.

        FIXED CHARGE COVERAGE RATIO for any period means the ratio of (a) Borrower's EBITDA, to (b) Borrower's Fixed Charges for such period.

        FIXED CHARGES means for any period, the sum of (a) Interest Paid by Borrower during such period, plus (b) principal payments made by Borrower on long-term Indebtedness (excluding payments of principal with respect to the Revolving Credit Facility) and Capitalized Lease Obligations during such period, plus (c) Taxes Paid by Borrower during such period, plus (d) Capital Expenditures made by Borrower during such period, plus (e) the amortization during such period of the Advances previously funded under the Expansion Store Sublimit in accordance with SECTION, plus (f) dividends and distributions made by Borrower for such period, if permitted pursuant to this Agreement.

        FUNDING DATE means the date, which must be a Business Day, on which an Advance occurs.

        FX PARAMETERS LETTER means that certain letter agreement between Agent and Borrower, a copy of which is attached hereto as EXHIBIT C, regarding the parameters under which Agent will provide foreign exchange currency services to Borrower.

        FX RESERVE AMOUNT means, as of any date of determination, the amount of the reserve established by Agent in its discretion from time to time against the Borrowing Base in connection with Permitted FX Contracts.

        GAAP means generally accepted accounting principles set forth as of the relevant date in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable statute and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

        GOVERNING DOCUMENTS means the certificate or articles of incorporation, by-laws, partnership agreement, joint venture agreement or other organizational or governing documents of any Person.

        GUARANTOR means each of Feld & Feld, Inc., a Delaware corporation, Benmol, Inc., a Delaware corporation and D & L, Inc., a Delaware corporation, and each other Person who shall become a "Guarantor" pursuant to or as required under SECTION.

        GUARANTOR BUSINESS ACTIVITIES has the meaning set forth in SECTION.

        INDEBTEDNESS, as applied to a Person, means:

             (a) all items (except items of capital stock or of surplus) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined;

             (b) to the extent not included in the foregoing, all indebtedness, obligations, and liabilities secured by any mortgage, pledge, lien, conditional sale or other title retention agreement or other security interest to which any property or asset owned or held by such Person is subject, whether or not the indebtedness, obligations or liabilities secured thereby shall have been assumed by such Person; and

             (c) to the extent not included in the foregoing, all indebtedness, obligations and liabilities of others which such Person has directly or indirectly guaranteed, endorsed (other than for collection or deposit in the ordinary course of business), sold with recourse, or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire or in respect of which such Person has agreed to supply or advance funds (whether by way of loan, stock purchase, capital contribution or otherwise) or otherwise to become directly or indirectly liable.

        INDEMNIFIED AGENT PARTIES has the meaning set forth in SECTION

        INDEMNIFIED PARTIES has the meaning set forth in SECTION.

        INTEREST EXPENSE as applied to Borrower means for any period, the amount of interest expense of Borrower for such period, determined in accordance with GAAP.

        INTEREST PAID as applied to Borrower means for any period, the amount of interest actually paid by Borrower for such period, determined in accordance with GAAP.

        IRC means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

        LANDLORD CONSENT means each consent of each owner and sublessor, in form and content acceptable to Agent, expressly consenting to the applicable Mortgage and the filing of a Memorandum of Lease in the appropriate real estate recording office with respect to the applicable Mortgage.

        LENDER and LENDERS have the respective meanings set forth in the preamble to this Agreement, and shall include any other Person made a party to this Agreement as a lender in accordance with the provisions of SECTION.

        LENDER GROUP means, individually and collectively, each of the individual Lenders and the Agent.

        LENDER GROUP EXPENSES has the meaning set forth in SECTION 17.10.

        LETTERS OF CREDIT means the Standby Letters of Credit and the Merchandise Letters of Credit issued by Agent pursuant to this Agreement.

        LIBOR LOAN REQUEST has the meaning set forth in SECTION 3.2(A).

        LIBOR RATE means with respect to any Advance under the Revolving Credit Facility accruing interest at a LIBOR Rate plus Applicable Margin as permitted hereunder, for any day during each Rate Period, the per annum rate of interest (computed on a basis of a year of 360 days and actual days elapsed) determined by Agent to be equal to the quotient of (a) the per annum rate of interest estimated in good faith by Agent in accordance with its usual procedures (which determination shall be conclusive) to be the average of the rate per annum for deposits, in an amount denominated in U.S. Dollars comparable to the amount of principal relating to such Rate Period and having maturities comparable to such Rate Period, offered to major money center banks in the London interbank market as referenced by Reuters Screen "LIBOR" at or about 11:00 a.m., London time, two
(2) London business days prior to such Rate Period, divided by (b) a number equal to 1.00 minus the LIBOR Reserve Percentage for the relevant Rate Period.

        LIBOR RATE LOAN means any Advance under the Revolving Credit Facility bearing interest at the LIBOR Rate plus Applicable Margin.

        LIBOR RATE NOTIFICATION means a written notification from Borrower to be delivered to Agent electing to convert an existing Base Rate Loan to a LIBOR Rate Loan, in the form of EXHIBIT D attached hereto.

        LIBOR RESERVE PERCENTAGE means the maximum rate at which reserves

(including any marginal, supplemental or emergency reserves) are required to be maintained during the relevant Rate Period under Regulation D (and/or other similar regulation) of the Board of Governors of the Federal Reserve System against "Eurocurrency Liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the LIBOR Reserve Percentage shall reflect any other reserves required to be maintained by reason of any regulatory change against (a) any category of liabilities which includes deposits by reference to which the LIBOR Rate is to be determined as provided in the definition of "LIBOR Rate" or (b) any category of extensions of credit or other assets which include loans, the interest rate of which is based on the LIBOR Rate.

        LICENSE AGREEMENT means the Amended and Restated License Agreement dated September 30, 1993 between D & L, Inc. and Today's Man, Inc.

        LIEN means any interest in property securing an obligation owed to, or a claim by, any Person other than the owner of the property, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising, from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, adverse claim or charge, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting any real property.

        LOAN ACCOUNT has the meaning set forth in SECTION.

        LOAN DOCUMENTS means this Agreement, the Pledge Agreements, the Environmental Agreement, the Disbursement Letter, the Letters of Credit, the Blocked Account Agreements, the Assignments of Patents, Trademarks, Licenses and Copyrights, the Mortgages, the Notes, the Subordination Agreements, each Surety Agreement and any other agreement entered into, now or in the future, in connection with this Agreement.

        LOAN REQUEST means a Base Rate Loan Request, a LIBOR Rate Loan Request or a telephone loan request for a Base Rate Loan as permitted under SECTION.

        LOANS means all Advances outstanding under the Revolving Credit Facility, including without limitation Base Rate Loans, LIBOR Rate Loans and Agent Loans.

        LOAN YEAR means each consecutive twelve (12) month period during the Contract Period, with the first Loan Year commencing on the date of this Agreement and each subsequent Loan Year commencing on the anniversary date of this Agreement.

        MATERIAL ADVERSE CHANGE means (a) a material adverse change, as determined by Agent in good faith, in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrower, individually, or of Borrower and Guarantors on a consolidated basis, (b) the material impairment, as determined by Agent in good faith, of Borrower's or any Guarantor's ability to perform its obligations under the Loan Documents to which it is a party or of the Agent's or the Lender Group's ability to enforce the Obligations of the Loan Documents or to realize upon the Collateral, (c) a material adverse effect, as determined by Agent in good faith, on the value of the Collateral or the amount that the Lender Group would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral, or (d) a material impairment, as determined by Agent in good faith, of the priority of the Liens in favor of the Agent for the benefit of the Lender Group with respect to the Collateral.

        MAXIMUM REVOLVING CREDIT FACILITY AMOUNT means $45,000,000.

        MELLON means Mellon Bank, N.A., a national banking association, its successors and assigns.

        MEMORANDUM OF LEASE means each memorandum of lease as required to be filed in the county where the Mortgages are to be recorded (as a condition to their effective recordation) in form and substance satisfactory to Agent.

        MERCHANDISE LETTER OF CREDIT means a documentary Letter of Credit issued by Agent to support the purchase by Borrower of inventory prior to transit to an Eligible Inventory Location, that provides that all draws thereunder must require presentation of customary documentation (including a negotiable bill of lading, and if applicable, commercial invoices, packing list, certificate of origin, customs clearance documents, quota statement, inspection certificate, beneficiaries statement, and bill of exchange, dock warrants, dock receipts, warehouse receipts, or other documents of title) in form and substance satisfactory to Agent and reflecting the passage to Borrower of title to first quality inventory conforming to Borrower's contract with the seller thereof.

        MORTGAGE means each leasehold mortgage (or deed of trust) securing the Obligations in favor of Agent (for the benefit of the Lenders), in form and substance satisfactory to Agent, encumbering the Real Property Collateral.

        MULTIEMPLOYER PLAN means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which Borrower, any of its Subsidiaries, or any ERISA Affiliate has contributed, or was obligated to contribute, within the past six years.

        NEGOTIABLE COLLATERAL means all of a Person's present and future letters of credit, notes, drafts, instruments, investment property, security entitlements, securities (including the shares of stock of direct and indirect Subsidiaries of Borrower), documents, personal property leases (wherein such Person is the lessor), chattel paper, and such Person's Books relating to any of the foregoing.

        NET INCOME means income (or loss) of Borrower after Tax Expense and shall have the meaning given such term by GAAP, provided that there shall be specifically excluded therefrom (a) gains from the sale of capital assets, (b) net income of any other Person in which Borrower has an ownership interest, unless received by Borrower in a cash distribution, (c) any gains arising from extraordinary items, as defined by GAAP.

        NON-ASSIGNABLE CONTRACTS has the meaning set forth in SECTION 8.1(E).

        NOTE means each promissory note of Borrower executed and delivered pursuant to SECTION.

        NOTIONAL AMOUNT means the amount of U.S. dollars to be paid by Borrower to Agent in connection with the purchase of foreign currency by Borrower pursuant to each Permitted FX Contract.

        OBLIGATIONS means the Agent's Fees and all Loans, Advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), contingent reimbursement obligations under any outstanding Letters of Credit, obligations under or in respect of Permitted FX Contracts, liabilities (including all amounts charged to Borrower's Loan Account pursuant hereto), obligations, fees, charges, costs, or Lender Group Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties owing by Borrower to the Lender Group of any kind and description (whether pursuant to or evidenced by the Loan Documents or pursuant to any other agreement between Agent or the Lender Group and Borrower, and irrespective of whether for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including any debt, liability, or obligation owing from Borrower to others that the Lender Group may have obtained by assignment or otherwise, and further including all interest not paid when due and all Lender Group Expenses that Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise.

        ORIGINATING LENDER has the meaning set forth in SECTION.

        OUT-OF-FORMULA ADVANCE means the amount by which the then outstanding Advances under the Revolving Credit Facility exceeds the Borrowing Base.

        PARTICIPANT has the meaning set forth in SECTION.

        PAY-OFF LETTER means a letter, in form and substance satisfactory to Agent, from the agent for the Prior Lenders (a) specifying the amount necessary to repay in full all of the obligations of Borrower owing to the Prior Lenders,
(b) containing a termination or release of all of the Liens existing in favor of the Prior Lenders or their agents in and to the properties or assets of Borrower and all Guarantors, (c) providing for the delivery to Agent of the original Benmol Note, the original stock certificates for all stock covered by the Pledge Agreements, all other Negotiable Collateral and the certificates of title for any trailers constituting part of the Collateral, (d) providing for the delivery to Agent of all UCC termination statements, releases of liens or mortgages encumbering any patents, trademarks, tradenames or other intellectual property of Borrower or Guarantors, and (e) providing for payments from collections of accounts or sales of inventory by Borrower to be delivered or transmitted from blocked accounts or cash collateral accounts maintained for the benefit of the Prior Lenders to the Cash Collateral Account or to the deposit accounts of Agent.

        PBGC means the Pension Benefit Guaranty Corporation as defined in Title IV of ERISA, or any successor thereto.

        PERMITTED FX CONTRACTS means foreign currency exchange contracts between Agent and Borrower that: (a) are in respect of marked-to-market risk on foreign exchange future trades or options; (b) are entered into by Borrower in the ordinary course of its business in connection with inventory purchases; (c) are entered into in connection with the operational needs of Borrower's business and not for speculative purposes; and (d) are provided by Agent pursuant to the FX Parameters Letter.

        PERMITTED PROTEST means the right of Borrower to protest any Lien (other than any Lien that secures the Obligations), tax (other than payroll taxes or taxes that are the subject of a United States federal tax lien), trade payable or rental payment, provided that: (a) a bond is posted or a reserve with respect to such obligation is established under the Revolving Credit Facility in each case in an amount that is satisfactory to Agent, (b) any such protest is instituted and diligently prosecuted by Borrower in good faith, and (c) Agent has determined in good faith, that while any such protest is pending, there would be no impairment of the enforceability, validity, or priority of any of the Liens in favor of Agent for the benefit of the

Lender Group in and to the Collateral.

        PERSON means and includes natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and any governments and agencies and political subdivisions thereof.

        PERSONAL PROPERTY COLLATERAL means all Collateral in which Borrower has an interest other than the Real Property Collateral.

        PLAN means any employee benefit plan, program, or arrangement maintained or contributed to by Borrower or with respect to which it may incur liability.

        PLAN OF REORGANIZATION means the Debtors' Second Amended Joint Plan of Reorganization dated September 26, 1997 of Today's Man, Inc. and certain affiliates and all exhibits, schedules and attachments thereto as confirmed by order of the Bankruptcy Court entered on December 12, 1997, together with all amendments, modifications and supplements thereto.

        PLEDGE AGREEMENTS means collectively the pledge agreements of even date herewith executed by (a) Borrower in form and substance satisfactory to Agent pursuant to which Borrower pledges the stock of Feld & Feld, Inc. to the Agent for the benefit of the Lender Group and (b) Feld & Feld, Inc. in form and substance satisfactory to Agent pursuant to which Feld & Feld, Inc. pledges the stock of Benmol, Inc. and D & L, Inc. to the Agent for the benefit of the Lender Group.

        PRIME RATE means the annual interest rate established from time to time by Agent and generally known by Agent as its "prime rate", whether published by it publicly or only for the internal guidance of its loan officers. The Prime Rate is used merely as a pricing index and is not and should not be considered to represent the lowest or best rate available to a borrower.

        PRIOR LENDERS means the lenders who have extended credit facilities to Borrower pursuant to that certain Loan and Security Agreement dated December 30, 1997 with respect to which Foothill Capital Corporation has acted as agent.

        PRO RATA SHARE means, with respect to a Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender's Commitment and the denominator of which is the aggregate amount of all of the Commitments.

        RATE PERIOD means for any principal portion of the Revolving Credit Facility for which Borrower elects a LIBOR Rate plus Applicable Margin, the period of time for which such rate shall apply to such principal. Rate Periods for principal accruing interest at the LIBOR Rate plus Applicable Margin shall be for periods of one, two, three, six or nine months and for no other length of time, provided that (a) no Rate Period may extend beyond the expiration of the Contract Period, and (b) there shall only be one LIBOR Rate Loan outstanding at any time with a Rate Period of nine months.

        REAL PROPERTY COLLATERAL means any estates or interests in real property and all improvements thereon, including without limitation, all leasehold and subleasehold interests now owned or hereafter acquired by Borrower.

        RENT RESERVE means a Reserve (a) prior to occurrence of a Default, in an amount equal to one month's rent for any of Borrower's locations for which Agent has not received a Landlord's Waiver or Collateral Access Agreement acceptable to Agent, and (b) upon the occurrence of a Default, in an amount equal to more than one month's rent as determined by Agent for any of Borrower's locations for which Agent has not received a Landlord's Waiver or Collateral Access Agreement acceptable to Agent.

        REPORTABLE EVENT means any of the events described in Section 4043(c) of ERISA or the regulations thereunder.

        REPORT or REPORTS has the meaning set forth in SECTION.

        REQUISITE LENDERS means, at any time, Agent, together with such other Lenders whose Pro Rata Shares together with Agent aggregate 50.1% or more of the Commitments.

        RESERVES means reserves against Availability under the Revolving Credit Facility, established by Agent at its discretion from time to time, including without limitation, the Rent Reserve and FX Reserve Amount.

        REVOLVING CREDIT FACILITY USAGE means, as of the date of determination, the aggregate amount of (a) all outstanding Advances, (b) the outstanding undrawn amount of Letters of Credit, and (c) the then applicable FX Reserve Amount.

        REVOLVING CREDIT FACILITY means the revolving credit facility established for Borrower under this Agreement.

        SETTLEMENT has the meaning set forth in SECTION.

        SETTLEMENT DATE has the meaning set forth in SECTION.

        SETTLEMENT NOTICE has the meaning set forth in SECTION 3.8(B).

        SOLVENT means, with respect to any Person on a particular date, that on such date (a) at fair valuations, all of the properties and assets of such Person, including all rights of subrogation and contribution of such Person, are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair salable value of the properties and assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person's ability to pay as such debts mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time (including without limitation, the likelihood that such Person would be compelled to pay the full amount of any obligation with respect to which such Person is a co-obligor with other Persons), represents the amount that reasonably can be expected to become an actual or matured liability.

        STANDBY LETTER OF CREDIT means each standby letter of credit (not Merchandise Letter of Credit) issued by Agent pursuant to this Agreement.

        SUBORDINATION AGREEMENT shall mean each subordination agreement from each Guarantor in favor of Agent on behalf of the Lender Group.

        SUBSIDIARY of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of stock or other ownership interests having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

        SURETY AGREEMENTS has the meaning set forth in SECTION 8.4.

        TANGIBLE NET WORTH shall mean, at any time, the amount by which all assets of Borrower, excluding intangible assets, as that term would be defined under GAAP, exceed all of Borrower's liabilities, as would be shown on a balance sheet of Borrower prepared as of such date in accordance with GAAP.

        TAXES PAID as applied to Borrower, means for any period, the amount of taxes actually paid by Borrower during such period, determined in accordance with GAAP.

        TAX EXPENSE as applied to Borrower means for any period, the amount of tax expense of Borrower for such period, determined in accordance with GAAP.

        UCC means the Uniform Commercial Code as adopted in Pennsylvania, as it may be amended from time to time.

        UNOPENED STORES has the meaning set forth in SECTION.

        VALUE with respect to Eligible Inventory, means the lower of cost (determined on a first-in-first-out basis) or market value, determined in all cases in accordance with GAAP.

        WARRANTS PROCEEDS has the meaning set forth in SECTION.

        WARRANTS has the meaning set forth in SECTION.

        YEAR 2000 COMPLIANCE has the meaning set forth in SECTION 10.4.


1.1 ACCOUNTING TERMS AND DETERMINATIONS. Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters shall be made in accordance with GAAP, and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP as in effect on the date of determination. All financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with GAAP. All financial covenants are to be calculated in accordance with GAAP as in effect on the date of determination.

1.2

1.3 UCC. Any terms used in this Agreement that are defined in the UCC shall be construed and defined as set forth in the UCC unless otherwise defined herein.

1.4

1.5 CONSTRUCTION. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. An Event of Default shall "continue" or be "continuing" until such Event of Default has been waived in writing in accordance with SECTION. Section, subsection, clause, schedule, and exhibit references are to sections, subsections, clauses, schedules and exhibits in this Agreement unless otherwise specified. Any reference in this Agreement or in the Loan Documents to this Agreement, any of the Loan Documents or any other document or agreement shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, supplements, and restatements thereto and thereof, as applicable.

1.6

1.7 SCHEDULES AND EXHIBITS. All of the schedules and exhibits attached to this Agreement, as they may from time to time be amended or restated, shall be deemed incorporated herein by reference.

1. THE REVOLVING CREDIT FACILITY.

2.

2.1 THE FACILITY. Subject to the terms and conditions of this Agreement and the Loan Documents, the Lenders agree to establish for Borrower the Revolving Credit Facility pursuant to which during the Contract Period, each Lender agrees to extend to Borrower such Lender's Pro Rata Share of Advances and pursuant to which Agent agrees to issue Letters of Credit for the account of Borrower and to enter into Permitted FX Contracts for and with Borrower, provided that, the Revolving Credit Facility Usage shall not exceed at any time the lesser of (a) the Borrowing Base, or (b) the Maximum Revolving Credit Facility Amount.

1.1 NOTES. Borrower's obligation to repay each Lender's Pro Rata Share of Advances and other extensions of credit under the Revolving Credit Facility shall be further evidenced by Notes executed and delivered by Borrower in the face amount of each Lender's Commitment payable to the order of such Lender and substantially in the form attached hereto as EXHIBIT E.

1.2

1.3 BORROWING BASE. The "BORROWING BASE" as of the applicable date of determination shall be determined based upon the following advance rates and calculations:

1.4

(a) An advance rate of up to 85% of Borrower's Eligible Credit Card Accounts;
plus

(b)

(c) An advance rate of up to the lesser of (i) 65% of the Value of Borrower's Eligible Landed Inventory, or (ii) 85% of the Appraised Inventory Liquidation Value of Borrower's Eligible Landed Inventory; plus

(d)

(e) An advance rate of up to 65% of the Value of Borrower's Eligible In-Transit Inventory; plus

(f)

(g) An advance rate of up to 65% of the outstanding, undrawn amount of Merchandise Letters of Credit issued by Agent in connection with the purchase by Borrower of finished goods inventory or cut, make and trim inventory (but not in connection with the purchase of raw materials); minus

(h)

(i) All Reserves.

1.1 ELIGIBLE IN-TRANSIT INVENTORY SUBLIMIT. Notwithstanding anything herein or elsewhere to the contrary, the maximum amount of Revolving Credit Facility Usage based upon the Value of Borrower's Eligible In-Transit Inventory shall not exceed $2,500,000.00.



1.1 RESERVES. The amount of the Borrowing Base shall be reduced by Reserves. Such Reserves may be established by Agent at its discretion from time to time, regardless of whether a Default or Event of Default has occurred or is continuing.



1. ADVANCES.

2.

2.1 GENERAL. Advances under the Revolving Credit Facility shall be made by Lenders to Borrower in accordance with the procedures set forth below. Within the limitations set forth in this Agreement, Borrower may borrow, repay and reborrow under the Revolving Credit Facility.



1.1 BORROWING PROCEDURES.

1.2

(a) FORM OF LOAN REQUEST. Borrower may request a Loan by delivering to the officer of Agent designated from time to time by Agent, a written Loan Request. Such written request for a Loan shall be in the form of EXHIBIT F, if the request is for a Base Rate Loan (a "BASE RATE LOAN REQUEST"), or in the form of EXHIBIT G if the request is for a LIBOR Based Loan (a "LIBOR RATE LOAN REQUEST"). Such Loan Request forms may be in such other form as Agent may require from time to time upon notice to Borrower. Each Loan Request received by Agent shall be conclusively presumed to be executed and delivered by a duly authorized officer or employee of Borrower. Once received by Agent, each Loan Request shall be deemed irrevocable. Notwithstanding the foregoing, Borrower may request a Base Rate Loan by a telephone request to the officer of Agent designated from time to time by Agent. Each telephone request received by Agent shall be conclusively presumed to be made by a duly authorized officer or employee of Borrower. Once received by Agent, each telephone Loan Request shall be deemed irrevocable. Agent, at its discretion, may require that each telephone Loan Request be confirmed promptly by Borrower in writing.

(a) AVAILABILITY. Availability under the Revolving Credit Facility will be based upon the most recent Borrowing Base Certificate required under SECTION accompanied by the collateral and back-up information required under SECTIONS AND.

(b)

(c) TIMING OF REQUEST. Each Base Rate Loan Request must be received by Agent no later than 12:00 noon Philadelphia time on the requested Funding Date. Each LIBOR Rate Loan Request must be received by Agent no later than 12:00 noon Philadelphia time three (3) Business Days prior to the requested Funding Date.

(d)

1.2 FUNDING PROCEDURE. Agent shall give prompt written or telephone notice to each Lender of such Lender's Pro Rata Share of the requested Loan, the interest rate, requested Funding Date, and Rate Period (if the requested Loan is a LIBOR Rate Loan). After receipt of such notice, each Lender shall make such arrangements as are necessary to assure that such Lender's Pro Rata Share of the requested Loan shall be made available to Agent (in U.S. Dollars) no later than 3:00 p.m. Philadelphia time on the requested Funding Date. After receipt of such funds from each Lender and subject to the conditions set forth in this Agreement, Agent shall disburse such Loan proceeds to Borrower by transferring into Borrower's operating account maintained with Agent the amount of such Loan proceeds, or otherwise in accordance with procedures acceptable to Agent.

1.3

1.4 SEVERAL OBLIGATIONS TO LENDER. Each Lender is severally bound by this Agreement. There shall be no joint obligations of the Lenders under this Agreement. No Lender shall be responsible for the failure by any other Lender to perform its obligations under this Agreement or any of the Loan Documents. No Commitment of any Lender shall be increased or decreased as a result of the failure of any other Lender to perform its obligations under this Agreement or any of the Loan Documents. The failure of any Lender to make a Loan under this Agreement shall not excuse any other Lender from its obligations to fund its Pro Rata Share of any Loan.



1.1 PERMITTED ASSUMPTIONS BY AGENT.

1.2

(a) Unless the Agent shall have received notice from a Lender prior to 12:30 p.m. Philadelphia time on the requested Funding Date of any Loan that such Lender will not make available to the Agent such Lender's Pro Rata Share of such Loan, the Agent may assume that such Lender has made or will make its Pro Rata Share available to the Agent on the requested Funding Date of such Loan. The Agent may in its discretion and in reliance upon such assumption make available to the Borrower on such date a corresponding amount.

(a) If a Lender has not or does not make available to the Agent the full amount of its Pro Rata Share of any Advance on the requested Funding Date, the Agent may advance such corresponding amount and such Lender agrees to repay to the Agent on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid by such Lender to the Agent at the Federal Funds Rate, provided, however, that if such Lender shall fail to make available to the Agent the full amount of such Lender's Pro Rata Share of any Advance within two
(2) Business Days of the date it shall have received notice from the Agent that its Pro Rata Share of such Advance has not been received, interest shall accrue and be payable on such amount (from such second Business Day after notice is received) at a rate equal to the rate payable by the Borrower on the corresponding Loan. If such Lender shall reimburse the Agent for an amount advanced by the Agent pursuant to the preceding subparagraph (a) with interest as provided above, upon such reimbursement such amount shall constitute such Lender's Pro Rata Share of the applicable Loan for all purposes of this Agreement. If such Lender does not reimburse such corresponding amount immediately upon the Agent's demand therefor, the Agent shall notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Agent, with interest at the applicable rate hereunder for such Loan. The failure of any Lender to fund its portion of any Loan shall not relieve any other Lender of its obligation, if any, hereunder to fund its respective Pro Rata Share of the Loan on the Funding Date, but no Lender shall be responsible for any such failure of any other Lender.

(b)

(c) If the Agent advances any funds pursuant to this SECTION in respect of another Lender's Commitment and whether or not the relevant Lender thereafter reimburses the Agent, any contractual interest payable on such amount by the Borrower hereunder for the period commencing on the date such amount was made available by the Agent until the date the relevant Lender reimburses the Agent shall be payable to the Agent and not such Lender and, in addition, such Lender shall pay the Agent the interest payment referred to in paragraph (b) above and any costs, losses or expenses incurred by Agent in connection therewith, as well as a $3,500.00 fee to compensate the Agent for its efforts in connection therewith. Such payment shall be retained by Agent for its own account.

(d)

(e) In the event that, at any time (other than during a period when a Default or Event of Default has occurred and is continuing) a Lender for any reason fails or refuses to fund its portion of a Loan, such Lender shall be deemed to be a "DEFAULTING LENDER". Until such time as such Defaulting Lender has funded its Pro Rata Share of such Loan (which late funding shall not absolve such Defaulting Lender from any liability it may have), such Defaulting Lender shall not have the right to vote regarding or to approve any issue on which voting or approval is required or advisable under this Agreement or any other Loan Document, and the amount of the Commitment or Loans of such Lender shall not be counted as outstanding for purposes of determining REQUISITE LENDERS hereunder. In addition, Agent shall not be obligated to transfer to any Defaulting Lender, any payments (including principal, interest and fees) made by or for Borrower to Agent or received by Agent as a result of the realization upon a sale of any Collateral, for the Defaulting Lender's benefit, nor shall a Defaulting Lender be entitled to any sharing in such payments. All of such payments shall instead be payable to and retained by Agent. Agent may hold or, in its discretion, relend to Borrower the amount of any such payments paid to or retained by Agent.

(f)

(g) Without prejudice to the survival of any other remedies against a Defaulting Lender, if a Defaulting Lender fails to make available to the Agent the full amount of such Lender's Pro Rata Share of any Advance within two (2) Business Days of the date it shall have received notice from the Agent that its Pro Rata Share of the Advance has not been received, the Borrower or the Agent may require that such Lender transfer all of its right, title and interest under this Agreement, such Lender's Note and each other Loan Document to Agent or to any Eligible Transferee identified by the Borrower (with the consent of the Agent) or by the Agent, subject to the following:

(h)

(i) such proposed transferee shall agree to assume all of the obligations of the transferor Lender under the Loan Documents, for consideration equal to the outstanding principal amount of such transferor Lender's Loans, together with interest thereon to the date of such transfer;

(ii)

(iii) satisfactory arrangements shall be made for payment to such transferor Lender of all other amounts payable hereunder to such Lender on or prior to the date of such transfer, including any fees accrued hereunder (except any amounts that would be payable under SECTION as a result of assigning rights and obligations in respect of any LIBOR Based Loans on a day other than the last day of the applicable Rate Period or would be payable under SECTION 7.10 as a result of any termination of the Revolving Credit Facility, which amounts shall be forfeited by the transferor Lender). In the event that any transfer is made pursuant to this subparagraph (e), the Agent shall be entitled to a processing and recording fee of $3,500 payable by the transferor Lender, which shall be deducted from the consideration payable to the transferor Lender by the transferee and shall be paid by the transferee to Agent; and

(iv)

(v) The transferor Lender agrees to pay to the transferee that portion of the transferee's Pro Rata Share of Letter of Credit fees which the transferor Lender has received related to Letters of Credit which have expiration dates after the date of the transfer of the transferor Lender's Pro Rata Share to the transferee, pro rated for the remaining term of such Letters of Credit after the date of transfer of the transferor Lender's Pro Rata Share to the transferee. This pro rata portion may be deducted from the consideration payable to the transferor Lender by the transferee.

1.1 USE OF LOAN PROCEEDS. Borrower agrees to use Loan proceeds solely to repay the principal, interest, fees and premiums (if any) payable to the Prior Lenders, to pay transactional costs and expenses incurred in connection with this Agreement, to provide for future working capital requirements of Borrower consistent with the terms and conditions of this Agreement and to finance the cost of acquiring finished goods inventory by Borrower to be sold from and at new retail store locations of Borrower opened after the date of this Agreement, subject to the Expansion Store Sublimit as described in SECTION.

1.1 EXPANSION STORE SUBLIMIT. Notwithstanding anything herein or elsewhere to the contrary, Agent may permit Out-of-Formula Advances under the Revolving Credit Facility in an amount up to $2,000,000.00 outstanding at any time (the "EXPANSION STORE SUBLIMIT"), which Advances may only be used by Borrower to finance the cost of acquiring finished goods inventory to be sold from and at new retail store locations opened by Borrower after the date of this Agreement. No more than five (5) Advances under the Expansion Store Sublimit shall be permitted in any Loan Year. Each Advance under the Expansion Store Sublimit must be in increments of $500,000.00. Each Advance under the Expansion Store Sublimit shall be repaid in twelve (12) equal and consecutive monthly installments on the first day of each calendar month commencing on the first day of the calendar month after such Advance is made. To the extent not previously repaid all of such Advances shall be repaid in full on the expiration date of the Contract Period. Borrower may not prepay such Advances. All payments required to be made by Borrower in connection with Advances under the Expansion Store

Sublimit may be made, at Agent's option, by Agent debiting the Borrower's operating account maintained by Borrower with Agent.

1.2

1.3 The Expansion Store Sublimit shall only be available to Borrower at the option of Agent. On or before December 1 of each year Agent will notify Borrower whether the Expansion Store Sublimit will continue to be made available to Borrower for the next twelve-month period.

1.4

1.5 Notwithstanding anything herein or elsewhere to the contrary: (a) the outstanding principal of all Advances under the Revolving Credit Facility, including without limitation Advances under the Expansion Store Sublimit, but excluding Advances to pay interest, fees and Lender Group Expenses, shall not exceed the Maximum Revolving Credit Facility; (b) upon the occurrence of a Default, at the option of Agent, Borrower shall not be entitled to receive any further Advances under the Expansion Store Sublimit; and (c) Borrower may only use Advances under the Expansion Store Sublimit to finance the cost of acquiring finished goods inventory to be sold from and at new retail store locations opened by Borrower after the date of this Agreement.



1.1 SETTLEMENT.

1.2

(a) GENERAL. It is the intent of the Lenders that each Lender's funded portion of all Advances shall at all times be equal to such Lender's Pro Rata Share. However, Agent and the Lenders agree (which agreement is not for the benefit of Borrower) that in order to facilitate administration of this Agreement and the Advances, settlement ("SETTLEMENT") among Agent and Lenders of Advances and payments received may, at Agent's option, occur on a periodic basis as provided in this Section.

(a) SETTLEMENT NOTICE. Notwithstanding anything herein or elsewhere to the contrary, Agent, in its discretion, may elect that Settlement occur among the Lenders on a weekly or more frequent basis as determined by Agent in its discretion. Agent shall notify each Lender by telephone followed promptly by a telecopy or similar transmission of a requested Settlement, no later than 1:00 p.m. Philadelphia time on the Business Day immediately preceding the date of the requested Settlement (the "SETTLEMENT DATE"). Each notice of a Settlement Date shall be substantially in the form of EXHIBIT K attached hereto (a "SETTLEMENT NOTICE").

(b)

(c) PAYMENT. If a Settlement Notice indicates that a payment is due to a Lender by Agent, then Agent shall transfer such amount in immediately available funds to the account designated by such Lender by no later than 3:00 p.m. Philadelphia time on the Settlement Date. If a Settlement Notice indicates that a payment is due from a Lender, such Lender shall transfer such amount in immediately available funds to the account designated by Agent by no later than 3:00 p.m. Philadelphia time on the Settlement Date. If any Lender does not make the requested payment to Agent by 3:00 p.m. Philadelphia time on the Settlement Date. Lender agrees to repay to the Agent such amount together with interest thereon, for each day from the Settlement Date until the date such amount is paid by such Lender to the Agent at the Federal Funds Rate, provided that, if such Lender shall fail to pay such amount within two (2) Business Days of the Settlement Date, interest shall accrue and be payable on such amount (from such second Business Day after the Settlement Date) at a rate equal to the rate payable by the Borrower on Base Rate Loans. In addition, such Lender shall be deemed a Defaulting Lender and the provisions of SECTION shall be applicable to such Lender.

(d)

(e) INTEREST. During the period between Settlement Dates, (i) Agent shall be entitled to interest at the applicable rate payable by Borrower on all Agent Loans and other Advances (including Advances under SECTION 17.10) with respect to which it has not received reimbursement or payment from the Lenders; and (ii) each Lender shall be entitled to interest at the applicable rate payable by Borrower on the Advances actually funded by such Lender only to the extent and for the days such Advances are deemed outstanding under the Loan Account maintained by Agent.

(f)

(g) NOTATION. Agent shall record on its books the principal amount of the Advances owing to each Lender, including Agent Loans and Advances under SECTION
17.10 owing to Agent, and the interest therein of Agent and each Lender, from time to time. In addition, each Lender is authorized, at such Lender's option, to note the date and amount of each payment of principal of such Lender's Pro Rata Share of Advances in its books and records, including computer records. The books and records of Agent shall constitute rebuttably presumptive evidence, absent manifest error, of the accuracy of the information contained therein.

(h)

(i) UNCONDITIONAL OBLIGATIONS. Settlements shall occur notwithstanding any Default or Event of Default. The obligations of Lenders under this Section are unconditional, are not subject to setoff or deduction and may not be terminated.

1.1 PERMITTED OUT-OF-FORMULA ADVANCES.

1.2

(a) Notwithstanding anything herein or elsewhere to the contrary, Agent may make voluntary Out-of-Formula Advances without the consent of the Lenders for amounts to be charged as Advances under the Revolving Credit Facility for interest, fees, or Lender Group Expenses.

(a) In addition, Agent may, at its discretion (but subject to the last sentence of this SUBSECTION, but is not obligated to, without the consent of the Lenders, make, continue or permit to exist Out-of-Formula Advances (in addition to those permitted under SECTION and SECTION ) even though the conditions for borrowing under this Agreement have not been met, provided that: (i) the aggregate amount of the Revolving Credit Facility Usage including the outstanding balance of such Out-of-Formula Advances (but not including amounts charged as Advances under the Revolving Credit Facility for interest, fees or Lender Group Expenses), shall not at any time exceed the Maximum Revolving Credit Facility Amount; (ii) the aggregate outstanding amount of such Out-of-Formula Advances (not including Out-of-Formula

        Advances under SECTION or amounts charged as Advances under the Revolving Credit Facility for interest, fees or Lender Group Expenses) shall at no time exceed Two Million Five Hundred Thousand Dollars ($2,500,000.00), (iii) such Out-of-Formula Advances shall not be made more than three (3) times in any one Loan Year; and (iv) such Out-of-Formula Advances may not remain outstanding for more than thirty (30) days after they are made unless otherwise agreed to by the Requisite Lenders. Notwithstanding the foregoing, Agent shall only make Out-of-Formula Advances under this SUBSECTION, provided that, such Advances are made pursuant to a plan proposed by the Agent and agreed to by the Requisite Lenders for the elimination of such Out-of-Formula Advances. Such Out-of-Formula Advances shall be in addition to the Out-of-Formula Advances permitted under SECTION.

(b)

(c) The interest rate applicable to any Out-of-Formula Advances under this Section shall be the Default Rate.

(d)

(e) Agent shall notify the Lenders as soon as practicable of any Out-of-Formula Advances made under this Section. Each Lender shall be obligated to reimburse the Agent for such Lender's Pro Rata Share of any Out-of-Formula Advance made or permitted under this Section. Such reimbursement shall be made no later than 3:00 p.m. Philadelphia time on the date the Lender receives notice from the Agent of the amount of such Lender's Pro Rata Share. If any Lender shall fail to make available to the Agent the full amount of such Lender's Pro Rata Share of any Out-of-Formula Advance permitted under this Section by 3:00 p.m. Philadelphia time on the date such Lender receives notice from the Agent, such Lender agrees to pay to Agent such amount together with interest thereon from the date notice was received from the Agent at the Federal Funds Rate, provided however, that if such amount plus interest is not received by Agent within two
(2) Business Days after the date such Lender shall have received notice from the Agent that its Pro Rata Share is due, interest shall accrue and be payable on such unpaid amount (from such second Business Day after notice is received) at a rate equal to the rate payable by the Borrower on Base Rate Loans. In addition, such Lender shall be deemed a Defaulting Lender and the provisions of SECTION shall be applicable to such Lender.

(f)

1.2 AGENT LOANS. Agent, at its discretion, may elect to make any Advances solely for Agent's own account and not as part of the Pro Rata Share of Agent as a Lender, provided that, the aggregate outstanding principal balance of such Advances shall not exceed $5,000,000 at any time. Such Advances shall constitute "AGENT LOANS" under this Agreement.

1.3

1.4 All payments (including interest) allocable to Advances constituting Agent Loans shall be payable to Agent solely for its own account. Agent Loans shall be secured by all of the Collateral and shall constitute Advances and Obligations under this Agreement.

1.5

1.6 Each Lender agrees to pay to Agent its Pro Rata Share of any Agent Loan upon written request for payment by Agent. Such payment shall be made no later than 3:00 p.m. Philadelphia time on the date the Lender receives the written request for payment from Agent. If any Lender shall fail to make available to the Agent the full amount of such Lender's Pro Rata Share of such Agent Loan by 3:00 p.m. Philadelphia time on the date such Lender receives the written request for payment from the Agent, such Lender agrees to pay to Agent such amount, together with interest thereon, from the date the written request was received from the Agent at the Federal Funds Rate, provided however, that if such amount plus interest is not received by Agent within two (2) Business Days after the date such Lender shall have received the written request for payment from the Agent that its Pro Rata

Share is due, interest shall accrue and be payable on such unpaid amount (from such second Business Day after the written request for payment is received) at a rate equal to the rate payable by the Borrower on Base Rate Loans. In addition, such Lender shall be deemed a Defaulting Lender and the provisions of SECTION shall be applicable to such Lender.



1. LETTERS OF CREDIT.

2.

2.1 GENERAL. Subject to the terms and conditions of this Agreement, Agent, at its discretion, may issue from time to time until thirty (30) days prior to the expiration of the Contract Period, upon the written request of Borrower, Letters of Credit for the account of Borrower. Such Letters of Credit shall be in form and content acceptable to Agent. The Agent shall be the sole issuer of Letters of Credit under this Agreement.

1.1 CONDITIONS TO ISSUANCE. Agent shall have no obligation to issue any Letter of Credit if:

1.2

(a)     the conditions set forth in SECTIONS AND have not been satisfied;

(b)

(c) issuance of such Letter of Credit would violate the terms of any contract, agreement or other document binding upon Borrower;

(d)

(e) any order, judgment or decree of any court, arbitrator or other governmental authority shall purport by its terms to enjoin or restrain issuance of the Letter of Credit;

(f)

(g) any law, rule, regulation or directive shall prohibit issuance of the Letter of Credit or result in any liability to Agent as a result of such issuance; or

(h)

                    (i) Agent shall not have received the required issuance fee set forth in SECTION.

(j)

1.3 TENOR. Each Standby Letter of Credit shall have a term not to exceed the earlier to occur of: (a) twelve (12) months, or (b) thirty (30) days prior to the expiration date of the Contract Period. Each Merchandise Letter of Credit shall have a term not to exceed the earlier to occur of: (a) ninety (90) days, or (b) thirty (30) days prior to the expiration date of the Contract Period.

1.4

1.5 SUBLIMITS. Agent shall have no obligation (a) to issue any Letter of Credit, if the aggregate outstanding undrawn amount of all Letters of Credit would exceed $20,000,000.00; (b) to issue any Standby Letters of Credit, if the aggregate outstanding undrawn amount of all Standby Letters of Credit would exceed $2,000,000.00; (c) to issue any Letter of Credit, if a Default or Event of Default has occurred; or (d) to issue any Letter of Credit if the Revolving Credit Facility Usage plus the amount of such new Letter of Credit to be issued exceeds (i) the Borrowing Base (as reduced by all Reserves), or (ii) the Maximum Revolving Credit Facility Amount.

1.6

1.7 PROCEDURE AND DOCUMENTATION. Each request for issuance of a Letter of Credit must be received at least three (3) Business Days prior to the issuance date and shall be accompanied by a duly executed letter of credit application in the form required by Agent. Each application shall have noted therein that the application is entered into in accordance with the terms of this Agreement. Borrower will execute and deliver to Agent such other documents and agreements as may be required by Agent in connection with the issuance of any Letter of Credit.

1.8

1.9 REDUCTION OF AVAILABILITY. Availability under the Revolving Credit Facility will be reduced by the total outstanding undrawn amount of all Letters of Credit, provided that, the Borrowing Base shall include an advance rate for certain Merchandise Letters of Credit as set forth in SECTION 2.3(D).

1.10

1.11 DRAWS. If Agent receives a request for a draw under any Letter of Credit, Borrower agrees to pay to Agent on the day on which Agent shall honor such draw request, the amount of such draw request (the "DRAW AMOUNT") in immediately available funds. Unless Agent receives the Draw Amount in immediately available funds on or before the day on which Agent honors such draw request, the amount advanced by Agent to pay such draw shall be deemed to be a Base Rate Loan under the Revolving Credit Facility, without any requirement that Borrower request such Loan or otherwise comply with the Loan request provisions set forth in this Agreement. Agent shall give prompt written or telephone notice to each Lender of such Lender's Pro Rata Share of any Base Rate Loan advanced by Agent to pay any draw under any Letter of Credit. After receipt of such notice, each Lender shall make such arrangements as are necessary to assure that such Lender's Pro Rata Share of such Base Rate Loan shall be made available to Agent (in U.S. Dollars) no later than 3:00 p.m. Philadelphia time on the date the Draw Amount is to be paid. After receipt of such funds from each Lender and subject to the conditions set forth in this Agreement, Agent shall disburse such Loan proceeds by paying the Draw Amount. If a Lender has not or does not make available to the Agent the full amount of its Pro Rata Share on the date the draw is funded by Agent, the Agent may advance such corresponding amount and such Lender agrees to repay to the Agent on demand such corresponding amount together with interest thereon, for each day from the date the draw is funded by Agent until the date such amount is repaid by such Lender to the Agent at the Federal Funds Rate, provided that, if such Lender shall fail to make available to the Agent the full amount of such Lender's Pro Rata Share of the Advance within two (2) Business Days of the date it shall have received notice from the Agent that its Pro Rata Share of the Advance has not been received, interest shall accrue and be payable on such amount (from such second Business Day after notice is received) at a rate equal to the rate payable by the Borrower on Base Rate Loans. In addition, such Lender shall be deemed a Defaulting Lender and the provisions of SECTION shall be applicable to such Lender.

1.12

1.13 CASH COLLATERAL. In the event that the Revolving Credit Facility is terminated for any reason, the Contract Period expires or an Event of Default occurs, Borrower will deposit with Agent immediately available funds in an amount equal to 102% of the outstanding undrawn amount of all Letters of Credit. Such funds and any proceeds of Collateral or other payments received by Agent with respect to the Obligations after any such event, may be held by Agent as cash collateral for the Obligations, including without limitation, the Obligations of Borrower to Agent related to the Letters of Credit.

1.14

1.15 INDEMNIFICATION. Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless from any loss, cost, expense, or liability, including payments made by the Lender Group, expenses, and attorney's fees incurred by the Lender Group arising out of or in connection with any Letter of Credit. Borrower agrees to be bound by Agent's regulations and interpretations of any Letters of Credit issued by Agent to or for Borrower's account, even though this interpretation may be different from Borrower's own. Borrower understands and agrees that the Lender Group shall not be liable for following Borrower's instructions or any instructions or provisions contained in any Letter of Credit or any modifications, amendments, or supplements thereto.

1.1 RISK PARTICIPATIONS. Immediately upon issuance of any Letter of Credit, each Lender shall be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty by Agent, an undivided participation interest in such Letter of Credit and Agent's risk and liability under such Letter of Credit, equal to such Lender's Pro Rata Share of the face amount of such Letter of Credit

1.1 OBLIGATIONS IRREVOCABLE. The obligations of each Lender to make payments to Agent with respect to its Pro Rata Share of any Letter of Credit issued by Agent, and the obligations of Borrower to make payments to Agent (for the pro rata benefit of the Lenders) in connection with any Letter of Credit shall be irrevocable and not subject to any qualification or exception whatsoever, including, without limitation, any of the following circumstances:

1.2

(a) any lack of validity or enforceability of any Letter of Credit, any documents collateral to any Letter of Credit, this Agreement or any of the other Loan Documents;

(b)

(c) the existence of any claim, set-off, defense, or other right which Borrower may have at any time against any beneficiary named in any Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or transferee may be acting), any Lender, Agent, or any other Person, whether in connection with this

Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between Borrower or any other Person and the beneficiary named in any Letter of Credit);

(d)

(e) any draft, certificate, or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(f)

(g) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; or

(h)

(i) the occurrence of any Default or Event of Default.

(j)

(k) any amendment, modification, waiver, consent, or any substitution, exchange or release of or failure to perfect any interest in collateral or security, with respect to or under any Letter of Credit or any documents collateral thereto;

(l)

(m) payment by the Agent to the beneficiary under any Letter of Credit against presentation of documents which do not comply with the terms of such Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit;

(n)

(o) any failure, omission, delay or lack on the part of the Agent or any Lender to enforce, assert or exercise any right, power or remedy conferred upon the Agent or such Lender under this Agreement, any of the other Loan Documents, any of the Letter of Credit or any documents collateral thereto or any other acts or omissions on the part of the Agent or any such Lender; or

(p)

(q) any other event or circumstance that would, in the absence of this SECTION, result in the release or discharge by operation of law or otherwise of the Borrower or any Person from the performance or observance of any obligation, covenant or agreement contained herein.

(r)

(s) No setoff, counterclaim, reduction or diminution of any obligation or any defense of any kind or nature which the Borrower has or may have against the beneficiary of any Letter of Credit shall be available hereunder to the Borrower against the Agent or any Lender.



1.1 RISK UNDER LETTERS OF CREDIT.

1.2

(a) In the administration and handling of Letters of Credit and any security therefor, or any documents or instruments given in connection therewith, Agent shall have the sole right, in its discretion, to take or refrain from taking any and all actions under or upon the Letters of Credit.

(a) Subject to other terms and conditions of this Agreement, Agent shall issue the Letters of Credit and shall hold the documents related thereto in its own name and shall make all collections thereunder and otherwise administer the Letters of Credit in accordance with Agent's regularly established practices and procedures and Agent will have no further obligation with respect thereto. In the administration of Letters of Credit, Agent shall not be liable for any action taken or omitted on the advice of counsel, accountants, appraiser or other experts selected by Agent and Agent may rely upon any notice, communication, certificate or other statement from the Borrower, beneficiaries of Letters of Credit, or any other Person which Agent believes to be authentic.

(b)

(c) In connection with the issuance and administration of Letters of Credit and the assignments hereunder, Agent makes no representation and shall have no responsibility with respect to (i) the obligations of the Borrower or any other Person or the validity, sufficiency or enforceability of any document or instrument given in connection therewith, or the taking of any action with respect to same, (ii) the financial condition of, any representations made by, or any act or omission of, the Borrower, or any other Person, or (iii) any failure or delay in exercising any rights or powers possessed by Agent in its capacity as issuer of Letters of Credit in the absence of its gross negligence or willful misconduct. Each of the Lenders expressly acknowledges that it has made and will continue to make its own evaluations of the Borrower's creditworthiness without reliance on any representation of Agent or Agent's officers, agents and employees.

(d)

1.2 RIGHT OF REIMBURSEMENT. Each Lender agrees to reimburse the Agent on demand, its Pro Rata Share of (i) the costs and expenses of the Agent to be reimbursed by the Borrower or pursuant to any Letter of Credit, to the extent not reimbursed by the Borrower and (ii) any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, fees, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against Agent (in its capacity as issuer of any Letter of Credit) in any way relating to or arising out of this Agreement, any Letter of Credit, any documentation or any transaction relating thereto, to the extent not reimbursed by the Borrower.



1. FOREIGN EXCHANGE TRANSACTIONS.

2.

2.1 GENERAL. Subject to the terms and conditions of this Agreement, Agent, at its discretion, may enter into Permitted FX Contracts with Borrower under and subject to the FX Parameters Letter, from time to time until one hundred twenty
(120) days prior to the expiration of the Contract Period. Each Permitted FX Contract shall have a maturity date not to exceed the earlier to occur of (a) twelve (12) months, or (b) thirty (30) days prior to the expiration date of the Contract Period.

1.1 CONDITIONS. Without limiting Agent's discretion to enter into any Permitted FX Contract, no Permitted FX Contract shall be entered into under this Agreement, if:

1.2

(a) the conditions set forth in SECTIONS AND have not been satisfied;

(b)

(c) such Permitted FX Contract would violate the terms of any contract, agreement or other document binding upon Borrower or Agent;

(d)

(e) any order, judgment or decree of any court, arbitrator or other governmental authority shall purport by its terms to enjoin or restrain Borrower or Agent from entering into such Permitted FX Contract; or

(f)

(g) any law, rule, regulation or directive enacted after the Closing Date shall prohibit Borrower or Agent from entering into such Permitted FX Contract or result in any liability to Agent as a result of such Permitted FX Contract.

(h)

1.3 SUBLIMITS. Without limiting Agent's discretion to enter into any Permitted FX Contract, no Permitted FX Contract shall be entered into under this Agreement, if (a) the then applicable FX Reserve Amount would exceed $2,000,000.00; (b) if a Default or Event of Default has occurred; (c) if the Revolving Credit Facility Usage, plus any increase to the FX Reserve Amount as a result of such new Permitted FX Contract would exceed (i) the Borrowing Base (as reduced by all Reserves), or (ii) the Maximum Revolving Credit Facility Amount; or (d) if the aggregate Notional Amount of all outstanding Permitted FX Contracts would exceed $12,000,000.

1.4

1.5 DOCUMENTATION. Borrower will execute and deliver to Agent such agreements and documents as may be required by Agent in connection with any Permitted FX Contract and at such times as may be required by Agent, including without limitation any international foreign exchange and options master agreements.

1.6

1.7 PAYMENTS UNDER FX CONTRACTS. Borrower agrees to settle and pay all sums due Agent with respect to any Permitted FX Contract prior to the time at which Agent is required to settle with respect to its agreement to purchase any foreign currency to satisfy such Permitted FX Contract. Borrower hereby irrevocably authorizes Agent to make such settlement payment to itself on behalf of Borrower by an Advance under the Revolving Credit Facility in the form of a Base Rate Loan, without any requirement that Borrower request such Loan or otherwise comply with the Loan request provisions set forth in this Agreement. Agent shall give prompt written or telephone notice to each Lender of such Lender's Pro Rata Share of any Base Rate Loan advanced by Agent to pay any sums in connection with any Permitted FX Contract. After receipt of such notice, each Lender shall make such arrangements as are necessary to assure that such Lender's Pro Rata Share of such Base Rate Loan shall be made available to Agent (in U.S. Dollars) no later than 3:00 p.m. Philadelphia time on the date such Base Rate Loan is advanced. After receipt of such funds from each Lender and subject to the conditions set forth in this Agreement, Agent shall disburse such Loan proceeds by paying to itself such sums due by Borrower to Agent under the Permitted FX Contracts. If a Lender has not or does not make available to the Agent the full amount of its Pro Rata Share on the date such Base Rate Loan is to be advanced, the Agent may advance such corresponding amount and such Lender agrees to repay to the Agent on demand such corresponding amount together with interest thereon, for each day from the date such Base Rate Loan was funded by Agent until the date such Lender's Pro Rata Share is repaid by such Lender to the Agent at the Federal Funds Rate, provided that, if such Lender shall fail to make available to the Agent the full amount of such Lender's Pro Rata Share of such Base

Rate Loan within two (2) Business Days of the date it shall have received notice from the Agent that its Pro Rata Share of the Base Rate Loan has not been received, interest shall accrue and be payable on such amount (from such second Business Day after notice is received) at a rate equal to the rate payable by the Borrower on Base Rate Loans. In addition, such Lender shall be deemed a Defaulting Lender and the provisions of SECTION shall be applicable to such Lender.

1.8

1.9 LIQUIDATION OF PERMITTED FX CONTRACTS. If, upon the maturity date of any Permitted FX Contract, Borrower does not pay or does not have Availability in an amount sufficient to pay the full amount of Borrower's obligations to Agent under such contract, or at any time upon the occurrence of an Event of Default, Agent may, in its discretion, liquidate such Permitted FX Contract, at Borrower's sole expense, and apply any amounts thereunder that would have been payable to Borrower against the amounts owed to Agent by Borrower in connection with such Permitted FX Contract. Notwithstanding the foregoing, the terms of any international foreign exchange master agreement or international foreign exchange and options master agreement entered into between Borrower and Agent with respect to the Permitted FX Contracts shall govern the rights, remedies and obligations of Borrower and Agent with respect to the Permitted FX Contracts. In the event of any inconsistency between such agreements and the Loan Documents, the terms of such agreements shall govern.

1.10

1.11 CASH COLLATERAL. In the event that the Revolving Credit Facility is terminated for any reason, the Contract Period expires or an Event of Default occurs, Borrower will deposit with Agent immediately available funds in an amount equal to 200% of the then applicable FX Reserve Amount. Such funds and any proceeds of Collateral or other payments received by Agent with respect to the Obligations after any such event may be held by Agent as cash collateral for Borrower's Obligations, including without limitation, the Obligations of Borrowers to Agent related to the outstanding Permitted FX Contracts.

1.12

1.13 FX RESERVE AMOUNT. The FX Reserve Amount may be increased or decreased by Agent at its reasonable discretion. Agent will promptly notify Borrower and Lenders of any change in the FX Reserve Amount.

1.14

1.15 INDEMNIFICATION. Borrower and the Lenders (in accordance with their Pro Rata Shares) hereby agree to indemnify, save, defend, and hold the Agent harmless from any loss, cost, expense, or liability, including payments made by the Agent, expenses, and attorney's fees incurred by the Agent arising out of or in connection with any Permitted FX Contract.

1.1 RISK PARTICIPATIONS. Immediately upon issuance of any Permitted FX
Contract, each Lender shall be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty by Agent, an undivided participation in the Agent's risk and liability under such Permitted FX Contract, equal to such Lender's Pro Rata Share. In the event that Agent suffers any loss in connection with any Permitted FX Contract, the Lenders shall pay their Pro Rata Share of such loss on demand following receipt of notice by such Lender of the incurrence of such a loss by Agent.

1.1 OBLIGATIONS IRREVOCABLE. The indemnity obligations of Borrower and Lenders under SECTION and the obligations of each Lender to make payments to Agent with respect to any loss suffered by Agent in connection with any Permitted FX Contracts and the obligations of Borrower to make payments to Agent pursuant to any Permitted FX Contracts shall be irrevocable, not subject to any qualification or exception whatsoever, including, without limitation, any of the following circumstances:

1.2

(a) any lack of validity or enforceability of this Agreement, any of the other Loan Documents, any Permitted FX Contract or any document collateral thereto;

(b)

(c) the existence of any claim, set-off, defense, or other right which Borrower may have at any time against any Lender, Agent, or any other Person, whether in connection with this Agreement, any Permitted FX Contract, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between Borrower or any other Person);

(d)

(e) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents, any Permitted FX Contract or any document collateral thereto;

(f)

(g) the occurrence of any Default or Event of Default;

(h)

(i) any amendment, modification, waiver, consent, or any substitution, exchange or release of or failure to perfect any interest in collateral or security, with respect to or under any Permitted FX Contract or any documents collateral thereto;

(j)

(k) any failure, omission, delay or lack on the part of the Agent or any Lender to enforce, assert or exercise any right, power or remedy conferred upon the Agent or such Lender under this Agreement, any of the other Loan Documents, any Permitted FX Contract or any documents collateral thereto or any other acts or omissions on the part of the Agent or any such Lender; or

(l)

(m) any other event or circumstance that would, in the absence of this SECTION, result in the release or discharge by operation of law or otherwise of the

Borrower or any Person from the performance or observance of any obligation, covenant or agreement contained herein.

(n)

1.3 AGENT'S RIGHTS. Notwithstanding anything in this Agreement or elsewhere to the contrary, Agent will have the exclusive right to manage, perform and enforce the terms of any Permitted FX Contract or any documents collateral therefor, and to exercise and enforce all privileges and rights thereunder or related thereto according to Agent's sole discretion and without the consent or approval of the Lenders.



1. INTEREST RATE.

2.

2.1 INTEREST RATE OPTIONS.

2.2

(a) GENERAL. The principal balance of the Revolving Credit Facility will accrue interest at the Borrower's option (subject to the limitations and conditions set forth herein), at (a) the Base Rate plus Applicable Margin or (b) the LIBOR Rate plus Applicable Margin. Borrower may request to have one or more portions of the outstanding balance of the Loans as hereinafter permitted, accrue interest, at a LIBOR Rate plus Applicable Margin by giving Agent three (3) Business Days prior written notice in the form of a Request for LIBOR Rate Loan (for new Advances) or a LIBOR Rate Notification (for existing advances). Agent shall give prompt written or telephone notice to the Lenders of each Request for LIBOR Rate Loan or LIBOR Rate Notification received by Agent, indicating the amount of the LIBOR Rate Loan requested, the effective date of the LIBOR Rate and the Rate Period.



(a) CERTAIN PROVISIONS REGARDING INTEREST RATES. Borrower understands and agrees:

(b)

(i) that subject to the provisions of this Agreement, the Base Rate plus Applicable Margin and the LIBOR Rate plus Applicable Margin may apply simultaneously to different parts of the outstanding principal balance of the Revolving Credit Facility;

(ii)

(iii) that the LIBOR Rate plus Applicable Margin may apply simultaneously to various portions of the outstanding principal balance of the Revolving Credit Facility for various Rate Periods;

(iv)

(v) that the LIBOR Rate plus Applicable Margin applicable to one portion of the outstanding principal balance of the Revolving Credit Facility may be different from the LIBOR Rate plus Applicable Margin applicable to a different portion of the outstanding principal balance of the Revolving Credit Facility;

(vi)

(vii) that LIBOR Rate Loans must be in minimum amounts of $1,000,000.00 each and in increments of $1,000,000.00 above such minimum;

(viii)

(ix) that no more than four (4) separate LIBOR Rate Loans shall be permitted to be outstanding at any one time; and

(x)

(xi) that only one LIBOR Rate Loan with a Rate Period of nine (9) months shall be permitted to be outstanding at any one time.

(xii)

(c) CERTAIN LIMITATIONS. The right of the Borrower to elect a LIBOR Rate plus Applicable Margin for any portion of the Revolving Credit Facility shall be limited as follows:

(d)

(i) Borrower may not elect to borrow or to convert any Loan to a LIBOR Rate Loan if at the time of such conversion or election there shall exist a Default or an Event of Default.

(ii)

(iii) If a LIBOR Rate is elected, such interest rate shall remain in effect for the Rate Period selected and such interest rate shall not otherwise be converted to another interest rate prior to the expiration of the Rate Period except as otherwise required by this Agreement.

(iv)

(v) LIBOR Rate Loans shall, commencing on the last day of the applicable Rate Period, bear interest at the Base Rate plus the Applicable Margin unless prior thereto the Agent shall have received a timely notice pursuant to this SECTION
(A) that an elective rate based on the LIBOR Rate plus Applicable Margin shall be effective commencing on such date with respect to any or all of such principal.

(vi)

(vii) Borrower may not elect a LIBOR Rate for any Rate Period if the effect of such election, (as could reasonably be determined by the Borrower at the time of such election) would be to require the Borrower to make a repayment or prepayment of a LIBOR Rate Loan prior to the end of the relevant Rate Period. Without limiting the generality of the foregoing, no Rate Period may be elected that would end later than the expiration of the Contract Period.

(viii)

(e) LIBOR RATE UNASCERTAINABLE OR UNAVAILABLE. If, at any time, Agent shall determine (which determination shall be conclusive) that the LIBOR Rate is unavailable or cannot be ascertained, Agent shall promptly notify Borrower and the Lenders of such determination. Upon such determination, the right of Borrower to select, maintain and/or convert Advances to LIBOR Rate Loans shall be suspended until notice from Agent to Borrower and the Lenders that the LIBOR Rate is again available or ascertainable and, until such time, the outstanding balance of the Revolving Credit Facility shall accrue interest at the Base Rate plus Applicable Margin.

(f)

(g) LIBOR UNLAWFUL. In the event that, as a result of any change in any applicable law or regulation or the interpretation thereof, it becomes unlawful for any Lender to maintain or fund any advance under the Revolving Credit Facility at the LIBOR

Rate plus Applicable Margin, then such Lender shall notify Borrower and Agent thereof and such Lender's obligation to make, convert to, or maintain any Advance under the Revolving Credit Facility at the LIBOR Rate plus Applicable Margin shall be suspended until such time as such Lender may again cause the LIBOR Rate plus Applicable Margin to be applicable and, until such time, such Lender's Pro Rata Share of any Advances under the Revolving Credit Facility subject to the LIBOR Rate plus Applicable Margin shall accrue interest at the Base Rate plus Applicable Margin. Promptly after becoming aware that it is no longer unlawful for such Lender to maintain or fund Advances under the Revolving Credit Facility at the LIBOR Rate plus Applicable Margin, such Lender shall notify Borrower and Agent thereof and such suspension shall cease to exist.

(h)

1.2 BASE RATE PLUS APPLICABLE MARGIN FALL BACK. With respect to any principal amount (whether an Advance of new funds or an already outstanding amount), if Borrower fails to request that the LIBOR Rate plus Applicable Margin option be applicable by giving Agent a timely LIBOR Rate Notification or a Request for LIBOR Rate Loan, such principal amount shall be deemed to accrue interest at the Base Rate plus Applicable Margin.

1.3

        1.4 INDEMNIFICATION. Borrower shall indemnify each Lender against any loss, cost or expense (including, without limitation, loss of margin) which such Lender has sustained or incurred as a consequence of: (i) any payment of any LIBOR Rate Loan on a day prior to the last day of the corresponding Rate Period, whether or not any such payment is made pursuant to acceleration, upon or after an Event of Default, by reason of an application of proceeds incident to an insured loss or condemnation of property, or for any other reason, and whether or not any such payment is consented to by Agent or any Lender (unless Agent shall have expressly waived such indemnity in writing); (ii) any attempt by Borrower to revoke, in whole or part, any LIBOR Rate Notification or Request for LIBOR Rate Loan given pursuant to this Agreement; (iii) any attempt by Borrower to convert or renew any principal amount accruing interest at the LIBOR Rate plus Applicable Margin on a day prior to the last day of the corresponding Rate Period (whether or not such conversion or renewal is consented to by Agent, unless Agent shall have expressly waived such indemnity in writing); or (iv) any conversion of any amount earning interest at the LIBOR Rate plus Applicable Margin on a day prior to the last day of the corresponding Rate Period.

1.5

1.6 APPLICABLE MARGIN. The "APPLICABLE MARGIN" is equal to the percent per annum in excess of the Base Rate or LIBOR Rate as set forth in the following pricing matrix:

1.7

                                         REVOLVING    REVOLVING    EXPANSION
                                          CREDIT       CREDIT        STORE
                                         FACILITY     FACILITY      SUBLIMIT
                                           [ALL    [NON-EXPANSION
                                         ADVANCES]     STORE
                                                      SUBLIMIT]
Level           Borrower's Annual        Base Rate   LIBOR Rate     LIBOR Rate
                      EBITDA                 +            +             +
----------- --------------------------- ------------ ------------ -------------
Level I     <  $10,000,000                 .00%         2.75%        3.25%
Level II    >= $10,000,000 < $15,000,000   .00%         2.50%        3.00%
Level III   >= $15,000,000 < $25,000,000   .00%         2.25%        2.75%
Level IV    >= $25,000,000 < $30,000,000   .00%         2.00%        2.50%
Level V     >= $30,000,000                 .00%         1.75%        2.25%


From the Closing Date through the date of receipt of the Borrower's fiscal year-end January 31, 1999 audited financial statements, the Applicable Margin for Advances under the Revolving Credit Facility shall be the Applicable Margin set forth on Level III in the above-described pricing matrix. Thereafter, the Applicable Margin will be based upon Borrower's EBITDA on an annual basis as reflected on Borrower's year-end audited financial statements delivered to Agent pursuant to SECTION and absent an Event of Default, provided, however, if the Borrower's year end financial statements are not delivered at the time specified in SECTION below, then the Applicable Margin for any given kind of Loan shall, in the event that such statements are not delivered within two (2) Business Days of receipt of notice from the Agent, be the highest Applicable Margin set forth above for such kind of Loan during any period that the Borrower is delinquent in the delivery of such financial statements, provided further, that if such financial statements are not delivered within thirty (30) days after the original due date, then interest shall accrue, at the option of Agent, at the Default Rate.

1.1 FUNDING LOSSES. Borrower shall pay to Agent on behalf of each Lender, from time to time, upon request, such amount as the Lender determines is necessary to compensate it for any loss, cost or expense, including, without limitation, loss of the Applicable Margin incurred by it as a result of (a) any payment, prepayment (whether voluntary, mandatory or scheduled) or conversion of a LIBOR Rate Loan on a date prior to the last day of an Rate Period for such LIBOR Rate Loan or (b) a LIBOR Rate Loan for any reason not being made or converted, or any payment of principal thereof or interest thereof not being made, on the date therefor determined in accordance with the applicable provisions of this Agreement.

1.2

        1.3 DETERMINATIONS. In making the determinations contemplated by SECTIONS OR, the relevant Lender may make such estimates, assumptions, allocations and the like that such Lender in good faith determines to be appropriate, and the Lender's selection thereof in accordance with SECTIONS OR, and the determinations made by the Lender on the basis thereof, shall be final, binding and conclusive upon the Borrower, absent manifest error. Each Lender shall furnish to the Borrower, upon request by Borrower, a statement outlining in reasonable detail the computation of any amounts claimed by it under SECTIONS OR and the assumptions underlying such computations, which shall include a statement of an officer of such Lender certifying that such request for compensation is being made pursuant to a policy adopted by such Lender to seek such compensation generally from customers similar to the Borrower and having similar provisions in agreements with such Lender.

1.4

1.5 DEFAULT INTEREST. Interest will accrue on the principal balance of the Revolving Credit Facility (including any principal balance previously accruing interest at a LIBOR Rate plus Applicable Margin) after the occurrence of an Event of Default or expiration of the Contract Period at a rate which is two percent (2%) in excess of the Base Rate (the "DEFAULT RATE"). Borrower acknowledges and agrees that the Default Rate is reasonable in light of the increased risk of collection of the sums due under the Revolving Credit Facility after occurrence of an Event of Default and the costs and expenses of Agent related thereto.

1.6

1.7 POST JUDGMENT INTEREST. Any judgment obtained for sums due hereunder or under the Loan Documents will accrue interest at the applicable Default Rate set forth above until paid.

1.8

1.9 CALCULATION. Interest will be computed on the basis of a year of 360 days and paid for the actual number of days elapsed.

1.10

1.11 LIMITATION OF INTEREST TO MAXIMUM LAWFUL RATE. In no event will the rate of interest payable hereunder exceed the maximum rate of interest permitted to be charged by applicable law (including the choice of law rules) and any interest paid in excess of the permitted rate will be refunded to Borrower. Such refund will be made by application of the excessive amount of interest paid against any sums outstanding hereunder and will be applied in such order as Agent may determine. If the excessive amount of interest paid exceeds the sums outstanding, the portion exceeding the sums outstanding will be refunded in cash by Lenders. Any such crediting or refunding will not cure or waive any Default by Borrower. Borrower agrees, however, that in determining whether or not any interest payable hereunder exceeds the highest rate permitted by law, any nonprincipal payment, including without limitation prepayment fees and late charges, will be deemed to the extent permitted by law to be an expense, fee, premium or penalty rather than interest.

1. PAYMENTS AND FEES.

2.

2.1 INTEREST PAYMENTS. Borrower will pay to the Agent (for the pro rata benefit of the Lenders) interest on the principal balance of Base Rate Loans on the first day of each calendar month, commencing on the first day of the first calendar month following the date hereof, and on the expiration of the Contract Period. Borrower will pay (for the pro rata benefit of the Lenders) interest on the principal balance of LIBOR Rate Loans on the last day of each Rate Period, provided that, for any Rate Period with a duration of more than one month, interest will also be payable every thirtieth (30th) day after the commencement of such Rate Period.

1.1 PRINCIPAL PAYMENTS. Funds received by Agent in the Cash Collateral Account will be applied by Agent toward repayment of the Obligations or may be held as cash collateral by Agent (for the pro rata benefit of the Lenders). Provided that no Event of Default has occurred, such funds will be applied by Agent to repay the principal balance of all Agent Loans and all other Loans, with such payments to be applied first to repay Agent Loans, second to repay all other Loans which are Base Rate Loans, and third to repay all Loans which are LIBOR Rate Loans. To the extent that any sums are applied to repay LIBOR Rate Loans, they shall be applied to LIBOR Rate Loans in the chronological order in which the Rate Periods for such LIBOR Rate Loans expire. Upon the occurrence of an Event of Default, Agent may discontinue such arrangement and may apply such funds to costs, indemnities, fees, interest and principal, constituting Obligations in such order as Agent, in its discretion elects.

        Provided that no Event of Default has occurred, if all Advances and all other Obligations then due and payable (not including contingent obligations under undrawn Letters of Credit or outstanding Permitted FX Contracts) have been paid in full, and thereafter funds are received by Agent in the Cash Collateral Account, Agent will permit the transfer of such funds to Borrower's operating account maintained with Agent.

        Notwithstanding the foregoing, Borrower agrees to pay the outstanding principal balance of the Revolving Credit Facility, together with any accrued and unpaid interest thereon, and any other sums due pursuant to the terms hereof on the earlier to occur of (a) the expiration of the Contract Period, or (b) ON DEMAND after the occurrence of an Event of Default. Subject to the terms of SECTION, if any Out-Of-Formula Advance (other than an Out-of-Formula Advance permitted under the Expansion Store Sublimit) arises or exists under the Revolving Credit Facility for any reason whatsoever, including without limitation inventory or accounts becoming ineligible or any new or increased Reserves, Borrower will repay such Out-Of-Formula Advance immediately upon the earlier to occur of (i) notice or demand by Agent, or (ii) Borrower has knowledge of such Out-of-Formula Advance. All Out-of-Formula Advances permitted under SECTION shall be repaid in accordance with the terms of SECTION.

1.1 UNUSED LINE FEE. Borrower shall pay to Agent (for the pro rata benefit of the Lenders) an unused line fee in an amount equal to .50% per annum times the Average Unused Portion of the Maximum Revolving Credit Facility Amount. Such fee will be payable monthly in arrears on the first day of each month, pro-rated for the actual number of days in any partial month.

1.2

1.3 EXPANSION STORE SUBLIMIT FEE. Borrower shall pay to Agent (for the pro rata benefit of the Lenders) a fee in the amount of $20,000 per annum which fee will be payable in advance for each Loan Year that the Expansion Store Sublimit is made available to Borrower. The fee for the first Loan Year shall be due and payable on the Closing Date and each year's fee thereafter will be due and payable on December 1 of such year.

1.4

1.5 AGENT'S FEES. Borrower shall pay to Agent, solely for the account of Agent, the Agent's Fees as may be agreed upon in writing between Borrower and Agent.

1.6

1.7 LETTER OF CREDIT FEES. For each issuance, renewal or extension of a Merchandise Letter of Credit, Borrower will pay to Agent (for the pro rata benefit of the Lenders) an issuance or renewal fee in an amount equal to three-quarters of one percent (3/4%) of the face amount of such Merchandise Letter of Credit, payable coincident with and as a condition of the issuance, renewal or extension of such Merchandise Letter of Credit. For each issuance, renewal or extension of a Standby Letter of Credit hereunder, Borrower will pay to Agent (for the pro rata benefit of the Lenders) an issuance, renewal or extension fee in an amount equal to one and one-quarter percent (1-1/4%) per annum of the face amount of such Standby Letter of Credit, payable coincident with and as a condition of the issuance, renewal or extension of such Standby Letter of Credit. Upon the occurrence of an Event of Default the fees provided for in this Section shall be increased to 2 3/4% of the face amount of each Merchandise Letter of Credit and to 3 1/4% per annum of the face amount of each Standby Letter of Credit. All of such fees shall be computed on the basis of a year of 360 days.

1.8

1.9 FX CONTRACT INCOME OR PROFITS. Agent shall be entitled to retain for its sole account all income, profits and other compensation arising from or in connection with any Permitted FX Contracts entered into pursuant to this Agreement.

1.10

1.11 OTHER FEES. In addition to the above-described fees, the Borrower shall pay, for the sole account of the Agent, Agent's standard documentation, administration, payment and cancellation charges assessed by Agent in connection with Letters of Credit and Permitted FX Contracts in effect from time to time.

1.12

1.13 INTEREST AND BREAKAGE COSTS ON LIBOR RATE LOANS. Borrower shall, concurrently with any prepayment of any LIBOR Rate Loans, pay the full amount of all interest accrued on such LIBOR Rate Loans and, if on a day prior to the last day of the applicable Rate Period, pay such amounts as are required by SECTIONS AND.

1.14

1.15 TERMINATION OF REVOLVING CREDIT FACILITY AND TERMINATION FEE. Borrower may terminate the Revolving Credit Facility only upon at least thirty (30) days' prior written notice to Agent and payment to Agent (for the pro rata benefit of the Lenders) of a termination fee as set forth below.

1.16

1.17 Such termination fee shall be payable if the Revolving Credit Facility is terminated regardless of the source of funds used to repay in full the Obligations, including without limitation financing provided by another Person, financing provided by one or more of the Lenders, the proceeds of a debt or equity offering by Borrower, a sale of any of the assets of Borrower or a "securitization" of any assets of Borrower.

1.18

1.19 The following termination fees shall be payable:

1.20

(a) If the termination occurs on or before December 9, 1999, the termination fee will be equal to $1,350,000.00.

(b)

(c) If the termination occurs after December 9, 1999 but on or before December 9, 2000, the termination fee will be equal to $900,000.00.

(d)

(e) If the termination occurs after December 9, 2000, but on or before December 9, 2001, the termination fee will be equal to $450,000.00.

(f)

(g) if the termination occurs after December 9, 2001, there will be no termination fee.

(h)

(i) In the event the Revolving Credit Facility is terminated as a result of an Event of Default, Agent (for the pro rata benefit of the Lenders) shall be entitled to receive the termination fee required to be paid under the prior paragraphs. In the event that Agent, Requisite Lenders or all Lenders, as required under this Agreement, agree to waive any Event of Default but require as a condition of such waiver that the Contract Period be reduced or the Revolving Credit Facility be terminated within a finite time period after such waiver, Agent (for the pro rata benefit of the Lenders) shall be entitled to receive the termination fee required to be paid under the prior paragraphs.

(j)

(k) The termination fee shall be presumed to be the amount of damages sustained by Lenders as a result of such early termination and Borrower agrees that it is reasonable under the circumstances currently existing. The early termination fee provided for in this Section shall be deemed included in the Obligations.

(l)

1.21 PAYMENT METHOD. Borrower irrevocably authorizes Agent to debit all payments required to be made by Borrower hereunder, under the Revolving Credit Facility or under any of the Loan Documents, on the date due, from any deposit account maintained by Borrower with Agent. If there are insufficient funds in such accounts or Agent for any reason does not debit such accounts, Borrower will make such payments directly to Agent. All payments are to be made in immediately available funds. If Agent accepts payment in any other form, such payment shall not be deemed to have been made until the funds comprising such payment have actually been received by or made available to Agent.

1.22

        1.23 APPORTIONMENT AND APPLICATION OF PAYMENTS. Except as otherwise provided with respect to Defaulting Lenders and Agent Loans, aggregate principal and interest payments shall be apportioned ratably among the Lenders (according to the their Pro Rata Shares) and payments of the fees (other than fees designated for Agent's separate account) shall, as applicable, be apportioned ratably among, the Lenders (according to their Pro Rata Shares). All payments shall be remitted to Agent and all such payments not relating to principal or interest on the Loans or of specific Advances, or not constituting payment of specific fees and all proceeds of Collateral received by Agent, shall, subject to the provisions of SECTION and SECTION, be applied, first, to pay any fees, indemnities or expense reimbursements then due to Agent from Borrower; second, to pay any fees, indemnities or expense reimbursements then due to the Lenders from Borrower; third, to pay interest due in respect of all Advances, including Loans and Agent Loans; fourth, to pay or prepay principal of Agent Loans; fifth, ratably to pay principal of the Advances (other than Agent Loans) and unreimbursed obligations in respect of Letters of Credit; and sixth, ratably to pay any other Obligations due to Agent or any Lender by Borrower. To the extent that any sums are applied to repay the principal balance of any Advances, they shall be applied first to Base Rate Loans and then to LIBOR Rate Loans, in the chronological order in which the Rate Periods for such LIBOR Rate Loans expire. Agent shall promptly distribute to each Lender, pursuant to the applicable wire transfer instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided for in SECTION. Upon the occurrence of an Event of Default, any and all payments on account of the Revolving Credit Facility will be applied to costs, indemnities, fees, interest, principal and other sums due hereunder or under the Loan Documents, in such order as Agent, in its discretion, elects.

1.24

1.25 REINSTATEMENT OF OBLIGATIONS. If Borrower or any Guarantor makes a payment or payments with respect to any of the Obligations and such payment or payments, or any part thereof, are subsequently invalidated, declared to be fraudulent or preferential, set aside or are required to be repaid to a trustee, receiver, or any other person under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or payments, the Obligations or part thereof hereunder intended to be satisfied shall be revived and continued in full force and effect as if said payment or payments had not been made.

1.26

1.27 MAINTENANCE OF LOAN ACCOUNT; STATEMENTS OF OBLIGATIONS. Agent shall maintain an account on its books in the name of Borrower (the "LOAN ACCOUNT") on which Borrower will be charged with all Advances and Loans made to Borrower or for Borrower's account, including, accrued interest, the Lender Group Expenses, and any other payment Obligations of Borrower. Agent shall render statements regarding the Loan Account to Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting the Lender Group Expenses owing, and such statements shall be conclusively presumed to be correct and accurate, and shall constitute an account stated between

Borrower and the Lender Group unless, within thirty (30) days after receipt thereof by Borrower, Borrower shall deliver to Agent written objection thereto describing the error or errors contained in any such statements.

1.28

1.29 INDEMNITY. Borrower will indemnify the Lender Group against any loss or expense which the Lender Group sustains or incurs as a consequence of an Event of Default, including, without limitation, any failure of Borrower to pay when due (at maturity, by acceleration or otherwise) any principal, interest, fee or any other amount due under this Agreement or the other Loan Documents. If any member of the Lender Group sustains or incurs any such loss or expense it will notify Borrower in writing of the amount determined in good faith by such member of the Lender Group to be necessary to indemnify it for the loss or expense. Such amount will be due and payable by Borrower to such member of the Lender Group within ten (10) days after presentation by the member of the Lender Group of a statement setting forth a brief explanation of and its calculation of such amount, which statement shall be conclusively deemed correct absent manifest error. Any amount payable by Borrower under this Section will bear interest at the Default Rate from the due date until paid, both before and after judgment.

1.30

1.31 LOSS OF MARGIN. In the event that any present or future law, rule, regulation, treaty or official directive or the interpretation or application thereof by any central bank, monetary authority or governmental authority, or the compliance with any guideline or request of any central bank, monetary authority or governmental authority (whether or not having the force of law):

1.32

(a) subjects any member of the Lender Group to any tax with respect to any amounts payable under this Agreement or the other Loan Documents by Borrower or otherwise with respect to the transactions contemplated under this Agreement or the other Loan Documents (except for taxes on the overall net income of such member of the Lender Group imposed by the United States of America or any political subdivision thereof); or

(b)

(c) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit, capital maintenance, capital adequacy, or similar requirement against assets held by, or deposits in or for the account of, or loans or advances or commitment to make loans or advances by, or letters of credit issued or commitment to issue letters of credit by, any member of the Lender Group; or

(d)

(e) imposes upon any member of the Lender Group any other condition with respect to advances or extensions of credit or the commitment to make advances or extensions of credit under this Agreement,

(f)

(g) and the result of any of the foregoing is to increase the costs of such member of the Lender Group, reduce the income receivable by or return on equity of such member of the Lender Group or impose any expense upon such member of the Lender Group with respect to any advances or extensions of credit or commitments to make advances or extensions of credit under this Agreement, such member of the Lender Group shall so notify Borrower in writing. Borrower agrees to pay such member of the Lender Group the amount of such increase in cost, reduction in income, reduced return on equity or capital, or additional expense within ten (10) days after presentation by such member of the Lender Group of a statement concerning such increase in cost, reduction in income, reduced return on equity or capital, or additional expense. Such statement shall set forth a brief explanation of the amount and such member of the Lender Group's calculation of the amount (in determining such amount such member of the Lender Group may use any reasonable averaging and attribution methods), which statement shall be conclusively deemed correct absent manifest error. If the amount set forth in such statement is not paid within ten (10) days after such presentation of such statement, interest will be payable on the unpaid amount at the Default Rate from the due date until paid, both before and after judgment.

(h)

(i) Notwithstanding the foregoing, if any Lender is a "foreign corporation, partnership or trust" within the meaning of the IRC, Borrower shall not be liable for any increase in costs, reduction in income, reduced return on equity or capital, or additional expenses of such Lender related to or arising from such Lender's status as such a "foreign corporation, partnership or trust" unless Borrower has consented to such Lender becoming a Lender under this Agreement.

1. SECURITY; COLLECTION OF ACCOUNTS AND PROCEEDS OF COLLATERAL.

2.

2.1 PERSONAL PROPERTY. As security for the full and timely payment and performance of all Obligations, Borrower and each Guarantor hereby grants to Agent for the benefit of Lenders a first priority security interest in all of the following:

(a) All of Borrower's and such Guarantor's present and future accounts, contract rights, chattel paper, instruments and documents and all other rights to the payment of money whether or not yet earned, for services rendered or goods sold, consigned, leased or furnished by Borrower, Guarantors or otherwise, including, without limitation, all accounts owing to Borrower or such Guarantor from credit card companies or servicers acting on behalf of such credit card companies, in all cases together with (i) all goods (including any returned, rejected, repossessed or consigned goods), the sale, consignment, lease or other furnishings of which shall give or may give rise to any of the foregoing, (ii) all of Borrower's and such Guarantor's rights as a consignor, consignee, unpaid vendor or other lienor in connection therewith, including stoppage in transit, set-off, detinue, replevin and reclamation, (iii) all general intangibles related thereto, (iv) all credit insurance, guaranties, mortgages, security interests, assignments, and other encumbrances on real or personal property, leases and other agreements or property securing or relating to any of the foregoing, (v) choses-in-action, claims and judgments related to or arising out of any of the foregoing, (vi) any return or unearned premiums, which may be due upon cancellation of any insurance policies, and (vii) all proceeds of any of the foregoing.

(b)

(c) All of Borrower's and such Guarantor's present and future inventory (including but not limited to goods held for sale or lease or furnished or to be furnished under contracts for service, raw materials, work-in-process, finished goods and goods used or consumed in Borrower's or such Guarantor's business) whether owned, consigned or held on consignment, together with all merchandise, component materials, supplies, packing, packaging and shipping materials, and all returned, rejected or repossessed goods sold, consigned, leased or otherwise furnished by Borrower or such Guarantor, all documents of title covering any of such goods or inventory and all products and proceeds of any of the foregoing.

(d)

(e) All of Borrower's and such Guarantor's present and future general intangibles (including but not limited to contract rights, rights arising under common law, statutes or regulations, choses or things in action, goodwill, monies due or receivable from pension funds, infringement claims, tax refunds and rebates, manufacturing and processing rights, designs, patent rights and applications therefor, trademarks and registration or applications therefor, service marks and applications therefor, trade names, brand names, logos, inventions, copyrights and all applications and registrations therefor), licenses, permits, approvals, software and computer programs, license rights, royalties, trade secrets, methods, processes, know-how, formulas, drawings, specifications, descriptions, label designs, plans, blueprints, patterns and all memoranda, notes and records with respect to any research and development, and all products and proceeds of any of the foregoing.

(f)

(g) All of Borrower's and such Guarantor's present and future machinery, equipment, furniture, furnishings, fixtures, trailers, machine tools, tools, motors, dies, jigs, molds and other articles of tangible personal property of every type (other than consumer goods, farm products or inventory), together with all parts, substitutions, accretions, accessions, attachments, accessories, additions, improvements, components and replacements thereof, all documents of title covering any of such items and all manuals of operation, maintenance or repair, and all products and proceeds of any of the foregoing.

(h)

(i) All of Borrower's and such Guarantor's present and future rights in all proceeds of all licenses, permits, approvals, license rights, agreements and general intangibles with respect to which there are valid and enforceable legal or contractual restrictions prohibiting the collateral assignment or granting of a security interest (the "NON-ASSIGNABLE CONTRACTS"), including without limitation all proceeds from the sale, transfer or liquidation of such Non-Assignable Contracts and the value allocable to such Non-Assignable Contracts in any sale of Borrower's or such Guarantor's business or assets.

(j)

(k) All of Borrower's and such Guarantor's present and future general ledger sheets, files, records, customer lists, literature, reports, catalogues, books of account, invoices, purchase orders, bills, certificates or documents of ownership, bills of sale, business papers, correspondence, credit files, tapes, cards, computer runs and all other data and data storage systems whether in the possession of Borrower, Guarantors or any service bureau.

(l)

(m) All letters of credit now existing or hereafter issued naming Borrower or such Guarantor as a beneficiary or assigned to Borrower or such Guarantor, including the right to receive payment thereunder and all documentation related thereto, and all documents of title, negotiable and non-negotiable bills of lading, electronic bills of lading, shipper's rights, rights accruing under the law of agency or estoppel, warranties, claims and insurance proceeds related thereto or associated therewith.

(n)

(o) All documents of title, negotiable and non-negotiable bills of lading, electronic bills of lading, shipper's rights, rights accruing under the law of agency or estoppel, documents, agreements, instruments, warranties and claims now existing or hereafter issued or arising in connection with any Merchandise Letter of Credit now or hereafter issued under this Agreement, and all insurance claims or proceeds related thereto.

(p)

(q) Those certain securities described on SCHEDULE hereto, all additional securities pledged to Agent from time to time, together with all cash, stock or other dividends paid upon such securities; all securities received in addition to or in exchange for such securities; all subscription rights incident to such securities; any other distribution in respect of such securities in any form; and the proceeds thereof. All of such securities shall be freely assignable and transferable to Agent, and shall be accompanied by such stock pledge agreements and blank stock powers with signatures guaranteed as Agent may require.

(r)

(s) All of Borrower's and such Guarantor's present and future deposits, funds, notes, drafts, investment property, security entitlements, instruments, documents, policies, evidences and certificates of insurance, securities, personal property leases (wherein Borrower or such Guarantor is the lessor) and chattel paper and all other assets of Borrower or such Guarantor or in which Borrower or such Guarantor has an interest and all proceeds thereof, now or at any time hereafter on deposit with or in the possession or control of Agent or owing by Agent to Borrower or such Guarantor or in transit by mail or carrier to Agent or in the possession of any other Person acting on Agent's behalf, without regard to whether Agent received the same in pledge, for safekeeping, as agent for collection or otherwise, or whether Agent has conditionally released the same, and in all assets of Borrower or such Guarantor in which Agent now has or may at any time hereafter obtain a lien, mortgage, or security interest for any reason.

(t)

(u) All present and future accounts maintained by Borrower or any Guarantor with any depository institution, including without limitation all deposit accounts now or hereafter maintained by Borrower with any depository institution pursuant to SECTION (C)(II) and all sums on deposit therein. Borrower, such depository institution and Agent shall enter into a Blocked Account Agreement satisfactory to Agent for such deposit accounts.

(v)

(w) All proceeds of the foregoing.

(x)

1.2 REAL PROPERTY. As further security for the Obligations, Borrower shall grant to Agent a leasehold mortgage lien encumbering certain leasehold interests of Borrower as further described on SCHEDULE attached hereto.

1.3

1.4 NEGOTIABLE COLLATERAL. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, Borrower and

Guarantors, as applicable, shall immediately endorse and deliver physical possession of such Negotiable Collateral to Agent.

1.5

1.6 SURETY. As further security for the Obligations, Borrower shall cause to be executed and delivered to Agent, the absolute, unconditional, unlimited surety agreement (collectively, the "SURETY AGREEMENTS") of each Guarantor in form and content satisfactory to Agent.

1.7

1.8 GENERAL. The collateral described above in SECTIONS, and is collectively referred to herein as the "COLLATERAL". The above-described security interests, assignments, liens and guarantees shall not be rendered void by the fact that no Obligations exist as of any particular date, but shall continue in full force and effect until the Obligations have been repaid, neither Agent nor any Lender has an agreement or commitment outstanding under the Loan Documents pursuant to which Agent or such Lender may extend credit to or on behalf of Borrower and Agent has executed termination statements or releases with respect thereto. IT IS THE EXPRESS INTENT OF THE BORROWER AND THE GUARANTORS THAT ALL OF THE COLLATERAL SHALL SECURE NOT ONLY THE OBLIGATIONS UNDER THE LOAN DOCUMENTS, BUT ALSO ALL OTHER PRESENT AND FUTURE OBLIGATIONS OF BORROWER TO THE LENDER GROUP.

1.1 COLLECTION OF ACCOUNTS; PROCEEDS OF COLLATERAL.

1.2

(a) GENERAL. Borrower will collect its accounts only in the ordinary course of business.

(a) NON-INVENTORY PROCEEDS. Immediately upon receipt, Borrower will forward to Agent for deposit in the Cash Collateral Account all checks, drafts and other monies received by Borrower which are proceeds of the Collateral (other than proceeds resulting from the sale of inventory by Borrower to retail customers in the ordinary course).

(b)

(c) CASH, CHECKS OR DRAFTS. Borrower will cause all payments in the form of cash, checks or drafts received by Borrower as a result of the sale of inventory by Borrower to retail customers to be deposited on each Business Day either (i) in the Cash Collateral Account, or (ii) in accounts maintained with other depository institutions acceptable to Agent and with respect to which account Borrower, Agent and such depository institution have executed a Blocked Account Agreement in form and content acceptable to Agent. To the extent that any checks or drafts are returned unpaid for any reason and such checks or drafts may be purchased from Borrower pursuant to the Check Purchase Agreement, Borrower will comply with the terms of the Check Purchase Agreement to require NPC Check Service Division to purchase such checks or drafts and will cause NPC Check Services Division to forward the purchase price to the Cash Collateral Account.

(d)

(e) ACH TRANSFERS. Borrower will cause all payments in the form of credit card charges received by Borrower as a result of the sale of inventory by Borrower to retail customers to be processed by the issuing credit card company and in the case of the "Today's Man" credit card by World Financial Network National Bank. In accordance with the Credit Card Agreements, Borrower will submit credit card charges for processing by the applicable credit card company or processor on the Business Day immediately following the sale date and will comply with the requirements of the Credit Card Agreements to enable the issuing credit card company or the credit card processor to pay to Borrower by ACH remittance the full amount of such credit remittances (subject only to such "netting out" procedures as may be permitted under the Credit Card Agreements) as soon as possible under the terms of the Credit Card Agreements. Borrower will cause all ACH remittances from such credit card issuers and processors to be deposited directly into the Cash Collateral Account.

(f)

(g) TRANSFERS TO AGENT. Borrower will cause all payments received by Borrower in connection with the sale of inventory by Borrower to retail customers in the form of cash, checks, drafts, credit card charges or any other medium of payment, to the extent not deposited directly into the Cash Collateral Account, to be wire transferred in immediately available funds into the Cash Collateral Account at least three (3) times each calendar week (or more frequently as required by Agent).

(h)

(i) CASH COLLATERAL ACCOUNT. Agent will establish a non-interest bearing account in the name of Agent (the "CASH COLLATERAL ACCOUNT"). Agent will have sole dominion and control over all items and funds in the Cash Collateral Account and such items and funds may be withdrawn only by Agent. However, Agent will have the right to apply all or any part of such funds towards payment of any of the Obligations or to hold such funds as cash collateral. All funds and items received or deposited into the Cash Collateral Account will be credited as payments of the principal balance of the Revolving Credit Facility on the Business Day on which such items are received or deposited into the Cash Collateral Account. As compensation for the foregoing arrangement, Borrower will pay to Agent for Agent's sole account, a sum equal to one (1) day's interest on all such funds or deposits, at the applicable interest rate on the Loan against which such funds or deposits are credited as a payment. Borrower will reimburse Agent on demand for the amount of any items credited as provided above and subsequently returned unpaid. Agent may terminate the foregoing arrangement upon notice to Borrower.

(j)

(k) ITEMS HELD IN TRUST; ENDORSEMENTS. Borrower agrees that all monies, checks, notes, instruments, drafts, chattel paper or other payments relating to or constituting proceeds of any accounts receivable or other Collateral of Borrower which come into the possession or under the control of Borrower or any employees, agents or other persons acting for or in concert with Borrower, shall be received and held in trust for Agent and such items shall be the sole and exclusive property of Agent. Immediately upon receipt of any such notes, instruments or chattel paper, Borrower and such other persons shall remit the same or cause the same to be remitted, in kind, to Agent. Borrower shall deliver or cause to be delivered to Agent, with appropriate endorsement and assignment to Agent with full recourse to Borrower, all instruments, notes and chattel paper constituting an account receivable or proceeds thereof or other Collateral. Agent is hereby authorized to open all mail addressed to Borrower and endorse all checks, drafts or other items for payment on behalf of Borrower. Agent (and Agent's officers, employees and agents) are granted a power of attorney by Borrower with full power of substitution to execute on behalf of Borrower and in Borrower's name or to endorse Borrower's name on any check, draft, instrument, note or other item of payment or to take any other action or sign any document in order to effectuate the foregoing. Such power of attorney being coupled with an interest is irrevocable.

(l)

2. REPRESENTATIONS AND WARRANTIES. In order to induce the Lender Group to enter into this Agreement, Borrower and Guarantors, jointly and severally, make the following representations and warranties which shall be true, correct, and complete in all respects as of the date hereof, and shall be true, correct, and complete in all respects as of the Closing Date, and at and as of the date of the making or entering into each Advance, Letter of Credit, or Permitted FX Contract, thereafter, as though made on and as of the date of such Advance, Letter of Credit or Permitted FX Contract (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement.

3.

3.1 VALID ORGANIZATION, GOOD STANDING AND QUALIFICATION. Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, has full power and authority to execute, deliver and comply with the Loan Documents, and to carry on its business as it is now being conducted and is duly licensed or qualified as a foreign corporation in good standing under the laws of each other jurisdiction in which the character or location of the properties owned by it or the business transacted by it requires such licensing or qualification.

3.2

3.3 Each Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, has full power and authority to execute, deliver and comply with the Loan Documents, and to carry on its business as it is now being conducted and is duly licensed or qualified as a foreign corporation in good standing under the laws of each other jurisdiction in which the character or location of the properties owned by it or the business transacted by it requires such licensing or qualification.

3.4

3.5 LICENSES. Borrower, Guarantors and their employees, servants and agents have all licenses, registrations, approvals and other authority as may be necessary to enable them to own and operate their business and perform all services and business which they have agreed to perform in any state, municipality or other jurisdiction.

3.6

3.7 OWNERSHIP INTERESTS. The ownership of all stock, debentures, options, warrants, bonds and other securities (debt and equity) of Borrower by David Feld and all directors of Borrower and all pledges, proxies, voting trusts, powers of attorney and other agreements affecting the ownership or voting rights of said interests is as set forth on SCHEDULE attached hereto.

3.8

3.9 SUBSIDIARIES. Except as set forth on SCHEDULE attached hereto, Borrower and Guarantors do not own any shares of stock or other equity interests in any Person, directly or indirectly (by any Subsidiary or otherwise). All of the outstanding capital stock of each Guarantor has been validly issued and is fully paid and non-assessable. Each of Today's Man Outlet, Inc., Benemax Development, Inc. and F&S International, Inc. has no assets and does not now nor will it in the future engage in any activities without the prior written consent of Agent.

3.10

3.11 No capital stock (or any securities, instruments, warrants, options, purchase rights, conversion or exchange rights, calls, commitments or claims of any character convertible into or exercisable for capital stock) of any direct or indirect Subsidiary of Borrower is subject to the issuance of any security, instrument, warrant, option, purchase right, conversion or exchange right, call, commitment or claim of any right, title, or interest therein or thereto.

3.12

3.13 FINANCIAL STATEMENTS. Borrower has furnished to Agent the audited financial statements of Borrower certified without qualification by independent public accountants as of January 31, 1998 and all management and comment letters from such accountants in connection therewith, and its internally prepared interim financial statements of Borrower and Guarantors as of August 31, 1998. Such financial statements of Borrower and Guarantors (together with the related notes and comments), are correct and complete, fairly present the financial condition and the assets and liabilities of Borrower and Guarantors at such dates, and have been prepared in accordance with GAAP. With respect to the interim statements, such statements are subject to year-end adjustment and any accompanying footnotes.

3.14

3.15 NO MATERIAL ADVERSE CHANGE IN FINANCIAL CONDITION. There has been no Material Adverse Change in the financial condition of Borrower or Guarantors since August 31, 1998.

3.16

3.17 PENDING LITIGATION OR PROCEEDINGS. Except as set forth on SCHEDULE attached hereto, there are no judgments outstanding or actions, suits or proceedings pending or, to the best of Borrower's knowledge, threatened against or affecting Borrower or any Guarantor, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

3.18

3.19 DUE AUTHORIZATION; NO LEGAL RESTRICTIONS. The execution and delivery by Borrower and Guarantors of the Loan Documents, the consummation of the transactions contemplated by the Loan Documents and the fulfillment and compliance with the respective terms, conditions and provisions of the Loan
Documents: (a) have been duly authorized by all requisite corporate action of Borrower and each Guarantor, (b) will not conflict with or result in a breach of, or constitute a default (or might, upon the passage of time or the giving of notice or both, constitute a default) under, any of the terms, conditions or provisions of any applicable statute, law, rule, regulation or ordinance or Borrower's or any Guarantor's Certificate or Articles of Incorporation or By-Laws or any lease, indenture, mortgage, loan or credit agreement or instrument to which Borrower or any Guarantor is a party or by which any of them may be bound or affected, or any judgment or order of any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (c) will not result in the creation or imposition of any Lien of any nature whatsoever upon any of the property or assets of Borrower or any Guarantor under the terms or provisions of any such agreement or instrument, except Liens in favor of Agent, and (d) do not require any consent or approval of the stockholders of Borrower or any Guarantor or any other Person.

3.20

3.21 ENFORCEABILITY. The Loan Documents have been duly executed by Borrower and Guarantors and delivered to Agent and constitute legal, valid and binding obligations of Borrower and Guarantors, enforceable in accordance with their terms.

3.22

3.23 NO DEFAULT UNDER OTHER OBLIGATIONS, ORDERS OR GOVERNMENTAL REGULATIONS. Borrower and Guarantors are not in violation of their Certificates or Articles of Incorporation or in default in the performance or observance of any of their obligations, covenants or conditions contained in any indenture or other agreement creating, evidencing or securing any Indebtedness or pursuant to which any such Indebtedness is issued. Borrower and Guarantors are not in violation of or in default under any other agreement or instrument or any judgment, decree, order, statute, rule or governmental regulation, applicable to them or by which their properties may be bound or affected.

3.24

3.25 GOVERNMENTAL CONSENTS. Other than the filing of appropriate financing statements, no consent, approval or authorization of or designation, declaration or filing with or notice to any governmental authority on the part of Borrower or Guarantors is required in connection with the execution, delivery or performance by Borrower or Guarantors of the Loan Documents or the consummation of the transactions contemplated thereby.

3.26

3.27 TAXES. Borrower and Guarantors have filed all tax returns which they are required to file and have paid, or made provision for the payment of, all taxes which have or may have become due pursuant to such returns or pursuant to any assessment received by them. Such tax returns are complete and accurate in all respects. Borrower and Guarantors do not know of any proposed additional assessment or basis for any assessment of additional taxes.

3.28

3.29 TITLE TO COLLATERAL. The Collateral is and will be owned by Borrower and Guarantors free and clear of all Liens of any kind, excepting only Liens in favor of the Agent and those Liens permitted under SECTION below. Borrower and Guarantors will defend the Collateral against any claims of all Persons other than the Agent.

3.30

3.31 NAMES AND ADDRESSES. During the past five (5) years, Borrower and Guarantors have not been known by any names (including trade names) other than those set forth in SCHEDULE 9.14 attached hereto and have not been located at any addresses other than those set forth on SCHEDULE 9.14 attached hereto. The portions of the Collateral which are tangible property and Borrower's and Guarantors' Books will at all times be located at the addresses set forth on
SCHEDULE 9.14; or such other location determined by Borrower and Guarantors after prior notice to Agent and delivery to Agent of any items requested by Agent to maintain perfection and priority of Agent's security interests and access to the Collateral and to Borrower's and Guarantors' Books. SCHEDULE 9.14 identifies the chief executive offices of Borrower and Guarantors.

3.32

3.33 CURRENT COMPLIANCE. Borrower and Guarantors are currently in compliance with all of the terms and conditions of the Loan Documents.

3.34

3.35 PENSION AND BENEFIT PLANS. Except as disclosed on SCHEDULE 9.16, (a) Borrower and Guarantors have no obligations with respect to any Plan, (b) no ERISA Events, including, without limitation, any "Reportable Event" or "Prohibited Transaction" (as those terms are defined under ERISA), have occurred in connection with any Plan of Borrower or Guarantors which might constitute grounds for the termination of any such Plan by the PBGC or for the appointment by any United States District Court of a trustee to administer any such Plan,
(c) all of the Borrower's and Guarantors' Plans meet with the minimum funding standards of Section 302 of ERISA, and (d) Borrower and Guarantors have no existing liability to the PBGC. Borrower and Guarantors are not subject to or bound to make contributions to any Multi-Employer Plan.

3.36

3.37 The present value of the aggregate benefit liabilities under any of the Plans, determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "BENEFITS LIABILITIES" has the meaning specified in Section 4001 of ERISA and the terms "CURRENT VALUE" and "PRESENT VALUE" have the meanings specified in Section 3 of ERISA. Neither Borrower nor any ERISA Affiliates have incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under Section 4201 or 4204 of ERISA.

3.38

3.39 LEASES AND CONTRACTS. Borrower and Guarantors have complied with the provisions of all material leases, contracts or commitments of any kind (such as employment agreements, collective bargaining agreements, powers of attorney, distribution agreements, patent license agreements, contracts for future purchase or delivery of goods or rendering of services, bonus, pension and retirement plans or accrued vacation pay, insurance and welfare agreements) to which Borrower or any Guarantor is a party and are not in default thereunder. No other party is in default under any such leases, contracts or other commitments and no event has occurred which, but for the giving of notice or the passage of time or both, would constitute an event of default thereunder. SCHEDULE sets forth an accurate list of all material leases, contracts and commitments to which Borrower or Guarantors are a party or by which any of them are bound.

3.40

3.41 INTELLECTUAL PROPERTY. Borrower and each Guarantor owns or possesses the irrevocable right to use all of the patents, trademarks, service marks, trade names, copyrights, licenses, franchises and permits and rights with respect to the foregoing necessary to own and operate the Borrower's or such Guarantor's properties and to carry on their business as presently conducted and presently planned to be conducted without conflict with the rights of others. SCHEDULE 9.18 sets forth an accurate list and description of each such patent, trademark, service mark, trade name, copyright, license, franchise and permit and right with respect to the foregoing, together with all registration or application numbers or identifying information with respect thereto.

3.42

3.43 ELIGIBLE INVENTORY WARRANTIES. With respect to Borrower's inventory from time to time scheduled, listed or referred to in any certificate, statement or report prepared by or for Borrower and delivered to Agent and described as Eligible In-Transit Inventory or Eligible Landed Inventory and upon which Borrower is basing Availability under the Revolving Credit Facility, Borrower warrants and represents that (a) such inventory is located at one of the Eligible Inventory Locations or is in transit to one of such Eligible Inventory Locations; (b) Borrower has good, indefeasible and merchantable title to such inventory and such inventory is not subject to any lien or security interest whatsoever except for the prior, perfected security interest granted to Agent;
(c) such inventory is of good and merchantable quality, free from any defects;
(d) such inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties except as set forth on
SCHEDULE 9.19; (e) such inventory is not held by Borrower on consignment for another Person; and (f) the completion of the manufacture and sale or other disposition of such inventory by Agent following an Event of Default shall not require the consent of any person and shall not constitute a breach or default under any contract or agreement to which Borrower is a party or to which the inventory is subject.

3.44

3.45 ELIGIBLE CREDIT CARD ACCOUNTS WARRANTIES. With respect to all accounts of Borrower from time to time scheduled, listed or referred to in any certificate, statement or report prepared by or for Borrower and delivered to Agent and described as Eligible Credit Card Accounts and upon which Borrower is basing Availability under the Revolving Credit Facility, Borrower warrants and represents that (a) such Eligible Credit Card Account meets the requirements of an Eligible Credit Card Account and represents the obligation of a credit card company, issuer or servicer to pay the amount due Borrower in connection with a bona fide sale to a retail customer in accordance with the terms of the applicable Credit Card Agreement; (b) all agreements with each credit card company, issuer or servicer designated by such credit card company or issuer, are in full force and effect and all payments thereunder shall be made to Borrower without offset or defense; (c) the accounts arose in the ordinary course of Borrower's business; (d) the accounts are genuine, are in all respects what they purport to be; (e) Borrower has absolute title to such accounts and the accounts represent undisputed, bona fide transactions completed in accordance with the terms thereof and as represented to Agent; (f) no payments have been or will be made thereon, except payments delivered to Agent pursuant to the Loan Documents; (g) there are no setoffs, counterclaims, disputes, discounts, credits, charge backs, freight claims, allowances or adjustments existing or asserted with respect thereto and Borrower has not made any agreement with any Account Debtor for any deduction therefrom; (h) there are no facts, events or occurrences which impair the validity or enforcement thereof or may reduce the amount payable thereunder as shown on any certificates, statements or reports, prepared by or for Borrower and delivered to Agent, Borrower's Books and all invoices and statements delivered to Agent with respect thereto; (i) the goods sold giving rise thereto are not subject to any lien, claim, encumbrance or security interest except that of Agent; and (j) the accounts have not been sold, assigned or transferred to any other Person and no Person except Borrower has any claim thereto or (with the exception of the applicable Account Debtor) any claims to the goods sold.

3.46

3.47 BUSINESS INTERRUPTIONS. Within five (5) years prior to the date hereof, neither the business, Collateral nor operations of Borrower or any Guarantor has been materially and adversely affected in any way by any casualty, strike, lockout, combination of workers, order of the United States of America, or any state or local government, or any political subdivision or agency thereof, directed against Borrower or any Guarantor. There are no pending or threatened labor disputes, strikes, lockouts or similar occurrences or grievances against the business being operated by Borrower or any Guarantor.

3.48

3.49 ACCURACY OF REPRESENTATIONS AND WARRANTIES. No representation or warranty by Borrower or any Guarantor contained herein or in any certificate or other document furnished by Borrower or any Guarantor pursuant hereto or in connection herewith fails to contain any statement of material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it was made. There is no fact which Borrower or any Guarantor knows or should know and has not disclosed to Agent, which does or may materially and adversely affect Borrower or any Guarantor or any of their operations.

3.50

3.51 EQUIPMENT. All of Borrower's equipment used or held for use in Borrower's business is substantially in good working order and is fit for such purposes.

3.52

3.53 INVENTORY RECORDS. Borrower keeps correct and accurate records itemizing and describing the kind, type, quality, and quantity of inventory, and Borrower's cost therefor.



1.1 FEIN. The Borrower's FEIN is 23-1743137. The Guarantors' FEIN are:

1.2

        Benmol, Inc.      -  51-0341383
        D & L, Inc.       -  51-0341382
        Feld & Feld, Inc. -  51-0343979


1.1 SOLVENCY. Borrower and each Guarantor is Solvent. No transfer of property is being made by Borrower or any Guarantor and no obligation is being incurred by Borrower or any Guarantor in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Borrower or any Guarantor.

1.1 INVENTORY LOCATIONS.

1.2

(a) ALL INVENTORY. All of Borrower's inventory in the United States is currently located at or in transit between one of the locations set forth on SCHEDULE 9.27(A). SCHEDULE 9.27(A) sets forth the street address and the name of the owner/lessor/warehouseman, as applicable, for such location.



(a) ELIGIBLE INVENTORY LOCATIONS. SCHEDULE 9.27(B) sets forth all Eligible Inventory Locations of Borrower. Each Eligible Inventory Location is and will be owned by Borrower or leased by Borrower, or is or will be a contract public warehouse.

(b)

(c) ADDITIONS TO ELIGIBLE INVENTORY LOCATIONS. Borrower and Agent may modify
SCHEDULE 9.27(B) to add new Eligible Inventory Locations by executing a written amendment to this Agreement in form and content acceptable to Agent, provided that Borrower complies with all of the following conditions:

(d)

(i) Borrower executes and delivers to Agent such UCC-1 financing statements covering all inventory and related assets of Borrower to be located at such new location(s) as may be required by Agent to perfect Agent's Lien in such inventory and related assets.

(ii)

(iii) Agent receives written confirmation that such new UCC-1 financing statements have been filed in the appropriate offices required to perfect Agent's Lien (for the pro rata benefit of the Lenders) at such new location(s).

(iv)

(v) Agent receives a search report from a reputable search company confirming that there are no other Liens encumbering any of Borrower's assets at such new location(s), except the Lien in favor of Agent (for the pro rata benefit of the Lenders).

(vi)

(vii) Agent receives a copy of the lease, sub-lease, warehouse agreement or similar agreement entered into by Borrower with the owner, lessor or operator of the new location(s).

(viii)

(ix) Agent receives evidence satisfactory to Agent that all assets of Borrower at such new location(s) are covered by the insurance coverage required under SECTION (A).

(x)

(xi) Borrower uses its best efforts to provide to Agent (for the pro rata benefit of Lenders) a Mortgage securing the Obligations and encumbering Borrower's leasehold interest in such new location, together with a Landlord's Consent from the owner/lessor, title insurance, evidence of compliance with applicable environmental laws, evidence of insurance coverage, flood zone certifications and such other items as Agent may require, all of which must be in form, content and amount (if applicable) acceptable to Agent.

(xii)

(xiii) Agent receives a Collateral Access Agreement from the owner/lessor of the new location in form and content acceptable to Agent.

(xiv)

1.2 NON-OPERATING SUBSIDIARIES. Benemax Development, Inc., F&S International, Inc. and Today's Man Outlet, Inc. are non-operating Subsidiaries of Borrower without any material assets and will continue as non-operating entities without material assets until their dissolution or merger.

1.3

1.4 GUARANTOR BUSINESS ACTIVITIES. Guarantors do not engage in any business activities other than (a) in the case of Feld & Feld, Inc. being the holding company owning all of the outstanding and issued shares of Benmol, Inc. and D&L, Inc. (b) in the case of Benmol, Inc. being the payee of the Benmol Note, and (c) in the case of D&L, Inc. being the owner of the trademarks and other property referred to in the License Agreement (collectively, the "GUARANTOR BUSINESS ACTIVITIES").

1.5

1.6 WARRANTS. The copy of the Warrant Agreement attached as EXHIBIT L (the "WARRANT AGREEMENT") is a true and complete copy of the form of warrant agreement utilized for all outstanding warrants issued by Borrower (the "WARRANTS") and there have been no modifications or amendments thereto. Borrower has not entered into any agreements with the holders of any such Warrants modifying or amending the terms thereof, including without limitation, any agreement requiring Borrower to purchase or repurchase any Warrants or stock issued pursuant to such Warrants.

1.7

1.8 BANKRUPTCY PLAN. The Plan of Reorganization has been approved by the Confirmation Order. The Confirmation Order is final and the appeal period with respect thereto has expired with no appeal or motion for reconsideration having been filed. Borrower and Guarantors are currently in compliance with the terms and conditions of the Plan of Reorganization. All of Borrower's and Guarantors' obligations under the Plan of Reorganization have been satisfied in full, except as described on SCHEDULE.

1.9

1.10 CREDIT CARDS. SCHEDULE sets forth an accurate and complete list of all agreements between Borrower and any issuers of credit cards or credit card processors and all amendments and modifications thereto (collectively, the "CREDIT CARD AGREEMENTS"). Borrower is not in default of any of its obligations under the Credit Card Agreements.

1.11

1.12 CHECK PURCHASING AGREEMENTS. Borrower has entered into a certain Agreement dated May 6, 1996 with NPC Check Services Division (the "CHECK PURCHASE AGREEMENT"), pursuant to which NPC Check Services Division has agreed to purchase certain checks and money orders, subject to the terms and conditions of such agreement. The

Check Purchase Agreement is in full force and effect and has not been modified or amended. Borrower is not in default of any of its obligations under the Check Purchase Agreement.

1. YEAR 2000 COMPLIANCE.

2.

2.1 Representations and Warranties. Borrower and Guarantors represent and warrant to the Lender Group that they have undertaken and completed a detailed inventory, review and assessment of all areas within their business operations which could be materially and adversely affected by the failure of Borrower to be Year 2000 Compliant; (b) they have contracted with Lawson Software to replace Borrower's general ledger system and with JDA Software to replace Borrower's merchandising system with Year 2000 Compliant systems in a timely fashion; and
(c) they have budgeted sufficient sums (reflected in the projections furnished to Agent to address and resolve all issues to make Borrower Year 2000 Compliant.



1.1 Suppliers, Vendors and Servicers. Borrower and Guarantors represent and warrant to the Lender Group that they have made an inquiry of each of their material suppliers, venders and servicers to determine whether such suppliers, vendors and servicers are or will be Year 2000 Compliant in a timely fashion. Borrower and Guarantors agree that they will use reasonable efforts to use material suppliers, vendors and servicers who are Year 2000 Compliant.

1.2

1.3 Covenants. Borrower and Guarantors agree that: (a) they will complete installation and testing of their new general ledger system by March 31, 1999;
(b) they will complete installation and testing of their new merchandising system by July 31, 1999; and (c) they will complete a satisfactory resolution of all material problems related to any failure of Borrower to be Year 2000 Compliant no later than August 31, 1999. Such deadlines may be extended as a result of problems outside the control of Borrower or Guarantors, provided that, Borrower and Guarantors are diligently pursuing and continue to pursue resolution of such problems and, provided that, all of such problems are satisfactorily resolved in full prior to September 30, 1999. Borrower and Guarantors will, from time to time, as requested by Agent, provide to Agent written updates regarding Borrower's and Guarantors' efforts and status to become Year 2000 Compliant. Borrower and Guarantors will provide Agent with prompt written notice of the completion of installation and successful testing of their new general ledger system and their new merchandising system.

1.4

1.5 Definitions. For purposes of this Section, (i) "Year 2000 Compliant" means that neither the performance nor functionality of any system, computer hardware or software, or any embedded microchips or other data processing capability shall be materially and adversely affected by dates prior to, on or after January 1, 2000, and that such items shall be able to interpret, store, transmit, receive and manipulate data on and involving all calendar dates correctly and without causing any abnormal ending scenarios in relation to dates prior to, on or after January 1, 2000, and (ii) "MATERIAL SUPPLIERS, VENDORS AND SERVICERS" means those suppliers, vendors and servicers of Borrower whose business failure or inability to provide supplies, materials or services to or for the benefit of Borrower or Guarantors would, with reasonable probability, result in a material adverse effect on the business, operations, property, condition (financial or otherwise) of Borrower, any Guarantor or any of the Collateral.

1.6

2. AFFIRMATIVE COVENANTS. Borrower and Guarantors, jointly and severally, covenant and agree that, so long as this Agreement has not been terminated and until full and final payment of the Obligations, and unless Agent shall otherwise consent in writing, Borrower and each Guarantor shall comply with the following:

3.

3.1 Payment of Principal, Interest and Other Amounts Due. Borrower and Guarantors will pay when due all Obligations without setoff, deduction or counterclaim and without deduction or withholding for or on account of any federal, state or local taxes.

3.2

3.3 Claims for Labor and Materials. Borrower and each Guarantor will pay or cause to be paid when due all claims for labor, materials and supplies which, if unpaid, might become a Lien upon any of its properties or assets.

3.4

3.5 Existence; Approvals; Qualification; Business Operations; Compliance with Laws. Borrower and each Guarantor (a) will obtain, preserve and keep in full force and effect its separate corporate existence and all rights, licenses, registrations and franchises necessary to the proper conduct of its business or affairs; (b) will qualify and remain qualified as a foreign corporation in each jurisdiction in which the character or location of the properties owned by it or the business transacted by it requires such qualification; (c) will continue to operate its business as presently operated; and (d) will comply with the requirements of all applicable laws and all rules, regulations (including without limitation environmental statutes and regulations, the Fair Labor Standards Act and the Americans With Disabilities Act) and orders of regulatory agencies and authorities having jurisdiction over it.

3.6

3.7 Maintenance of Properties. Borrower and each Guarantor will maintain, preserve, protect and keep or cause to be maintained, preserved, protected and kept its real and personal property used or useful in the conduct of its business in good working order and condition, reasonable wear and tear excepted, and will pay and discharge when due the cost of repairs to and maintenance of the same.

3.8

3.9 Intellectual Property. With respect to any and all trademarks, registrations, copyrights, patents, patent rights and applications for any of the foregoing, Borrower and each Guarantor shall maintain and protect the same and shall take and assert any and all remedies available to Borrower or any Guarantor to prevent any other Person from infringing upon or claiming any interest in any such trademarks, registrations, copyrights, patents, patent rights or applications for any of the foregoing.

3.10

3.11 Borrower and each Guarantor will notify Agent immediately of (a) the creation by Borrower, any Guarantor or any of its employees of any inventions;
(b) any changes or improvements made to an invention created or owned by Borrower or any Guarantor or any of its


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

employees; (c) the filing of any patent or trademark application, whether domestic or foreign, by Borrower, Guarantors or any of their employees; (d) the grant of any patent or trademark, whether domestic or foreign, to Borrower, Guarantors or any of their employees; or (e) Borrower's or any Guarantor's intent to abandon a patent or trademark.

3.12

3.13 Borrower and Guarantors will, if requested by Agent, (i) execute and deliver to Agent assignments, financing statements, patent mortgages or such other documents, in form and substance acceptable to Agent, necessary to perfect and maintain Agent's security interest in all existing and future patents, patent applications, trademarks, trademark applications, and other general intangibles owned by Borrower or any Guarantor; (ii) furnish Agent with evidence satisfactory to Agent, in its discretion, that all actions necessary to maintain and protect each trademark and patent owned by Borrower, Guarantors or their employees have been taken in a timely manner; and (iii) execute and deliver to Agent an agreement permitting Agent to exercise all of Borrower's or any Guarantor's rights in, to and under any patent or trademark owned by Borrower, Guarantors, or any of their employees.

1.1 Insurance.

1.2

(a) Personal Property Collateral. Borrower will, at its expense, keep the Personal Property Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, as are ordinarily insured against by other owners in similar businesses, in amounts acceptable to Agent, but in any event in amounts sufficient to cover the Value of all of Borrower's inventory (including in-transit inventory) and in amounts sufficient to prevent Borrower from becoming a co-insurer under such policies. Borrower also shall maintain business interruption, public liability, product liability (to the extent currently in effect), and property damage insurance relating to Borrower's ownership and use of the Personal Property Collateral, as well as insurance against larceny, embezzlement, and criminal misappropriation.

(a) Real Property Collateral. Borrower, at its expense, shall obtain and maintain (i) insurance of the type necessary to insure the Real Property Collateral, for the full replacement cost thereof, against any loss by fire, lightning, windstorm, hail, explosion, aircraft, smoke damage, vehicle damage, earthquakes, elevator collision, and other risks from time to time included under "extended coverage" policies, in such amounts as Agent may require, but in any event in amounts sufficient to prevent Borrower from becoming a co-insurer under such policies, (ii) combined single limit bodily injury and property damages insurance against any loss, liability, or damages on, each parcel of Real Property Collateral, in an amount reasonably acceptable to Agent; (iii) business rental insurance covering annual receipts for a 12 month period for each parcel of Real Property Collateral; and (iv) insurance for such other risks as Agent may require. Replacement costs, at Agent's option, may be redetermined by an insurance appraiser, satisfactory to Agent, not more frequently than once every 12 months at Borrower's cost.

(b)


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

(c) Endorsements, Cancellation or Modification. Borrower and Guarantors shall cause Agent (for the pro rata benefit of the Lenders) to be named as insured mortgagee with respect to all Real Property Collateral, loss payee (with a lender's loss payable endorsement) with respect to all Personal Property Collateral, and additional insured with respect to all liability insurance, as its interests may appear. Every policy of insurance referred to in this Section shall contain an agreement by the insurer that thirty (30) days' written notice will be given Agent by the insurer prior to cancellation or material and adverse modification of the scope or amount of such insurance coverage. Any modification of any insurance policy or coverage involving any decrease in the amount or scope of coverage, must be approved by Agent in writing prior to the effective date of such modification.

(d)

(e) General. All such policies of insurance shall be in such form, with such companies, and in such amounts as may be reasonably satisfactory to Agent. Every policy of insurance referred to in this Section shall contain an agreement by the insurer that any loss payable thereunder shall be payable notwithstanding any act or negligence of Borrower or the Lender Group which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment and notwithstanding any foreclosure or other action or proceeding taken by the Lender Group pursuant to the Mortgages upon the happening of an Event of Default.

(f)

(g) Policies and Evidence of Insurance. Borrower and Guarantors shall cause to be delivered to Agent the insurance policies and all endorsements thereto and evidence of insurance utilizing a current ACORD 27 Evidence of Property Insurance and at least thirty (30) days prior to the expiration of any such insurance, additional policies or duplicates thereof and evidence of insurance utilizing a current ACORD 27 Evidence of Property Insurance confirming the renewal of such insurance and payment of the premiums therefor.

(h)

(i) Losses; Payments. Borrower and Guarantors shall direct all insurers that in the event of any loss thereunder or the cancellation of any insurance policy, the insurers shall make payments for such loss and pay all return or unearned premiums directly to Agent (for the pro rata benefit of the Lenders) and not to Borrower (or any Guarantor) and Agent jointly. In the event of any loss, Borrower and Guarantors will give Agent immediate notice thereof and Agent may make proof of loss whether the same is done by Borrower (or any Guarantor). Agent is hereby granted a power of attorney by Borrower and Guarantors with full power of substitution to file any proof of loss in Borrower's, any Guarantor's or Agent's name, to endorse Borrower's or any Guarantor's name on any check, draft or other instrument evidencing insurance proceeds, and to take any action or sign any document to pursue any insurance loss claim. Such power being coupled with an interest is irrevocable.

(j)

(k) In the event of any loss, Agent, at its option, may (a) retain and apply all or any part of the insurance proceeds to repay or secure the Obligations, in such order and amounts as Agent may elect, or (b) disburse all or any part of such insurance proceeds to or for the benefit of Borrower for the purpose of repairing or replacing Collateral after receiving proof satisfactory to Agent of such repair or replacement, in either case without waiving or impairing the Obligations or any provision of this Agreement. Any deficiency thereon shall be paid by


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

Borrower to Agent upon demand. Borrower and Guarantors shall bear the full risk of loss from any loss of any nature whatsoever with respect to the Collateral.

(l)

(m) Key Man Life Insurance. In the event Borrower obtains key man life insurance for any executive, Borrower shall cause all proceeds payable under such life insurance policies to be paid to Agent (for the pro rata benefit of the Lenders) to be applied on account of the Obligations.

(n)

1.2 Inspections; Examinations. Borrower and Guarantors hereby irrevocably authorize and direct all accountants and auditors employed by Borrower and Guarantors at any time to exhibit and deliver to Agent copies of any and all of Borrower's and Guarantors' financial statements, trial balances or other accounting records of any sort in the accountant's or auditor's possession and copies of all reports submitted to Borrower and Guarantors by such accountants or auditors, including management letters, "comment" letters and audit reports, and to disclose to Agent any information they may have concerning Borrower's or any Guarantor's financial status and business operations. Borrower and Guarantors further authorize all federal, state and municipal authorities to furnish to Agent copies of reports or examinations relating to Borrower or any Guarantor, whether made by Borrower, any Guarantor or otherwise.

1.3

1.4 The officers of Agent, or such Persons as Agent may designate, may visit and inspect any of the properties of Borrower or any Guarantor, examine (either by Agent's employees or by independent accountants) any of the Collateral or other assets of Borrower and Guarantors, including the Books of Borrower and Guarantors, and discuss the affairs, finances and accounts of Borrower and Guarantors with their officers and with their independent accountants, at such times as Agent may desire. Agent may conduct at any time and from time to time, and Borrower and Guarantors will fully cooperate with, field examinations of the inventory, accounts receivable and business affairs of Borrower and Guarantors. Provided that no Event of Default or Default has occurred, such visits, inspections and field examinations shall be at reasonable times and upon reasonable notice by Agent.

1.5

1.6 Borrower will pay all costs and expenses of Agent related to such visits, inspections and field examinations, subject to the limitations set forth in the Fee Agreement.

1.7

1.8 Pension Plans. Borrower and Guarantors will (a) keep in full force and effect any and all Plans which are presently in existence or may, from time to time, come into existence under ERISA, unless such Plans can be terminated without material liability to Borrower and Guarantors in connection with such termination (as distinguished from any continuing funding obligation); (b) make contributions to all of Borrower's and each Guarantor's Plans in a timely manner and in a sufficient amount to comply with the requirements of ERISA; (c) comply with all material requirements of ERISA which relate to such Plans so as to preclude the occurrence of any Reportable Event, Prohibited Transaction or material "accumulated funding deficiency" as such term is defined in ERISA; and
(d) notify Agent immediately upon receipt by Borrower or any Guarantor of any notice of the institution of any proceeding or other action which may result in the termination of any Plan and deliver to Agent, promptly after the filing or receipt thereof, copies of all reports or notices which Borrower or any Guarantor files or receives under ERISA with or from the Internal Revenue Service, the PBGC, or the U.S. Department of Labor.

1.9

1.10 Bank Accounts. Borrower will maintain its operating account and main disbursement accounts with Agent, unless otherwise agreed by Agent in writing. Borrower will notify Agent in writing and on a continuing basis, of all deposit accounts and certificates of deposit (including the numbers thereof) maintained with or purchased from any other depository institutions.

1.11

1.12 Maintenance of Management. Borrower will cause its business to be continuously managed by a majority of its present executive management or such other persons (serving in such executive positions) as may be reasonably satisfactory to Agent.

1.13

1.14 Transactions with Affiliates. Borrower will cause all of its Indebtedness at any time owed to any Guarantor, Subsidiary, Affiliate, shareholder, director and officer to be subordinated in all respects to all Obligations and will not make any payments thereon, except as approved by Agent in writing.

1.15

1.16 Additional Documents and Future Actions. Borrower and Guarantors will, at their sole cost, take such actions and provide Agent from time to time with such agreements, financing statements and additional instruments, documents or information as the Agent may in its discretion deem necessary or advisable to perfect, protect, maintain or enforce its Lien in the Collateral or to carry out the terms of the Loan Documents. Borrower and Guarantors hereby authorize and appoint Agent as their attorney-in-fact, with full power of substitution, to take such actions as Agent may deem advisable to protect the Collateral and its interests thereon and its rights hereunder, to execute on Borrower's and Guarantors' behalf and file at Borrower's and Guarantors' expense financing statements, and amendments thereto, in those public offices deemed necessary or appropriate by Agent to establish, maintain and protect a continuously perfected Lien in the Collateral, and to execute on Borrower's and Guarantors' behalf such other documents and notices as Agent may deem advisable to protect the Collateral and its interests therein and its rights hereunder. Such power being coupled with an interest is irrevocable. Borrower and Guarantors irrevocably authorize the filing of a carbon, photographic or other copy of this Agreement, or of a financing statement, as a financing statement and agree that such filing is sufficient as a financing statement.

1.17

1.18 Returns. Borrower will cause returns and allowances, if any, as between Borrower and its Account Debtors to be on the same basis and in accordance with the usual customary practices of Borrower, as they exist from time to time.

1.19

1.20 Title to Equipment. Borrower will immediately deliver to Agent, properly endorsed, any and all evidences of ownership of, certificates of title, or applications for title to any items of equipment.

1.21


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

1.22 Taxes. Borrower and Guarantors will cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Borrower, any Guarantor or any of their property to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. Borrower and Guarantors shall make due and timely payment or deposit of all such federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Agent, on demand, appropriate certificates attesting to the payment thereof or deposit with respect thereto. Borrower and Guarantors will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Agent with proof satisfactory to Agent indicating that Borrower and Guarantors have made such payments or deposits.

1.23

1.24 Leases. Borrower and Guarantors will pay when due all rents and other amounts payable under any leases to which Borrower or any Guarantor is a party or by which Borrower's or any Guarantor's properties and assets are bound, unless such payments are the subject of a Permitted Protest. To the extent that Borrower or any Guarantor fails timely to make payment of such rents and other amounts payable when due under its leases, Agent shall be entitled, in its discretion, to reserve an amount equal to such unpaid amounts against the Borrowing Base.

1.25

1.26 Notices. Borrower will immediately notify Agent of (a) any action or proceeding brought against Borrower or any Guarantor wherein such action or proceeding would, if determined adversely to Borrower or such Guarantor result in liability of Borrower or such Guarantor in excess of One Hundred Thousand Dollars ($100,000.00) individually, or Three Hundred Thousand Dollars ($300,000.00) in the aggregate, (b) the occurrence of any Event of Default, (c) any fact, condition or event which, with the giving of notice or the passage of time or both, could become an Event of Default, (d) the failure of Borrower or any Guarantor to observe any of its undertakings under the Loan Documents, (e) the occurrence of any Material Adverse Change, (f) any new locations to be added as an additional Eligible Inventory Location; (g) the creation of any new inventions or other events related to the intellectual property of Borrower or any Guarantor; (h) the occurrence of any loss related to the Personal Property Collateral or the Real Property Collateral; and (i) the receipt of any notice of the institution or proceeding or other action which may result in the termination of any Plan.

1.27

1.28 New Trademark and Tradename Appraisals. Borrower, at its sole cost and expense, will deliver to Agent on or before May 15, 1999, new and current trademark and tradename appraisals for the trademarks and tradenames listed on Schedule. Such appraisals will be prepared on a basis acceptable to Agent and otherwise in form and content acceptable to the Agent. Such appraisals will be updated annually at Borrower's cost and expense, provided that, the Expansion Store Sublimit is still made available.

1.29


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

1.30 Inventory Appraisals. Borrower, at its sole cost and expense, will provide to Agent a new current appraisal of Borrower's inventory based upon an appraised liquidation value acceptable to Agent and in form and content acceptable to Agent, on or before March 31, 1999 and annually thereafter on or before March 31st of each subsequent year.

1.31

1.32 Leasehold Mortgages; Appraisals; Etc. Borrower will continue to use its best efforts to provide to Agent (for the pro rata benefit of the Lenders) on or before May 15, 1999 leasehold mortgage liens on the store locations leased by Borrower listed on Schedule, together with a Landlord's Consent and a Memorandum of Lease executed by the applicable owner/landlord and such related agreements as Agent may require. The form and content of the Mortgage, Landlord's Consent and related documents must be acceptable to Agent. In connection with each of such Mortgages, Borrower, at its sole cost and expense, will provide to Agent a leasehold appraisal in form, content and on a basis acceptable to Agent and prepared by an appraiser acceptable to Agent. Such appraisal must be provided on or before March 31, 1999. Such appraisals will be updated annually provided that the Expansion Store Sublimit is still made available. Borrower will also provide to Agent evidence satisfactory to Agent that such real estate is free of material contamination including hazardous waste and any hazardous substance and the Borrower is in conformity with all state and federal environmental regulations and requirements. Borrower will also provide to Agent satisfactory evidence that such real estate is not located in a flood hazard area, or if it is located in such a flood hazard area, that flood insurance in amounts acceptable to Agent is maintained by Borrower. Borrower will also provide to Agent title insurance for any leasehold interests encumbered by a Mortgage in favor of the Agent (for the pro rata benefit of the Lenders) in form, substance, amount and with such endorsements as may be required by the Agent and subject only to such exceptions as may be acceptable to Agent. Borrower will also provide to Agent opinions of counsel regarding such Mortgages to which owners or landlords have consented, in form acceptable to Agent.

1.33

1.34 FX Contracts. Unless otherwise consented to by Agent in writing, Borrower will only enter into foreign exchange contracts with Agent and such foreign exchange contracts shall comply with the requirements of Permitted FX Contracts under this Agreement.

1.35

1.36 Collateral Access Agreements. Borrower has provided Agent with Collateral Access Agreements in favor of Agent for the locations described on Schedule. Borrower will use its best efforts to provide to Agent on or before March 31, 1999, Collateral Access Agreements in favor of Agent for all remaining locations of Borrower, all in form and content acceptable to Agent. Borrower will provide Agent with Collateral Access Agreements for all new locations of Borrower's assets.

1.37

1.38 Additional Guarantors. Benemax Development, Inc., F&S International, Inc., and Today's Man Outlet, Inc. will be dissolved or merged into Borrower or one of the Guarantors, on or before December 31, 1998. If they remain in existence after December 31, 1998, Borrower will cause them to join in as Guarantors as provided below for any new Subsidiaries. In the event that any Guarantor or the Borrower shall form or acquire any new Subsidiary after the date hereof, the Borrower or such Guarantor will cause such new Subsidiary to become a "Guarantor" hereunder pursuant to an Assumption Agreement in the form and content as required by Agent (an "Assumption Agreement") pursuant to which such new Subsidiary shall agree to be bound as a "Guarantor" by all provisions of this Agreement and the other Loan Documents and Borrower or the applicable Guarantor shall cause such Subsidiary to execute a Surety Agreement similar in form to the Surety Agreements executed by the other Guarantors. Together with the Assumption Agreement for each new Subsidiary, the Borrower or applicable Guarantor shall deliver such proof of corporate action, incumbency of officers, opinions of counsel, UCC-1 financing statements and other documents as the Agent shall request. Each of the Borrower and the applicable Guarantor hereby agrees to immediately pledge to the Agent under a Pledge Agreement and thereby grant a security interest to Agent (for the pro rata benefit of the Lenders) in any and all of its ownership interests of any Subsidiary which becomes a "Guarantor" hereunder pursuant to this Section.

1.39

1.40 Plan of Reorganization. Borrower and Guarantors will perform all obligations required under the Plan of Reorganization in accordance with the terms and conditions set forth in the Plan of Reorganization.

1.41

1.42 Credit Cards. Borrower will (a) comply in all material respects with the terms and conditions of the Credit Card Agreements, (b) submit all credit card charges resulting from the sale of inventory by Borrower to the issuing credit card company or the credit card processor, (c) request that the issuing credit card company or credit card processor remit payment for the credit card charges submitted by Borrower by ACH remittance to the Cash Collateral Account as soon as possible under the terms of the Credit Card Agreements after such credit card charges are submitted for processing by Borrower, and comply with all requirements and conditions in the Credit Card Agreements to enable such remittances to be made within such time period, and (d) not take any actions which will increase any full recourse or charge back liabilities of Borrower under the Credit Card Agreements.

1.43

1.44 Warrants and Warrant Proceeds. All Warrant Proceeds will be deposited by Borrower with Agent, to be held as cash collateral for the Borrower's Obligations and may only be used by Borrower as follows: (a) to finance Capital Expenditures for refurbishing and refitting of existing store locations of Borrower; (b) to finance the Capital Expenditures required for new store locations permitted to be opened by Borrower pursuant to Section after all new store locations permitted to be opened under Section have been opened; (c) to purchase inventory for the new store locations permitted to be opened by Borrower pursuant to Section; and (d) to the extent that any balance of the Warrant Proceeds remain undisbursed pursuant to subsections (a) through (c) above as of February 1, 2002, Borrower may utilize up to $5,000,000 of such Warrant Proceeds to pay down the principal balance of the Revolving Credit Facility. Notwithstanding anything herein or elsewhere to the contrary, if an Event of Default has occurred, Borrower may not utilize the Warrant Proceeds for any purpose described above and Agent, at its option, may apply such Warrant Proceeds to repay Borrower's Obligations or as otherwise provided in this Agreement.

1.45

2. NEGATIVE COVENANTS. Borrower and Guarantors, jointly and severally, covenant and agree that, so long as this Agreement has not been terminated and until full and final payment of the Obligations, and unless Agent shall otherwise consent in writing, Borrower and each Guarantor shall comply with the following:

3.

3.1 Limitation on Sale and Leaseback. Borrower and Guarantors will not enter into any arrangement whereby any of them will sell or transfer any real property or improvements thereon or other fixed assets owned by any of them and then or thereafter rent or lease as lessee such property, improvements or assets or any part thereof, or other property which any of them shall intend to use for substantially the same purposes as the property sold or transferred.

3.2

3.3 Limitation on Indebtedness. Borrower and Guarantors will not have at any time outstanding to any Person other than the Lender Group, any Indebtedness for borrowed money, Capitalized Lease Obligations, or any outstanding letters of credit, except:

3.4

(a) Current accounts payable of Borrower incurred in the ordinary course of Borrower's business, accrued expenses and other current items arising out of transactions (other than borrowings) in the ordinary course of Borrower's business;

(b)

(c) Existing Indebtedness of Borrower for borrowed money and Capitalized Lease Obligations described on Schedule 12.2;

(d)

(e) Future purchase money Indebtedness and Capitalized Lease Obligations of Borrower in any one fiscal year not to exceed Four Million Dollars ($4,000,000.00) in the aggregate principal amount incurred to finance Capital Expenditures permitted under Section in such fiscal year, provided that, Agent shall have the right of first refusal to provide such financing on reasonably competitive terms; and

(f)

(g) Indebtedness owed by Borrower to Benmol, Inc. pursuant to the Benmol Note, which may not be amended without the prior written consent of Agent.

(h)

(i) Any of such existing permitted Indebtedness may not be refinanced or replaced without the consent of the Agent.

(j)

3.5 Investments and Loans. Borrower and Guarantors will not have or make any investments in all or any portion of the capital stock or securities of any Person, or any loans, advances or extensions of credit to any Person, except:

3.6

(a) investments in direct or indirect obligations of, or obligations unconditionally guaranteed by, the United States of America and maturing within twelve (12) months from the date of acquisition;

(b)

(c) investments in commercial paper rated "Prime-1" by Moody's Investors Services or "A-1" by Standard & Poor's Corporation, or within an equivalent rating by another rating agency of nationally recognized standing, maturing within three hundred sixty-five (365) days from the date of acquisition;

(d)

(e) certificates of deposit maturing within twelve (12) months from the date of acquisition issued by the Agent;

(f)

(g) loans and investments made by Benmol, Inc. to or in Borrower, all of which loans must be subordinated to the Obligations on terms acceptable to the Agent;

(h)

(i) advances by Borrower to employees to meet expenses incurred by such employees or advances with respect to salary, relocation, medical or hardship matters, in each case in the ordinary course of business, provided that, the aggregate of all of such advances does not exceed $500,000.00 outstanding at any time; and

(j)

(k) investments and loans listed on Schedule attached hereto.

(l)

3.7 Guaranties. Borrower and Guarantors will not directly or indirectly guarantee, endorse (other than for collection or deposit in the ordinary course of business), discount, sell with recourse or for less than the face value or agree (contingently or otherwise) to purchase or repurchase or otherwise acquire, or otherwise become directly or indirectly liable for, or agree (contingently or otherwise) to supply or advance funds (whether by loan, stock purchase, capital contribution or otherwise) in respect of, any Indebtedness, obligations or liabilities of any Person, except in connection with the Surety Agreements.

3.8

3.9 Disposition of Assets. Borrower and Guarantors will not sell, lease, transfer or otherwise dispose any of their property or assets, except for (a) sales of inventory to retail customers in the ordinary course of business, and
(b) the disposition of obsolete equipment with a "book" value of up to $250,000.00 in the aggregate in any one fiscal year.

3.10

3.11 Merger; Consolidation; Business Acquisitions; Subsidiaries. Borrower and Guarantors will not merge into or consolidate with any Person, acquire any portion of the stock, ownership interests, assets or business of any Person, permit any Person to merge into any of them or form any Subsidiaries, provided that, any Guarantor may be merged into Borrower or any other Guarantor without violating this Section.

3.12

3.13 Taxes; Claims for Labor and Materials. Borrower will not file or consent to the filing of, any consolidated income tax return with any Person other than a Guarantor. Guarantors will not file or consent to the filing of, any consolidated income tax return with any Person other than Borrower.


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

3.14

3.15 Liens. Borrower and Guarantors will not create, incur or permit to exist any Lien of any kind on their property or assets, whether now owned or hereafter acquired, or upon any income, profits or proceeds therefrom, except:

3.16

(a) Liens held by Agent;

(b)

(c) Deposits made in the ordinary course of business (i) in connection with worker's compensation, unemployment insurance, social security and other like laws or (ii) to secure the performance of statutory obligations, not incurred in connection with either (A) the borrowing of money or (B) the deferred purchase price of goods or inventory;

(d)

(e) Encumbrances consisting of zoning restrictions, easements, restrictions on the use of real property or minor irregularities of title thereto, none of which impairs the use of such property by Borrower or Guarantors in the operation of their business;

(f)

(g) Liens listed on Schedule 12.8 attached hereto; or

(h)

(i) Purchase money Liens or Capitalized Leases granted by or entered into by Borrower, provided that:

(j)

(i) the property subject to any of the foregoing is acquired or leased by Borrower in the ordinary course of its business and the Lien on any such property is created contemporaneously with such acquisition;

(ii)

(iii) the purchase money Indebtedness or principal portion of the Capitalized Lease Obligations so created shall not exceed 100% of the lesser of cost or fair market value as of the time of acquisition or lease of the property covered thereby;

(iv)

(v) the purchase money Indebtedness or Capitalized Lease Obligations shall only be secured by the property so acquired or leased; and

(vi)

(vii) the purchase money Indebtedness or Capitalized Lease Obligations are permitted by the provisions of Sections and.

(viii)

(ix) Borrower and Guarantors shall not enter into any agreement with any other Person which shall prohibit the Borrower and Guarantors from granting, creating or suffering to exist, or otherwise restrict in any way (whether by covenant, by identifying such event as a default under such agreement or otherwise) the ability of the Borrower and Guarantors to grant, create or suffer to exist, any lien, security interest or other charge or encumbrance upon or with respect to any of their assets in favor of the Agent.

(x)


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

3.17 Merchandise Letters of Credit. Borrower and Guarantors will not apply for or obtain any letters of credit for the payment of or to secure the payment for any inventory or other assets to be acquired by Borrower or any Guarantors except Merchandise Letters of Credit issued by Agent.

3.18

3.19 Insurance. Borrower shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under Section unless Agent (for the pro rata benefit of the Lenders) is named as insured mortgagee with respect to all Real Property Collateral, loss payee (with a lender's loss payable endorsement) with respect to all Personal Property Collateral and additional insured with respect to all liability insurance, as its interests may appear. Borrower immediately shall notify Agent whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same. Borrower shall promptly provide Agent with an ACORD 27 Evidence of Property Insurance for any separate insurance taken out. Thereafter Borrower shall promptly provide Agent with originals of such policies.

3.20

3.21 Default Under Other Indebtedness. Borrower and Guarantors will not permit any of their respective Indebtedness to be in default. If any Indebtedness of Borrower or any Guarantor is declared or becomes due and payable before its expressed maturity by reason of default or otherwise or to the knowledge of Borrower or any Guarantor, the holder of any such Indebtedness shall have the right (or upon the giving of notice or the passage of time, or both, shall have the right) to declare such Indebtedness to be so due and payable, Borrower and Guarantors will immediately give Agent written notice of such declaration, acceleration or right of declaration.

3.22

3.23 Transactions with Affiliates. Borrower and Guarantors will not enter into or conduct any transaction with any Affiliate without the prior written consent of Agent.

3.24

3.25 Name or Chief Executive Address Change. Borrower and Guarantors will not change their names, FEIN numbers, or chief executive addresses except upon thirty (30) days prior written notice to Agent and delivery to Agent of any items requested by Agent to maintain perfection and priority of Agent's first priority Lien in Borrower's and Guarantors' accounts receivables, general intangibles and similar assets and access to Borrower's and Guarantors' Books, including without limitation, new UCC-1 financing statements and Collateral Access Agreements.

3.26

3.27 Change in Location of Collateral. Borrower and Guarantors will not change the location at which any of their inventory, equipment or other personal property is located except upon thirty (30) days prior written notice to Agent and delivery to Agent of any items requested by Agent to maintain its first priority perfected Lien in and rights of access to Borrower's and Guarantors' inventory, equipment and other personal property to be located at such new locations, including without limitation, new UCC-1 financing statements and Collateral Access Agreements.

3.28


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

3.29 Material Adverse Contracts. Borrower and Guarantors will not become or be a party to any contract or agreement which has a materially adverse impact on Borrower's or any Guarantor's ability to perform under this Agreement or any other Loan Document.

3.30

3.31 Restrictions on Use of Proceeds. Borrower will not carry or purchase with the proceeds of the Revolving Credit Facility any "margin security" within the meaning of Regulations U, G, T or X of the Board of Governors of the Federal Reserve System.

3.32

3.33 Benmol Note. Borrower will not make any payment with respect to the Benmol Note except as approved by Agent in writing, or except as authorized by Agent in that certain Subordination Agreement of even date.



1.1 Prepayments, Amendments and Royalty Payments. Borrower and Guarantors will not:

1.2

(a) Prepay, redeem, retire, defease, purchase, or otherwise acquire any Indebtedness owing to any third Person, other than the Obligations in accordance with this Agreement;



(a) Directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Section; or

(b)

(c) Pay any royalties to D & L, Inc. in excess, on a quarterly basis, of the amount provided for in the License Agreement as in effect on the date hereof in connection with the use by Borrower of the name "Today's Man".

(d)

1.2 Change of Control. Borrower will not cause, permit, or suffer, directly or indirectly, any Change of Control. Borrower will not cease at all times to own 100% of all ownership interests in Feld & Feld, Inc. Feld & Feld, Inc. will not cease at all times to own 100% of the ownership interests in Benmol, Inc. and in D & L, Inc.

1.3

1.4 Consignments. Borrower and Guarantors will not (a) consign any inventory,
(b) sell any inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale, except for sales of shoe inventory pursuant to that certain License Agreement between Borrower and Shoe Corporation of America dated July 20, 1995 and except for sales of goods consigned by London Fog Industries, Inc. to Borrower pursuant to the Consignment Agreement dated May 14, 1997 or (c) reflect any inventory received as consigned inventory from a consignor as inventory of Borrower.

1.5

1.6 Distributions. Borrower and Guarantors will not make any distribution or declare or pay any dividends (in cash or other property, other than capital stock) on, or purchase, acquire, redeem, or retire any of Borrower's capital stock, of any class, whether now or hereafter outstanding, except that, Benmol, Inc. and D & L, Inc. shall pay dividends and make tax sharing contributions to Feld & Feld, Inc. and Feld & Feld, Inc. shall pay dividends and make tax sharing contributions to Borrower in amounts consistent with past practices and in accordance with applicable law.

1.7

1.8 No Prohibited Transactions Under ERISA. Borrower and Guarantors will not directly or indirectly:

1.9

(a) engage, or permit any Subsidiary of Borrower to engage, in any prohibited transaction which is reasonably likely to result in a civil penalty or excise tax described in Section 406 of ERISA or 4975 of the IRC for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the Department of Labor;

(b)

(c) permit to exist with respect to any Benefit Plan any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the IRC), whether or not waived;

(d)

(e) fail, or permit any Subsidiary of Borrower to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

(f)

(g) terminate, or permit any Subsidiary of Borrower to terminate, any Benefit Plan where such event would result in any liability of Borrower, any of its Subsidiaries or any ERISA Affiliate under Title IV of ERISA;

(h)

(i) fail, or permit any Subsidiary of Borrower to fail, to make any required contribution or payment to any Multiemployer Plan;

(j)

(k) fail, or permit any Subsidiary of Borrower to fail, to pay any required installment or any other payment required under Section 412 of the IRC on or before the due date for such installment or other payment;

(l)

(m) amend, or permit any Subsidiary of Borrower to amend, a Plan resulting in an increase in current liability for the plan year such that either of Borrower, any Subsidiary of Borrower or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the IRC; or

(n)

(o) withdraw, or permit any Subsidiary of Borrower to withdraw, from any Multiemployer Plan where such withdrawal is reasonably likely to result in any liability of any such entity under Title IV of ERISA;

(p)

(q) which, individually or in the aggregate, results in or reasonably would be expected to result in a claim against or liability of Borrower, any of its Subsidiaries or any ERISA Affiliate in excess of $250,000.

(r)

1.10 Guarantor Business Activities. The Guarantors will not (a) engage in business activities other than the Guarantor Business Activities, (b) incur any Indebtedness, (c) incur any contingent liabilities except under the Loan Documents, or (d) acquire any assets other than assets currently owned by such Guarantors and proceeds of such existing assets.

1.11

1.12 New Store Locations.

1.13

(a) Borrower will not open any more than six (6) new stores in any fiscal year without the consent of Agent. If Borrower opens less than six (6) new stores in any fiscal year ("Unopened Stores"), the number of new stores which may be opened in the next fiscal year may be increased by the number of such Unopened Stores, provided that, in no event may Borrower open more than eight (8) new stores in any one fiscal year without the consent of Agent. As a condition of opening each new location, Borrower will (i) deliver to Agent at least ninety
(90) days prior written notice of its intent to open a new store; (ii) use its best efforts to provide to Agent (for the pro rata benefit of the Lenders) a first priority perfected Mortgage, a Landlord's Consent and a recorded Memorandum of Lease for each new store location in form and content acceptable to Agent; (iii) deliver to Agent any UCC-1 financing statements required by Agent to perfect Agent's first priority Lien in assets of Borrower located on such premises; (iv) deliver to Agent search reports in form and content acceptable to Agent indicating that there are no Liens encumbering Borrower's assets at such new location except the Lien in favor of Agent (for the pro rata benefit of Lenders); and (v) deliver to Agent such legal opinions regarding the Mortgage and related documents as Agent may require.

(b)

(c) In the event that Borrower receives proceeds as a result of the payment of the exercise price of the existing Warrants currently issued by Borrower (collectively, "Warrant Proceeds"), Borrower may utilize such Warrant Proceeds to open additional new stores in excess of the number permitted under Section, provided that (i) Borrower complies with the requirements set forth in subsection Section (i) through (v) for such additional new stores; (ii) the funds paid from the Warrant Proceeds to open such additional new stores must be spent between February 1, 2000 and January 31, 2002; (iii) no more than three
(3) additional new stores may be opened in the fiscal year ending January 31, 2001 or in the fiscal year ending January 31, 2002; and (iv) no more than eighteen (18) new stores, including new stores opened pursuant to Section and this Section, may be opened between February 1, 2000 and January 31, 2002.

(d)

(e) Notwithstanding anything herein or elsewhere to the contrary, if an Event of Default has occurred, Borrower may not open any new stores thereafter without the prior consent of Agent.

(f)


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

1.14 Credit Cards. Borrower will not amend, modify or terminate any of the Credit Card Agreements without the prior written consent of Agent.

1.15

1.16 Trademark and Tradename Licenses. D & L, Inc. will not enter into any license or similar right to use or royalty agreement with respect to the "Today's Man" trademark/tradename without the prior written consent of Agent.

1.17

1.18 Check Purchase Agreement. Borrower will not amend, modify or terminate the Check Purchase Agreement or enter into any new agreement regarding the purchase of checks or money orders, without the prior written consent of Agent.

1.19

1.20 Equipment Becoming Fixture. Borrower will not permit any item of equipment owned by Borrower to become a fixture to real estate or an accession to other property, except for equipment which may become a trade fixture to premises leased by Borrower but with respect to which the landlord has waived any right of ownership or security interest, provided that, if Borrower has not received a landlord's waiver for any location currently leased by Borrower, Borrower may replace existing trade fixtures at such location with new replacement trade fixtures in the ordinary course of Borrower's business.

1.21

1.22 Warrants. Borrower will not amend or modify the terms of any of the Warrants or enter into any separate agreement related thereto which in either case would require Borrower to purchase or repurchase any of the Warrants or any stock issued pursuant to any of the Warrants.

1.23

1.24 Nature of Borrower's Business. Borrower will not make any change in the principal nature of Borrower's business.

1.25

2. FINANCIAL COVENANTS. Except with the prior written consent of Agent, Borrower will comply with the following:

3.

3.1 Tangible Net Worth. Borrower will maintain Tangible Net Worth of not less than (a) $48,415,000 as of the date hereof and at all times thereafter until January 30, 1999; (b) $52,492,000 as of January 31, 1999 and at all times thereafter until January 30, 2000; (c) $57,680,000 as of January 31, 2000 and at all times thereafter until January 30, 2001; (d) $62,680,000 as of January 31, 2001 and at all times thereafter until January 30, 2002; and (e) $67,680,000 as of January 31, 2002 and at all times thereafter.

3.2

3.3 Indebtedness to Tangible Net Worth Ratio. Borrower will maintain a ratio of Indebtedness (excluding any Subordinated Indebtedness) to Tangible Net Worth of not more than 1.0 to 1.0 as of the date hereof and all times thereafter.

3.4

3.5 Capital Expenditures. Borrower will not cause, suffer or permit Borrower's aggregate annual Capital Expenditures to exceed (a) $4,000,000 for the fiscal year ending January 31, 1999; (b) $7,000,000 for the fiscal year ending January 31, 2000; and (c)

$7,500,000 for the fiscal year ending January 31, 2001 and for each fiscal year thereafter. To the extent that the permitted amount of Capital Expenditures are not used in any one fiscal year, the unused portion not to exceed fifty percent (50%) of permitted Capital Expenditures for such year may be utilized in the following fiscal year. The limitations on permitted Capital Expenditures set forth above shall not apply to Capital Expenditures funded with Warrant Proceeds as permitted under Section or to Capital Expenditures made by Borrower to repair or replace items damaged by a casualty loss.

3.6

3.7 Fixed Charge Coverage Ratio. Borrower will maintain a Fixed Charge Coverage Ratio tested quarterly on a rolling four (4) quarters basis of not less than (a)
1.1 to 1.0 for the fiscal quarters ending January 31, 1999, April 30, 1999, July 31, 1999 and October 31, 1999, respectively; and (b) 1.5 to 1.0 for the fiscal quarter ending January 31, 2000 and for each fiscal quarter end thereafter.

3.8

3.9 Most Favored Lender. Borrower agrees promptly to notify Agent of any agreement for borrowed money to which Borrower is a party or under which it is obligated and to provide Agent with a copy of such agreement. If such agreement contains or at any time is amended to contain financial covenants more restrictive than those contained in this Section, upon Agent's request, Borrower agrees to amend this Agreement accordingly so that the covenants contained herein are substantially the same as those contained in such other agreements for borrowed money.

3.10

4. ACCOUNTING RECORDS, REPORTS AND FINANCIAL STATEMENTS. Borrower and Guarantors will maintain books of record and account in which full, correct and current entries in accordance with GAAP will be made of all of their dealings, business and affairs, and Borrower and Guarantors will deliver to Agent the following:

5.

5.1 Annual Statements. As soon as available and in any event within ninety (90) days after the end of each fiscal year of Borrower:

5.2

(a) the audited, consolidated and consolidating income and retained earnings statements of Borrower and its Subsidiaries for such fiscal year,

(b)

(c) the audited, consolidated and consolidating balance sheet of Borrower and its Subsidiaries as at the end of such fiscal year, and

(d)

(e) the audited, consolidated and consolidating statement of cash flow of Borrower and its Subsidiaries for such fiscal year,

(f)

(g) setting forth in comparative form the corresponding figures as at the end of the previous fiscal year, all in reasonable detail, including all supporting schedules and comments. The foregoing statements and balance sheets shall be prepared in accordance with GAAP and shall be audited by independent certified public accountants of recognized standing acceptable to Agent in the reasonable exercise of its discretion with respect to which such accountants shall deliver their


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

unqualified opinion. Notwithstanding the foregoing, if consolidating statements are not prepared, Borrower and Guarantors shall provide such statements on a stand-alone basis for Borrower and each Guarantor.

(h)

5.3 Projections and Cash Flow. As soon as available and in any event within thirty (30) days prior to the end of each fiscal year of Borrower, projections of profit and loss statements, cash flows and Availability prepared on a month-by-month basis for the next succeeding twelve (12) months, prepared by the chief financial officer of Borrower. Borrower has furnished to Agent initial projections dated as of the date hereof containing the information required by this Section. Borrower represents and covenants that (a) the initial projections required by this Section have been prepared by the chief financial officer of Borrower and represents the best available good faith estimate of Borrower regarding the course of Borrower's business for the periods covered thereby; (b) all future projections required by this Section shall be prepared by or under the direction of the chief financial officer of Borrower and shall represent the best available good faith estimate of Borrower regarding the course of Borrower's business for the periods covered thereby; (c) the assumptions set forth in the initial projections are and the assumptions set forth in the future projections delivered hereafter shall be reasonable and realistic based on then current economic conditions; (d) Borrower knows of no reason why Borrower should not be able to achieve the performance levels set forth in the initial projections and Borrower shall have no knowledge at the time of delivery of future projections of any reason why Borrower shall not be able to meet the performance levels set forth in said projections; and (e) Borrower has sufficient capital as may be required for its ongoing business and to pay its existing and anticipated debts as they mature.

5.4

5.5 Quarterly Statements. As soon as available and in any event within forty-five (45) days after the close of each fiscal quarter of Borrower;

5.6

(a) the consolidated and consolidating income and retained earnings statements of Borrower and its Subsidiaries for such quarter,

(b)

(c) the consolidated and consolidating balance sheet of Borrower and its Subsidiaries as of the end of such quarter, and

(d)

(e) the consolidated and consolidating statement of cash flow of Borrower and its Subsidiaries for such quarter,

(f)

(g) setting forth in comparative form the corresponding figures as at the end of the corresponding quarter of the previous fiscal year (if applicable) and the projected figures based upon the projections required under Section, all in reasonable detail, subject to year end adjustments and certified by the chief financial officer of Borrower to be accurate and to have been prepared in accordance with GAAP. Notwithstanding the foregoing, if consolidating statements are not prepared, Borrower and Guarantors shall provide such statements on a stand-alone basis for Borrower and each Guarantor.

(h)


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

5.7 Monthly Statements. As soon as available and in any event within thirty
(30) days after the end of each calendar month:

5.8

(a) the consolidated and consolidating income and retained earnings statements of Borrower and its Subsidiaries for such month,

(b)

(c) the consolidated and consolidating balance sheet of Borrower and its Subsidiaries as of the end of such month, and

(d)

(e) the consolidated and consolidating statement of cash flow of Borrower and its Subsidiaries for such month,

(f)

(g) setting forth in comparative form the corresponding figures as at the end of the corresponding month of the previous fiscal year (if applicable) and the projected figures based upon the projections required under Section, all in reasonable detail, subject to year-end adjustments, and certified by the chief financial officer of Borrower to be accurate and to have been prepared in accordance with GAAP. Notwithstanding the foregoing, if consolidating statements are not prepared, Borrower and Guarantors shall provide such statements on a stand-alone basis for Borrower and each Guarantor.

(h)

5.9 Borrowing Base Certifications and Related Documents. At least once every calendar week and otherwise as requested by Agent, a Borrowing Base Certificate in the form of Exhibit H attached hereto together with such additional information as may be requested by Agent, certified as to accuracy by the chief financial officer, controller, director of corporate reporting, or president of Borrower.

5.10

5.11 Eligible Credit Card Accounts Borrowing Base Information and Related Documents. At least once every calendar week and otherwise as requested by Agent, an Eligible Credit Card Account report, assignment report of sales and collections credit adjustments and other information pertaining to Eligible Credit Card Accounts balances in the form of Exhibit I attached hereto, together with such additional information and details as may be requested by Agent, all certified as to accuracy by the chief financial officer, controller, director of corporate reporting, or president of Borrower.

5.12

5.13 Inventory Borrowing Base Information and Related Documents. At least once every calendar week and otherwise as requested by Agent, an inventory certification in the form of Exhibit I attached hereto, together with such additional information and details as may be requested by Agent, including without limitation identification of all Eligible Inventory and identification of ineligible items including gift certificates, shrinkage and unreconcilable variances, all certified as to accuracy by the chief financial officer, controller, director of corporate reporting, or president of Borrower.

5.14

5.15 SEC Reporting. Borrower's Form 10-Q Quarterly Reports, Form 10-K Annual Reports, and Form 8-K Current Reports, and any other filings made by Borrower with the Securities and Exchange Commission, if any, as soon as the same are filed, or any other information that is provided by Borrower to its shareholders.

5.16

5.17 Tax Returns. Copies of Borrower's and each Guarantor's future federal income tax returns, and any amendments thereto, within thirty (30) days of the filing thereof with the Internal Revenue Service.

5.18

5.19 Audit Reports. Promptly upon receipt thereof, one copy of each other report submitted to Borrower or any Guarantor, by independent accountants, including management letters, "comment" letters, in connection with any annual, interim or special audit report made by them of the Books of Borrower or any Guarantor.

5.20

5.21 Reports to Governmental Agencies and Other Creditors. With reasonable promptness, copies of all such financial reports, statements and returns which Borrower or any Guarantor shall file with any federal or state department, commission, board, bureau, agency or instrumentality and any report or statement delivered by Borrower or any Guarantor to any supplier or other creditor in connection with any payment restructuring.

5.22

5.23 Requested Information. With reasonable promptness, all such other data and information in respect of the condition, operation and affairs of Borrower or any Guarantor as Agent may reasonably request from time to time.

5.24

5.25 Compliance Certificates. Within the periods provided in Sections, and above, a certificate of the chief financial officer of Borrower (a) stating that Borrower has observed, performed and complied with each and every undertaking contained herein, (b) setting forth the information and computations (in sufficient detail) required in order to establish whether Borrower was operating in compliance with the financial covenants in Section of this Agreement, and (c) certifying that as of the date of such certification, there does not exist any Event of Default or any occurrence or state of affairs which with the giving of notice, passage of time or both would constitute an Event of Default. Such certificate will be in the form of Exhibit B attached hereto.

5.26

5.27 Accountant's Certificate. Within the period provided in Section, a report of the independent public accountants who render an opinion with respect to the financial statements referred to therein, stating that they have reviewed the terms of this Agreement and that in making the examinations necessary to their certification mentioned in Section, they have reviewed the accounts and condition of Borrower during the accounting period covered by their certificate and that such review did not disclose the existence of any condition or event which constitutes an Event of Default or would, upon giving notice or passage of time or both, constitute an Event of Default (or that such conditions or events existed, describing them).


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


1. CONDITIONS PRECEDENT TO THE INITIAL ADVANCE, INITIAL LETTER OF CREDIT OR INITIAL PERMITTED FX CONTRACT. The obligation of (a) Agent or the Lenders to make the initial Advance, (b) Agent to issue the initial Letter of Credit, or
(c) Agent to enter into the initial Permitted FX Contract is subject to the fulfillment, to the satisfaction of Agent, of each of the following conditions on or before the Closing Date. All of such agreements, documents and other items must be in form, content and all other respects satisfactory to Agent.



1.1 The Closing Date shall occur on or before December 15, 1998;

1.2

1.3 Agent shall have received copies of record searches (including UCC searches and judgments, suits, tax and other lien searches);

1.4

1.5 Agent shall have received confirmation from a service organization retained by Agent to file financing statements and fixture filings that such filings have been made in all relevant jurisdictions;

1.6

1.7 Agent shall have received each of the following documents, duly executed, and each such document shall be in full force and effect:

1.8

(a) the Note(s);

(b)

(c) the Blocked Account Agreements;

(d)

(e) the Disbursement Letter;

(f)

(g) the Pay-Off Letter;

(h)

(i) each Pledge Agreement accompanied by original stock certificates and stock powers;

(j)

(k) the Assignments of Patents, Trademarks, Copyrights and Licenses;

(l)

(m) each of the Surety Agreements;

(n)

(o) each of the Subordination Agreements;

(p)

(q) each of the Mortgages and the related Landlord's Consent and Memorandum of Lease;

(r)

(s) the Environmental Agreement; and

(t)

(u) any and all other Loan Documents.

(v)

1.9 Agent shall have received a certificate from the Secretary of Borrower and each Guarantor attesting to the resolutions of Borrower's and each Guarantor's Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which Borrower and each Guarantor, respectively, is a party and authorizing specific officers of Borrower and each Guarantor to execute the same;

1.10

1.11 Agent shall have received copies of Borrower's and each Guarantor's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of Borrower;

1.12

1.13 Agent shall have received a certificate of status with respect to Borrower and each Guarantor, dated within 15 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of Borrower and each Guarantor, which certificate shall indicate that Borrower and each Guarantor is in good standing in such jurisdiction;

1.14

1.15 Agent shall have received certificates of status with respect to Borrower and each Guarantor, each dated within 15 days of the Closing Date, such certificates to be issued by the appropriate officer of each jurisdiction in which Borrower or such Guarantor is required to be qualified or licensed which certificates shall indicate that Borrower is in good standing in such jurisdictions;

1.16

1.17 Agent shall have received loss payee endorsements as well as the relevant policies and evidence of insurance, together with the endorsements thereto, as are required by Section;

1.18

1.19 Agent shall have received duly executed certificates of title with respect to that portion of the Collateral that is subject to certificates of title with appropriate releases with respect to prior Liens;

1.20

1.21 Agent shall have received the original Benmol Note and any other subordinated note endorsed to the order of Agent;

1.22

1.23 Agent shall have received such Landlord's Release and Waiver Agreements or Collateral Access Agreements from lessors, warehousemen, bailees, and other third persons as Agent may require;

1.24

1.25 Agent shall have received an opinion of Borrower's and Guarantors' counsel;

1.26


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

1.27 Agent shall have received satisfactory evidence that all tax returns required to be filed by Borrower have been timely filed and all taxes upon Borrower or its properties, assets, income, and franchises (including real property taxes and payroll taxes) have been paid prior to delinquency, except such taxes that are the subject of a Permitted Protest;

1.28

1.29 Agent shall have received copies of all licenses, approvals, consents, authorizations and filings of Borrower and Guarantors, required or necessary for the operation of their business;

1.30

1.31 There shall be Excess Opening Availability of at least $3,000,000.00.

1.32

1.33 No Material Adverse Change nor any material change in the value of the Collateral shall have occurred from the date of financial information and projections originally provided to Agent;

1.34

1.35 UCC-3 terminations and such other releases of all prior Liens and all other items required under the Pay-Off Letter with all signatures and other information needed for recordation shall have been received by Agent or by another Person to be held in escrow to be released to Agent upon receipt by the Prior Lenders of the pay-off amount specified in the Pay-Off Letter, or other arrangements shall have been made for the delivery to Agent of such items; and

1.36

1.37 All other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded.

1.38

1.39 By completing the closing hereunder, or by making Advances hereunder, the Lender Group does not thereby waive a breach of any warranty or representation made by Borrower or Guarantors hereunder or any agreement, document, or instrument delivered to Agent or any Lender or otherwise referred to herein, and any claims and rights of the Lender Group resulting from any breach or misrepresentation by Borrower or Guarantors are specifically reserved by the Lender Group.



1. CONDITIONS PRECEDENT TO ALL ADVANCES, LETTERS OF CREDIT AND PERMITTED FX CONTRACTS. In addition to, but not in limitation of, any other conditions set forth in this Agreement, the obligation of (a) Agent or any Lender to make any Advance, (b) Agent to issue any Letter of Credit, or (c) Agent to enter into any Permitted FX Contract is subject to the fulfillment, to the satisfaction of Agent, of each of the following conditions:



1.1 Representations and Warranties. The representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all respects on and as of the date of such extension of credit, as though made on and as


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

of such date (except to the extent that such representations and warranties relate solely to an earlier date);

1.2

1.3 No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof;

1.4

1.5 No Injunction or Order. No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any governmental authority against Borrower, any Guarantor, the Lender, the Agent, or any Affiliate of Borrower, any Guarantor, any Lender or the Agent; and

1.6

1.7 No Bankruptcy. No proceeding under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt, or receivership law shall have been filed by or against Borrower or any Guarantor.

1. DEFAULT AND REMEDIES.

2.

2.1 Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default" or "Events of Default" hereunder:

(a) The failure of Borrower to pay when due and payable or when declared due and payable, any portion of the Obligations, whether principal, interest, fees, costs, indemnities, or other amounts constituting Obligations;

(b)

(c) The failure of Borrower or any Guarantor to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower or any Guarantor and the Lenders or the Agent;

(d)

(e) The failure of Borrower to pay Indebtedness for borrowed money in the aggregate amount in excess of Five Hundred Thousand Dollars ($500,000.00) due to any third Person or Persons or the existence of any other event of default under any loan, security agreement, mortgage or other agreement pertaining thereto and binding upon Borrower, after the expiration of any notice and/or grace periods permitted in such documents;

(f)

(g) The adjudication of Borrower or any Guarantor as a bankrupt or insolvent, or the entry of an Order for Relief against Borrower or any Guarantor or the entry of an order appointing a receiver or trustee for Borrower or any Guarantor of any of their property or approving a petition seeking reorganization or other similar relief under the Bankruptcy Code or other similar laws of the United States or any state or any other competent jurisdiction;


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

(h)

(i) A proceeding under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt, debt moratorium or receivership law is filed by or against Borrower or any Guarantor, or Borrower or any Guarantor makes an assignment for the benefit of creditors, or Borrower or any Guarantor takes any action to authorize any of the foregoing; provided that, Borrower and Guarantors shall have a period of sixty (60) calendar days after the date of the filing of an involuntary proceeding against any of them in which to have such proceeding dismissed and, further provided that, during such period the Lenders and Agent shall have no obligation to make Advances, issue Letters of Credit, enter into Permitted FX Contracts or otherwise extend credit to Borrower under the Loan Documents.

(j)

(k) The suspension of the operation of Borrower's present business;

(l)

(m) Borrower becomes unable to meet its debts as they mature, or the admission in writing by Borrower to such effect, or Borrower calls any meeting of all or any material portion of its creditors for the purpose of debt restructure or moratorium;

(n)

(o) All or any part of the Collateral or the assets of Borrower or any Guarantor
(i) are attached, seized, subjected to a writ or distress warrant, or levied upon, or come within the possession or control of any, receiver, trustee, custodian or assignee for the benefit of creditors; or (ii) become subject to any Lien in excess of $100,000.00, which Lien is not otherwise permitted under Section or which Lien is not subject to a Permitted Protest;

(p)

(q) The entry of a final judgment or judgments for the payment of money against Borrower or any Guarantor in an aggregate amount in excess of One Hundred Thousand Dollars ($100,000.00) which, within ten (10) days after such entry, shall not have been discharged or execution thereof stayed pending appeal or shall not have been discharged within ten (10) days after the expiration of any such stay;

(r)

(s) Any representation or warranty of Borrower or any Guarantor in any of the Loan Documents is discovered to be untrue in any material adverse respect or any statement, certificate or data furnished by Borrower or any Guarantor pursuant hereto is discovered to be untrue in any material adverse respect as of the date as of which the facts therein set forth are stated or certified;

(t)

(u) Borrower or any Guarantor voluntarily or involuntarily dissolves or is dissolved, terminates or is terminated; provided that, any Guarantor may be dissolved or terminated if all of its assets are transferred to Borrower or another Guarantor.

(v)


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

(w) Borrower is enjoined, restrained, or in any way prevented by the order of any court or any administrative or regulatory agency, the effect of which order restricts Borrower from conducting all or any material part of its business;

(x)

(y) A breach by Borrower occurs under any material agreement, document or instrument, whether heretofore, now or hereafter existing between Borrower and any other Person and such breach results in a Material Adverse Change;

(z)

(aa) A Material Adverse Change occurs;

(bb)

(cc) A Change in Control occurs or Borrower ceases to own directly or indirectly through a Subsidiary who is a Guarantor, 100% of the ownership interests in or assets of Feld & Feld, Inc., Benmol, Inc. and D & L, Inc.;

(dd)

(ee) Any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty loss occurs resulting in the cessation or substantial curtailment of production or other revenue producing activities at any facility of Borrower for more than thirty (30) consecutive days;

(ff)

(gg) The loss, suspension, revocation or failure to renew any license or permit now held or hereafter acquired by Borrower or any Guarantor, which loss, suspension, revocation or failure to renew might result in a Material Adverse Change;

(hh)

(ii) Any projection delivered to Agent pursuant hereto indicates that Borrower will not be able to comply with the financial covenants set forth in Section;

(jj)

(kk) Any material breach by Borrower or any Guarantor under any of the Subordination Agreements;

(ll)

(mm) The validity or enforceability of this Agreement, or any of the Loan Documents, is contested by the Borrower or any Guarantor; or Borrower or any Guarantor denies that it has any further liability or obligation under the Loan Documents; or

(nn)

(oo) The indictment of Borrower or any Guarantor under any criminal statute, or the commencement or threatened commencement of criminal or civil proceedings against Borrower or any Guarantor pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of any property of Borrower or any Guarantor, or Borrower or any Guarantor engages or participates in any "check kiting" activity regardless of whether a criminal investigation has been commenced.

(pp)

1.2 Remedies. Upon the occurrence of an Event of Default, or at any time thereafter, Agent may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:


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

1.3

(a) Declare the entire unpaid principal of the Revolving Credit Facility, all other Obligations (including without limitations all contingent reimbursement obligations under any Letters of Credit and all contingent obligations under any Permitted FX Contract), or any part thereof, all interest accrued thereon, all fees due hereunder and all other obligations of Borrower to Lenders hereunder or under any other Loan Document otherwise arising immediately due and payable;

(b)

(c) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, under any of the Loan Documents, or under any other agreement between Borrower and the Lenders;

(d)

(e) Cease issuing Letters of Credit or entering into Permitted FX Contracts;

(f)

(g) Convert any Loans earning interest at LIBOR Rate plus Applicable Margin to Loans earning interest at the Base Rate plus Applicable Margin and require Borrower to indemnify each Lender against any loss, cost or expense which such Lender has sustained or incurred as a consequence of such conversion in accordance with SECTIONS AND;

(h)

(i) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of the Agent or Lenders, but without affecting the Agent's and Lenders' rights and security interests in the Collateral and without affecting the Obligations;

(j)

(k) Reduce the amount of the Revolving Credit Facility or the advance rates for the calculation of Availability under the formula set forth in SECTION, or require additional Reserves;

(l)

(m) Hold as cash collateral, any and all balances and deposits of Borrower held by any member of the Lender Group, and any amounts received in the Cash Collateral Account, to secure the full and final repayment of all of the Obligations;

(n)

(o) Enter the premises occupied by Borrower or any Guarantor and take possession of the Collateral and any records relating thereto; and/or

(p)

(q) Exercise each and every right and remedy granted to it under the Loan Documents, under the Uniform Commercial Code and under any other applicable law or at equity.

(r)

(s) If an Event of Default occurs under SECTIONS (D) OR (E), all of the Obligations shall become immediately due and payable.

(t)


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


1.4 SALE OR OTHER DISPOSITION OF COLLATERAL. The sale, lease or other disposition of the Collateral, or any part thereof, by Agent on behalf of the Lender Group after an Event of Default may be for cash, credit or any combination thereof, and any Lender may purchase all or any part of the Collateral at public or, if permitted by law, private sale, and in lieu of actual payment of such purchase price, may set-off the amount of such purchase price against the Obligations then owing. Any sales of the Collateral may be adjourned from time to time with or without notice. The Agent may cause the Collateral to remain on Borrower's or any Guarantor's premises or otherwise or to be removed and stored at premises owned by other Persons, at Borrower's expense, pending sale or other disposition of the Collateral. Borrower or any Guarantor at Agent's request, shall assemble the Collateral consisting of inventory and tangible assets and make such assets available to Agent at a place to be designated by Agent. Agent shall have the right to conduct such sales on Borrower's or Guarantors' premises, at Borrower's or any Guarantor's expense, or elsewhere, on such occasion or occasions as Agent may see fit. With respect to any of Borrower's owned or leased premises, Borrower hereby grants Agent a license to enter into possession of such premises and to occupy the same, without charge, for up to 180 days in order to exercise any of the Lender Group's rights or remedies provided herein, at law, in equity, or otherwise.

1.5

1.6 Any notice required to be given by Agent to Borrower or Guarantors of a sale, lease or other disposition or other intended action by Agent with respect to any of the Collateral which is personally delivered, delivered by private carrier or transmitted by telecopy to Borrower or Guarantors, or is actually received by Borrower or Guarantors if sent by mail, in each case at least five
(5) Business Days prior to such proposed action, shall constitute fair and reasonable notice to Borrower and Guarantors of any such action.

1.7

1.8 The net proceeds realized by Agent upon any such sale or other disposition, after deduction for the expenses of retaking, holding, storing, transporting, preparing for sale, selling or otherwise disposing of the Collateral incurred by Agent in connection therewith and all other costs and expenses related thereto including attorney fees, shall be applied in such order as Agent, in its discretion, elects, toward satisfaction of the Obligations. Agent shall account to Borrower and Guarantors for any surplus realized upon such sale or other disposition, and Borrower and Guarantors shall remain liable for any deficiency. The commencement of any action, legal or equitable, or the rendering of any judgment or decree for any deficiency shall not affect Agent's Lien in the Collateral. Borrower and Guarantors agree that Agent has no obligation to preserve rights to the Collateral against any other parties.

1.9

1.10 Agent is hereby granted a license or other right to use, after an Event of Default, without charge, Borrower's or any Guarantor's labels, general intangibles, intellectual property, equipment, real estate, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale and selling any inventory or other Collateral and Borrower's and Guarantors' rights under all contracts, licenses, approvals, permits, leases and franchise agreements shall inure to Agent's benefit. Agent shall be


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

under no obligation to marshall any assets in favor of Borrower or any Guarantor or any other party or against or in payment of any or all of the Obligations.

1.11

1.12 ACTIONS WITH RESPECT TO ACCOUNTS. Borrower and Guarantors hereby irrevocably make, constitute, and appoint Agent on behalf of the Lender Group (and any of Agent's designated officers, employees or agents) as their true and lawful attorney-in-fact, with full power of substitution, with power to sign their name and to take any of the following actions, in their name or the name of Agent, as Agent may determine, without notice to Borrower or any Guarantor and at Borrower's and Guarantors' expense:

1.13

(a) Verify the validity and amount of or any other matter relating to the Collateral by mail, telephone, telecopy or otherwise;

(b)

(c) Notify all Account Debtors that Borrower's and Guarantors' accounts have been assigned to Agent (for the pro rata benefit of Lenders') and that Agent has a Lien therein;

(d)

(e) Direct all Account Debtors to make payment of all Borrower's and Guarantors' accounts directly to Agent and forward invoices directly to such Account Debtors;

(f)

(g) Take control in any manner of any cash or non-cash items of payment or proceeds of such accounts;

(h)

(i) After the occurrence of an Event of Default, notify the United States Postal Service to change the address for delivery of mail addressed to Borrower or any Guarantor to such address as Agent may designate:

(j)

(k) After the occurrence of an Event of Default, have access to any lockbox or postal boxes into which Borrower's or any Guarantor's mail is deposited and receive, open and dispose of all mail addressed to Borrower or any Guarantor (any sums received pursuant to the exercise of the rights provided in the Loan Documents may, at Agent's option, be deposited in the Cash Collateral Account);

(l)

(m) After the occurrence of an Event of Default, take control in any manner of any rejected, returned, stopped in transit or repossessed goods relating to any accounts;

(n)

(o) After the occurrence of an Event of Default, enforce payment of and collect any accounts, by legal proceedings or otherwise, and for such purpose Agent (on behalf of the Lender Group) may:

(p)

(i) Demand payment of any accounts or direct any Account Debtors to make payment of accounts directly to Agent;


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

(ii)

(iii) Receive and collect all monies due or to become due to Borrower or any Guarantor;

(iv)

(v) Exercise all of Borrower's or any Guarantor's rights and remedies with respect to the collection of accounts,

(vi)

(vii) Settle, adjust, compromise, extend, renew, discharge or release the accounts;

(viii)

(ix) Sell or assign the accounts on such terms, for such amount and at such times as Agent deems advisable;

(x)

(xi) Prepare, file and sign Borrower's or any Guarantor's name or names on any Proof of Claim or similar document in any proceeding filed under federal or state bankruptcy, insolvency, reorganization or other similar law as to any Account Debtor;

(xii)

(xiii) Prepare, file and sign Borrower's or any Guarantor's name or names on any Notice of Lien, Claim of Mechanic's Lien, Assignment or Satisfaction of Lien or Mechanic's Lien or similar document in connection with the Collateral;

(xiv)

(xv) Endorse the name of Borrower or any Guarantor upon any chattel papers, documents, instruments, invoices, freight bills, bills of lading or similar documents or agreements relating to the accounts or goods pertaining thereto or upon any checks or other media of payment or evidences of a security interest that may come into Agent's possession;

(xvi)

(xvii) Sign the name of Borrower or any Guarantor to verifications of accounts and notices thereof sent by Account Debtors to such Borrower or Guarantor; or

(xviii)

(xix) Take all other actions necessary or desirable to protect Borrower's, Guarantors' or Agent's interest in the accounts.

(xx)

(xxi) Borrower and Guarantors ratify and approve all acts of said attorneys and agree that said attorneys shall not be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law, except gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable. Borrower and Guarantors agree to assist the Agent in the collection and enforcement of their accounts and not to hinder, delay or impede the Agent in its collection or enforcement of said accounts.

(xxii)

1.14 SET-OFF. Without limiting the rights of each member of the Lender Group under applicable law, Borrower and each Guarantor grants to each member of the Lender


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

Group and agrees that each member of the Lender Group may without notice to Borrower or any Guarantor (such notice being expressly waived), and without constituting a retention of any Collateral in satisfaction of any Obligations (within the meaning of Section 9-505 of the UCC) exercise a right of set-off, a lien against and a security interest in all property of Borrower or Guarantors now or at any time in such member of the Lender Group's possession in any capacity whatsoever, including but not limited to any balance of any deposit, trust or agency account, or any other account with any member of the Lender Group as security for the Obligations. At any time and from time to time following the occurrence of an Event of Default or Default, any member of the Lender Group may without notice or demand, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such member of the Lender Group to or for the credit of Borrower or any Guarantor against any or all of the Obligations.

1.15

1.16 TURNOVER OF PROPERTY HELD BY AGENT Borrower and Guarantors irrevocably authorize any Affiliate of any member of Lender Group, upon and following the occurrence of an Event of Default or a Default, at the request of any member of the Lender Group and without further notice, to turn over to Agent any property of Borrower or any Guarantor held by such Affiliate, including without limitation, funds and securities for the Borrower's or Guarantors' account and to debit, for the benefit of the Lender Group, any deposit account maintained by Borrower or any Guarantor with such Affiliate (even if such deposit account is not then due or there results a loss or reduction of interest or the imposition of a penalty in accordance with law applicable to the early withdrawal of time deposits), in the amount requested by Agent up to the amount of the Obligations, and to pay or transfer such amount or property to Agent (for the pro rata benefit of the Lenders) for application to the Obligations.

1.17

1.18 DELAY OR OMISSION NOT WAIVER. Neither the failure nor any delay on the part of Agent or any Lender to exercise any right, remedy, power or privilege under the Loan Documents upon the occurrence of any Event of Default or otherwise shall operate as a waiver thereof or impair any such right, remedy, power or privilege. No waiver of any Event of Default shall affect any later Event of Default or shall impair any rights of Agent or any Lender. No single, partial or full exercise of any rights, remedies, powers and privileges by the Agent or any Lender shall preclude further or other exercise thereof. No course of dealing between Agent or any Lender and Borrower or any Guarantor shall operate as or be deemed to constitute a waiver of Agent's or any Lender's rights under the Loan Documents or affect the duties or obligations of Borrower or Guarantors.

1.19

1.20 REMEDIES CUMULATIVE. The rights, remedies, powers and privileges provided for herein shall not be deemed exclusive, but shall be cumulative and shall be in addition to all other rights, remedies, powers and privileges in Agent's or any Lender's favor at law or in equity.

1.21

1.22 CONSENTS, APPROVALS AND DISCRETION. Whenever the Agent's or any Lender's consent or approval is required or permitted or any documents are required to be acceptable to Agent or any Lender, such consent, approval or acceptability shall be


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

at the sole and absolute discretion of Agent or such Lender. Whenever any determination or act is at Agent's or any Lender's discretion, such determination or act shall be at Agent's or such Lender's sole and absolute discretion.

1.23

1.24 CERTAIN FEES, COSTS, EXPENSE EXPENDITURES. Borrower and Guarantors agree to pay on demand all cost and expenses of the Lender Group (the "LENDER GROUP Expenses"), including without limitation:

1.25

(a) all costs, expenses and fees (including attorneys' fees and other legal costs, expenses and charges) incurred or paid by any member of the Lender Group in connection with (i) advising, structuring, drafting, preparing, reviewing, negotiating, administering the Loan Documents or any waivers, consents, amendments, extensions, modifications or restatements related thereto; (ii) interpreting, enforcing, protecting, preserving, defending or terminating any of the Loan Documents or any of the Lender Group's rights and remedies related thereto, irrespective of whether suit is brought (including without limitation, all costs and expenses and attorneys' fees related to any "workout," "restructuring," insolvency or similar proceeding involving Borrower or any Guarantor); (iii) legal advice relating to the rights and responsibilities of any member of the Lender Group; (iv) the preparation for negotiations regarding, consultations concerning or the defense or prosecution of any legal proceedings involving, any claim (including third-party claims) made or threatened against any member of the Lender Group related to or involving the Loan Documents, the transactions contemplated under the Loan Documents, the Lender Group's relationship with the Borrower and the Guarantors, or any actions taken pursuant to the Loan Documents by the Lender Group;

(b)

(c) all costs, expenses and fees incurred or paid by any member of the Lender Group for photocopying; notarization; couriers; messengers; telecommunications; public record searches (including without limitation, real estate, tax lien, litigation, UCC, bankruptcy, patent, trademark, copyright or motor vehicle department searches); filing; recording; publication; appraisals (including without limitation personal property, real estate, trademark, tradename, and inventory appraisals); real estate surveys; real estate title insurance reports, commitments, policies and endorsements; environmental audits or surveys; and accounting or other professional advisors;

(d)

(e) all costs, expenses and fees incurred or paid by any member of the Lender Group in connection with the disbursement of funds under the Loan Documents (by wire transfer or otherwise); the dishonoring of checks, drafts or other items of payment; correction or cure of any Default or Event of Default or enforcement of the Loan Documents; gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale or advertising to sell any of the Collateral (regardless of whether the sale is consummated); or exercising any rights or remedies under the Loan Documents;

(f)

(g) all costs, expenses and other payments incurred or made by any member of the Lender Group to any warehouseman, landlord, lessor or owner of any property at which any of the Collateral is located to enable the Lender Group to obtain access, store, warehouse, ship, sell or otherwise preserve, protect and dispose of such Collateral (including without limitation all lease payments, access charges, utility charges and safety and security charges); and

(h)

(i) any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of the Loan Documents, and all liabilities to any member of the Lender Group may become subject as the result of delay in paying or omission to pay such taxes.

(j)

(k) In the event Borrower or any Guarantor shall fail to pay taxes, insurance, assessments, fees, costs or expenses which it is required to pay hereunder, or fails to keep the Collateral free from Liens (except as expressly permitted herein), or fails to maintain or repair the Collateral as required hereby, or otherwise breaches any obligations under the Loan Documents, Agent in its discretion, may make expenditures for such purposes and the amount so expended (including attorney's fees and expenses, filing fees and other charges) shall be payable by Borrower and Guarantors on demand and shall constitute part of the Obligations.

(l)

(m) With respect to any amount required to be paid by Borrower under this Section, in the event Borrower fails to pay such amount on demand, at Agent's option, all of said amounts required to be paid by Borrower, may be advanced by Agent as a Base Rate Loan and Borrower shall also pay to Agent interest thereon at the Default Rate. Each Lender shall reimburse Agent for such Lender's Pro Rata Share thereof. If any Lender shall fail to make available to the Agent the full amount of such Lender's Pro Rata Share by 3:00 p.m. Philadelphia time on the date such Lender receives the written request for payment from the Agent, such Lender agrees to pay to Agent such amount, together with interest thereon, from the date the written request was received from the Agent at the Federal Funds Rate, provided however, that if such amount plus interest is not received by Agent within two (2) Business Days after the date such Lender shall have received the written request for payment from the Agent that its Pro Rata Share is due, interest shall accrue and be payable on such unpaid amount (from such second Business Day after the written request for payment is received) at a rate equal to the rate payable by the Borrower on Base Rate Loans. In addition, such Lender shall be deemed a Defaulting Lender and the provisions of SECTION shall be applicable to such Lender.

(n)

1.26 INDEMNIFICATION. Borrower agrees to indemnify and hold harmless, the Lender Group, their parents and Affiliates and their officers, directors, shareholders, employees and agents (collectively, the "INDEMNIFIED PARTIES"), from and against any and all claims, liabilities, losses, damages, costs and expenses (whether or not such Indemnified Party is a party to any litigation), including without limitation attorney's fees and costs and costs of investigation, document production, attendance at depositions or other discovery, incurred by any Indemnified Party with respect to, arising out of or as a consequence of (a) this Agreement or any of the other Loan Documents, including without limitation, any failure of Borrower to pay when due (at maturity, by acceleration or otherwise) any principal, interest, fee or any other amount due under this Agreement or the other Loan Documents, or any other Event of Default; (b) the use by Borrower of any proceeds advanced hereunder; (c) the transactions contemplated hereunder; or (d) any claim, demand, action or cause of action being asserted against (i) Borrower or any of its Affiliates by any other Person, or (ii) any Indemnified Party by Borrower in connection with the transactions contemplated hereunder. Notwithstanding anything herein or elsewhere to the contrary, Borrower shall not be obligated to indemnify or hold harmless any Indemnified Party from any liability, loss or damage resulting solely from the gross negligence, wilful misconduct or unlawful actions of such Indemnified Party or in connection solely with a dispute between Indemnified Parties. Any amount payable to the Lender Group under this Section which is not paid within five (5) days after demand is made by Agent will bear interest at the Default Rate from the date of demand until paid.

1.27

1.28 Borrower's obligations under this Section shall survive termination of this Agreement and repayment of the Obligations.

1.29

1.30 TIME IS OF THE ESSENCE. Time is of the essence in Borrower's and Guarantors' performance of their obligations under the Loan Documents.


1. COMMUNICATIONS AND NOTICES. Unless otherwise specifically provided for in this Agreement, all notices, requests and other communications made or given in connection with the Loan Documents shall be in writing and, unless receipt is stated herein to be required, shall be deemed to have been validly given if delivered personally to the individual or division or department to whose attention notices to a party are to be addressed, or by private carrier, or registered or certified mail, return receipt requested, or by telecopy with the original forwarded by first-class mail, in all cases, with charges prepaid, addressed as follows, until some other address (or individual or division or department for attention) shall have been designated by notice given by one party to the other:

                    To Borrower or Guarantors:

                           Today's Man, Inc.
                           Moorestown West Corporate Center
                           835 Lancer Road
                           Moorestown, NJ 08057
                           Attention: Frank E. Johnson, Executive Vice President
                                      and Chief Financial Officer
                           Telecopy:     609-235-9323





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


        With a copy of any notice of an Event of Default to be given for informational purposes and not for notice purposes to:

           Blank Rome Comisky & McCauley, LLP
           One Logan Square
           Philadelphia, PA 19103-6998
           Attention: Samuel H. Becker, Esquire
           Telecopy: (215) 569-5522


        To Agent:

           Mellon Bank, N.A.
           1735 Market Street, 6th Floor
           Philadelphia, PA 19101-7899
           Attention: Daniel K. Clancy, Vice President
           Telecopy:  (215) 553-0201

        To Lenders at the address and telecopy numbers specified below on EXHIBIT A hereto or in the applicable Assignment and Acceptance Agreement.

To the extent that any written notice is required to be given within a notice period of less than ten (10) Business Days, the parties agree to forward such notice by personal delivery, by private carrier or by telecopy to the extent reasonably practical.

ALL "PAYMENT IN FULL" CHECKS OR OTHER MEDIA OF PAYMENT MUST BE SENT TO AGENT ONLY TO THE ABOVE ADDRESS.

1. WAIVERS.

2.

2.1 WAIVERS. IN CONNECTION WITH ANY PROCEEDINGS UNDER THE LOAN DOCUMENTS, INCLUDING WITHOUT LIMITATION ANY ACTION BY ANY MEMBER OF THE LENDER GROUP IN REPLEVIN, FORECLOSURE OR OTHER COURT PROCESS OR IN CONNECTION WITH ANY OTHER ACTION RELATED TO THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREUNDER, BORROWER AND GUARANTORS WAIVE:

(A) ALL ERRORS, DEFECTS AND IMPERFECTIONS IN SUCH PROCEEDINGS;

(B)

(C) ALL BENEFITS UNDER ANY PRESENT OR FUTURE LAWS EXEMPTING ANY PROPERTY, REAL OR PERSONAL, OR ANY PART OF ANY PROCEEDS THEREOF FROM ATTACHMENT, LEVY OR SALE UNDER EXECUTION, OR PROVIDING FOR ANY STAY OF EXECUTION TO BE ISSUED ON ANY JUDGMENT RECOVERED UNDER ANY OF THE LOAN DOCUMENTS OR IN ANY REPLEVIN OR FORECLOSURE PROCEEDING, OR OTHERWISE PROVIDING FOR ANY VALUATION, APPRAISAL OR EXEMPTION;


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


(D)

(E) ALL RIGHTS TO INQUISITION ON ANY REAL ESTATE, WHICH REAL ESTATE MAY BE LEVIED UPON PURSUANT TO A JUDGMENT OBTAINED UNDER ANY OF THE LOAN DOCUMENTS AND SOLD UPON ANY WRIT OF EXECUTION ISSUED THEREON IN WHOLE OR IN PART, IN ANY ORDER DESIRED BY AGENT;

(F)

(G) PRESENTMENT FOR PAYMENT, DEMAND, NOTICE OF DEMAND, NOTICE OF NONPAYMENT, PROTEST AND NOTICE OF PROTEST OF ANY OF THE LOAN DOCUMENTS, INCLUDING THE NOTES;

(H)

(I) ANY REQUIREMENT FOR BONDS, SECURITY OR SURETIES REQUIRED BY STATUTE, COURT RULE OR OTHERWISE; AND

(J)

(K) ANY DEMAND FOR POSSESSION OF COLLATERAL PRIOR TO COMMENCEMENT OF ANY SUIT.

(L)

1.2 FORBEARANCE. Agent may release, compromise, forbear with respect to, waive, suspend, extend or renew any of the terms of the Loan Documents, without notice to Borrower or any Guarantor.

1.3

1.4 LIMITATION ON LIABILITY. Borrower and Guarantors shall be responsible for and the Lender Group is hereby released from any claim or liability in connection with:

1.5

(a) Safekeeping any Collateral;

(b)

(c) Any loss or damage to any Collateral; or

(d)

(e) Any diminution in value of the Collateral.

(f)

(g) The Lender Group shall only be liable for any act or omission on their part constituting gross negligence or wilful misconduct. In the event Borrower or Guarantors bring suit against the Lender Group in connection with the transactions contemplated hereunder and the Lender Group is found not to be liable, Borrower and Guarantors will indemnify and hold the Lender Group harmless from all costs and expenses, including attorney's fees, incurred by the Lender Group in connection with such suit. This Agreement is not intended to obligate the Lender Group to take any action with respect to the Collateral or to incur expenses or perform any obligation or duty of Borrower.


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


1. SUBMISSION TO JURISDICTION. Borrower, Guarantors, Agent and Lenders hereby consent to the jurisdiction of any state or federal court located within the Commonwealth of Pennsylvania, and irrevocably agree that, subject to the Agent's election, all actions or proceedings relating to the Loan Documents or the transactions contemplated hereunder shall be litigated in such courts, and Borrower and Guarantors waive any objection which they may have based on lack of personal jurisdiction, improper venue or forum non conveniens to the conduct of any proceeding in any such court and waive personal service of any and all process upon them and consent that all such service of process be made by mail or messenger directed to them at the address set forth in SECTION . Nothing contained in this Section shall affect the right of Agent or any Lender to serve legal process in any other manner permitted by law or affect the right of Agent or any Lender to bring any action or proceeding against Borrower or Guarantors or their property in the courts of any other jurisdiction.

1. AGENT.

2.

2.1 APPOINTMENT AND AUTHORIZATION. Each Lender hereby irrevocably appoints Mellon to act as Agent on its behalf under the Loan Documents. Mellon agrees to act as Agent on behalf of the Lenders to the extent provided in the Loan Documents. Each Lender hereby irrevocably authorizes Agent to take such actions, exercise such powers and perform such duties on its behalf under the Loan Documents as are specifically delegated to Agent by the terms of the Loan Documents, together with such other powers as are reasonably incidental thereto.

        Agent may use its discretion with respect to taking any actions or exercising any powers which are not expressly required to be taken or exercised in this Agreement. Without limiting the generality of the rights and powers of the Agent under the Loan Documents, Lenders agree that Agent, at its discretion, shall have the right, power and authority to: (a) maintain books and records reflecting the status of the Advances, Loan Account, Collateral and related matters, (b) execute and file financing statements or similar notices to perfect security interests in the Collateral, and confirmation statements, renewals and extensions related thereto, (c) make Advances for itself or on behalf of the Lenders as provided in the Loan Documents, (d) receive, apply and distribute collections and payments as provided in the Loan Documents, (e) open and maintain the Cash Collateral Account, (f) exercise and enforce any and all rights and remedies of the Lender Group as provided in the Loan Documents, and
(g) incur and pay Lender Group Expenses as Agent may deem necessary or appropriate in its discretion.

        The Agent's duties shall be purely ministerial and it shall have no duties or responsibilities except those expressly set forth in the Loan Documents. Notwithstanding anything herein or elsewhere to the contrary, Agent shall not be required under any circumstances to take any action that, in its good faith judgment, (a) is contrary to any provision of the Loan Documents or any applicable law, or (b) would expose it to any liability or expense against which it has not been indemnified to its satisfaction. The Agent shall not, by reason of its serving as Agent, be a trustee or other fiduciary for any Lender.


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


1.1 DELEGATION OF DUTIES. Agent may perform any of its duties or exercise any of its powers under the Loan Documents by or through agents, employees or attorneys-in-fact and shall be entitled to rely upon the advice of counsel concerning all matters pertaining to its duties under the Loan Documents.

1.2

1.3 EXCULPATORY PROVISIONS. Neither the Agent nor any of its directors, officers, employees, agents or attorneys-in-fact (a) shall be liable for any action taken or omitted to be taken by any of them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct; or (b) shall be responsible in any manner to any Lender for (i) any recital, statement, representation, warranty, or information made or provided by Borrower, any Guarantor or any officer, director, employee, agent or attorney for Borrower or any Guarantor in any of the Loan Documents or in connection with the transactions contemplated under the Loan Documents; (ii) any certificate, report, statement or other document provided by Borrower, any Guarantor or any officer, director, employee, agent or attorney for Borrower or any Guarantor under or in connection with the Loan Documents; (iii) the validity, effectiveness, genuineness, enforceability, sufficiency, or due execution of any of the Loan Documents or any documents provided in connection with or pursuant to the Loan Documents; (iv) any failure of Borrower, Guarantor, any Lender or any other Person to perform any of their duties under the Loan Documents; (v) the financial condition or performance by Borrower or any Guarantor; or (vi) the occurrence of any Default or Event of Default.

1.4

1.5 RELIANCE BY AGENT. Agent shall be entitled to rely, and shall be fully protected in relying, upon (a) any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, telex, teletype, cablegram, telephone message, statement, order, Loan Request, LIBOR Rate Notification, or other document or conversation believed by Agent to be genuine and correct and to have been signed, sent or made by a proper or authorized Person or Persons; and (b) opinions, advice and other statements of legal counsel (including counsel to Borrower or counsel to any Lender), accountants and other professional or expert advisers selected by Agent.

1.6

1.7 COSTS AND EXPENSES; INDEMNIFICATION. Agent may incur and pay Lender Group Expenses or other sums pursuant to SECTION deemed necessary or appropriate by Agent in its discretion. Without limiting the generality of the foregoing, Agent may incur and pay court costs, reasonable attorneys fees and legal expenses, costs of collection, auctioneer fees, fees and costs of security guards and insurance premiums in connection with preserving, protecting, maintaining and disposing of the Collateral, regardless of whether Borrower reimburses or is obligated to reimburse Agent for such expenditures. Agent is hereby authorized by the Lenders to deduct and retain sufficient sums from all collections and payments received from Borrower, Guarantors or with respect to any of the Collateral to reimburse Agent for such expenditures prior to the distribution or any amounts to the Lenders. In the event that Agent is not reimbursed for such expenditures by Borrower, Guarantors or from collections or payments received with respect to the Collateral, each Lender hereby agrees to reimburse and indemnify Agent for such Lender's Pro Rata Share thereof.


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


1.8

1.9 Each Lender agrees to indemnify and hold harmless, the Agent, its parent and Affiliates, officers, directors, shareholders, employees and agents (collectively, the "INDEMNIFIED AGENT PARTIES"), in accordance with such Lender's Pro Rata Share, from and against any and all claims, liabilities, losses, damages, costs and expenses (whether or not such Indemnified Agent Party is a party to any litigation), including without limitation reasonable attorney's fees and costs and costs of investigation, document production, attendance at depositions or other discovery, incurred by any Indemnified Agent Party with respect to, arising out of or as a consequence of (a) any Letter of Credit, (b) any Permitted FX Contract, (c) this Agreement or any of the other Loan Documents; (d) the transactions contemplated hereunder; or (e) any claim, demand, action or cause of action being asserted against any Indemnified Agent Party by Borrower or any other Person in connection with the transactions contemplated hereunder. Notwithstanding anything herein or elsewhere to the contrary, no Lender shall be obligated to indemnify or hold harmless any Indemnified Agent Party from any liability, loss or damage resulting solely from the gross negligence, wilful misconduct or unlawful actions of such Indemnified Agent Party.

1.10

1.11 The terms of this SECTION shall not limit any of the obligations or liabilities of each Lender to fund its Pro Rata Share of Advances, Lender Group Expenses or other sums as provided elsewhere in this Agreement.

1.12

1.13 EVENTS OF DEFAULT. For all purposes under the Loan Documents, Agent shall not be deemed to have knowledge of the occurrence of a Default or an Event of Default (other than the non-payment to Agent of principal, interest, fees and expenses required to be paid to Agent, for the pro rata benefit of the Lenders), unless Agent has received a written notice from a Lender or from Borrower referring to this Agreement, describing the Default or Event of Default and stating that such notice is a "notice of default." Each Lender will give Agent prompt written notice if such Lender becomes aware of any Default or Event of Default. Upon receipt of any notice of default, Agent will promptly notify all Lenders thereof. Each Lender shall be responsible for giving any notices of Default or Events of Default to such Lender's Participants.

1.14

1.15 ACTIONS UPON DEFAULT. Upon the occurrence of and during the continuation of any Event of Default, Agent may, in its discretion, and upon the written request of the Requisite Lenders shall, declare the Obligations to be due and payable and may proceed to exercise the rights or remedies under the Loan Documents, at law or in equity, as Agent may deem appropriate and to enforce the rights of the Lenders under their respective Notes by such proceedings as the Agent may deem appropriate, whether at law or in equity. Notwithstanding the foregoing, Agent shall be justified in failing or refusing to take any action unless it shall be indemnified to its satisfaction or it shall reasonably determine that such action will not expose the Agent to any liability.

1.16

1.17 INSTRUCTIONS. Agent shall in all cases be fully protected and no Lender shall have a right of action against Agent as a result of Agent acting or refraining


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


from acting, under the Loan Documents (a) in accordance with the written instructions of the Requisite Lenders or all Lenders, as appropriate,
(b) in accordance with the advice of legal counsel (whether or not such advice shall ultimately be determined to be correct), or (c) as a court of competent jurisdiction may direct. In the absence of written instructions from the Requisite Lenders or all Lenders, as appropriate, Agent may take or not take any action, at its discretion, unless this Agreement specifically requires the consent of the Requisite Lenders or all Lenders.

1.18

1.19 INVESTIGATION BY LENDERS. Each Lender hereby represents, warrants and agrees that:

1.20

(a) It has reviewed the Loan Documents and is fully aware of the terms of the Loan Documents;

(b)

(c) Agent has not made any representation or warranty to it and that no act by Agent shall at any time be deemed to constitute a representation or warranty by Agent to any Lender;

(d)

(e) It has made and will continue to make, independently and without reliance upon Agent and based upon such information, documents and other items as it deems appropriate, its own appraisal of and investigation into the business, prospects, operations, properties, financial condition and creditworthiness of Borrower and Guarantors, and all applicable regulatory laws;

(f)

(g) It has made its own decision to enter into this Agreement and extend credit to Borrower and will continue to make its own decision to fund its Pro Rata Share of Advances, in every case without reliance upon any representations or warranties by Agent;

(h)

(i) Agent shall be under no duty or responsibility to the Lenders to ascertain or inquire into the performance or observance by Borrower or Guarantors with the terms of the Loan Documents; and

(j)

(k) Except as provided in SECTIONS AND, Agent shall have no duty or responsibility to provide any Lender with any information concerning the business, prospects, operations, properties, financial condition or creditworthiness of Borrower or any Guarantor.

(l)

1.21 AGENT IN ITS INDIVIDUAL CAPACITY. With respect to its Commitment, Agent Loans and Advances made by it under the Loan Documents, Agent shall have the same rights and powers under the Loan Documents as any other Lender and may exercise such rights and powers as though it were not the Agent. The terms "LENDER," "LENDERS" and "LENDER GROUP" shall include Agent in its individual capacity as a lender under this Agreement.

1.22


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


1.23 Agent and its Affiliates may make other loans to, issue other letters of credit for the account of, accept deposits from, act as trustee under indentures of, engage in foreign exchange contracts with and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with Borrower, any Guarantor or their Affiliates as though Agent were not the Agent under this Agreement, in all cases without notice to or consent of any Lender or any liability to account to the Lenders for such business. In connection with such other business activities, Agent and its Affiliates may receive information regarding Borrower, Guarantors or their Affiliates. Agent shall be under no obligation to provide such information to Lenders.

1.24 RESIGNATION. Agent may resign as Agent at any time following written notice of such resignation to the Lenders and Borrower, and effective upon the appointment of and acceptance of such appointment by, a successor Agent. If Agent resigns under this Agreement, the Requisite Lenders shall appoint any Lender as successor Agent for the Lenders. If no successor Agent is appointed within ten (10) days of such retiring Agent's resignation notice, Agent may appoint a successor Agent, after consulting with the Lenders and Borrower. In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "AGENT" shall mean such successor Agent and the retiring Agent's appointment, powers, and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this SECTION and all indemnification and expense reimbursement provisions in the Loan Documents shall continue in effect for its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

1.1 WITHHOLDING TAX.

1.2

(a) If any, Lender is a "foreign corporation, partnership or trust" within the meaning of the IRC and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Section 1441 or 1442 of the IRC, such Lender agrees with and in favor of Agent and Borrower to deliver to Agent and Borrower:

(i) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

(ii)

(iii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two (2) properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9; and

(iv)


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


(v) such other form or forms as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

(vi)

(vii) Such Lender agrees to promptly notify Agent and Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(viii)

(b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of its Pro Rata Share of the Obligations, such Lender agrees to notify Agent and Borrower of the percentage amount in which it is no longer the beneficial owner. To the extent of such percentage amount, Agent and Borrower will treat such Lender's IRS Form 1001 as no longer valid.

(c)

(d) If any Lender claiming exemption from United States withholding tax by filing IRS Form 4224 with Agent sells, assigns, grants a participation in, or otherwise transfers all or part of its Pro Rata Share of the Obligations, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the IRC.

(e)

(f) If any Lender is entitled to a reduction in the applicable withholding tax, Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this SECTION are not delivered to Agent, then Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

(g)

(h) If the IRS or any other governmental authority of the United States or other jurisdiction asserts a claim that Agent or Borrower did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent and Borrower of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify Agent and Borrower fully for all amounts paid, directly or indirectly, by Agent or Borrower as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent or Borrower under this SECTION, together with all costs and expenses (including attorneys fees and expenses). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation of Agent.


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


1.1 COLLATERAL MATTERS.

1.2

(a) The Lenders hereby irrevocably authorize Agent to release any Lien on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrower of all Obligations; and upon such termination and payment Agent shall deliver to Borrower, at Borrower's sole cost and expense, all UCC termination statements and any other documents necessary to terminate the Loan Documents and release the Liens with respect to the Collateral; (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Borrower certifies to Agent that the sale or disposition is permitted under this Agreement or the other Loan Documents (and Agent may rely conclusively on any such certificate, without further inquiry); (iii) constituting property in which Borrower owned no interest at the time the Lien was granted or at any time thereafter; or (iv) constituting property leased to Borrower under a lease that has expired or been terminated in a transaction permitted under this Agreement. Upon request by Agent or Borrower at any time, the Lenders will confirm in writing Agent's authority to release any such Liens on particular types or items of Collateral pursuant to this SECTION; provided, however, that (i) Agent shall not be required to execute any document necessary to evidence such release on terms that, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released), upon (or obligations of Borrower in respect of) all interests retained by Borrower, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

(a) Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by Borrower, is cared for, protected, or insured or has been encumbered, or that the Liens of Agent (for the benefit of the Lender Group) have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents. Lenders understand and agree that in respect of the Collateral, or any act, omission or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion, given Agent's own interest in the Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise provided herein.


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


1.1 RESTRICTIONS ON ACTIONS BY LENDERS; SHARING OF PAYMENTS.

1.2

(a) Each of the Lenders agrees that it shall not, without the express consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of Agent, set off against the Obligations any amounts owing by such Lender to Borrower or any accounts of Borrower now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by Agent, take or cause to be taken any action, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral the purpose of which is, or could be, to give such Lender any preference or priority against the other Lenders with respect to the Collateral.

(a) Subject to SECTION, if, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations of Borrower to such Lender arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or (ii) payments from Agent in excess of such Lender's Pro Rata Share of all such distributions by Agent, such Lender shall promptly
(1) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

(b)

1.2 AGENCY FOR PERFECTION. Agent and each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Liens of the Lender Group in assets which, in accordance with Division 9 of the UCC, can be perfected only by possession. Should any Lender obtain possession of any such Collateral, such Lender shall notify Agent thereof and, promptly upon Agent's request therefor, shall deliver such Collateral to Agent or in accordance with Agent's instructions.

1.3

1.4 PAYMENTS BY AGENT TO THE LENDERS. All payments to be made by Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds pursuant to the wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify


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

whether such payment (or any portion thereof) represents principal, interest, fees or other payments required hereunder.

1.5

1.6 CONCERNING THE COLLATERAL AND RELATED LOAN DOCUMENTS. Each member of the Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan Documents relating to the Collateral, for the benefit of the Lender Group. Each member of the Lender Group agrees that any action taken by Agent, Requisite Lenders, or all Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent, Requisite Lenders, or all Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

1.7

1.8 FIELD AUDITS AND EXAMINATION REPORTS; CONFIDENTIALITY; DISCLAIMERS BY LENDERS. By signing this Agreement, each Lender

1.9

(a) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "REPORT" and, collectively, "REPORTS") prepared by Agent, and Agent shall so furnish each Lender with such Reports;

(b)

(c) expressly agrees and acknowledges that Agent (i) does not make any representation or warranty as to the accuracy of any Report and (ii) shall not be liable for any information contained in any Report;

(d)

(e) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any audit or examination will inspect only specific information regarding Borrower and will rely significantly upon Borrower's books and records, as well as on representations of Borrower's personnel;

(f)

(g) agrees to keep all Reports and other material information obtained by it pursuant to the requirements of this Agreement in accordance with its reasonable customary procedures for handling confidential information, it being understood and agreed by Borrower that in any event such Lender may make disclosures (i) reasonably required by any bona fide potential or actual assignee, transferee, or Participant in connection with any contemplated or actual assignment or transfer by such Lender of an interest herein or any participation interest in such Lender's rights hereunder, (ii) of information that has become public by disclosures made by Persons other than such Lender, its Affiliates, assignees, transferees, or participants, or (iii) as required or requested by any court, governmental or administrative agency, pursuant to any subpoena or other legal process, or by any law, statute, regulation, or court order; provided, however, that, unless prohibited by applicable law, statute, regulation, or court order, such Lender shall notify Borrower of any request by any court, governmental or administrative agency, or pursuant to any subpoena or other legal process for disclosure of any such non-public material information concurrent with, or where practicable, prior to the disclosure thereof; and

(h)


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


(i) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the identifying Lender has made or may make to Borrower, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of Borrower; and (ii) to pay and protect, and indemnify, defend, and hold Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including attorney costs) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

(j)

1.10 OTHER REPORTS; LOAN ACCOUNT. Any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by Borrower to Agent, and, upon receipt of such request, Agent shall provide a copy of same to such Lender promptly upon receipt thereof. To the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from Borrower, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender's notice to Agent, whereupon Agent promptly shall request of Borrower the additional reports or information specified by such Lender, and, upon receipt thereof, Agent promptly shall provide a copy of same to such Lender. Any time that Agent renders to Borrower a statement regarding the Loan Account, Agent shall send a copy of such statement to each Lender. In addition, Agent agrees to provide to each Lender with reasonable promptness a copy of (i) the financial statements received by Agent from Borrower pursuant to SECTIONS, AND; (ii) the projections received by Agent from Borrower pursuant to SECTION;
(iii) each Borrowing Base Certificate received by Agent from Borrower pursuant to SECTION; and (iv) each compliance certificate received by Agent from Borrower pursuant to SECTION.

1.11

1.12 SEVERAL OBLIGATIONS; NO LIABILITY. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Agent (if any) to make any Advances shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Pro Rata Shares, to make an amount of such Advances not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in SECTION, no member of the Lender Group shall have any liability for the acts of any other member of the Lender Group. No Lender shall be responsible to Borrower or any other Person for any failure by any other Lender to fulfill its obligations to make Advances, nor to advance for it or on its behalf in connection with its

Commitment, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.

1. ASSIGNMENTS AND PARTICIPATIONS.

2.

2.1 ASSIGNMENTS.

(a) Any Lender may assign to one or more Eligible Transferees (each an "ASSIGNEE") all, or any ratable part, of the Obligations, the Commitment, and the other rights and obligations of such Lender (the "ASSIGNING LENDER") under the Loan Documents; provided, however, that (i) Agent shall have a right of first refusal to purchase any portion of the Obligations, the Commitment and other rights and obligations of such Lender which any Lender desires to assign;
(ii) no assignment may be made without the prior written consent of Agent; (iii) Borrower and Agent may continue to deal solely and directly with such Assigning Lender in connection with the interest so assigned to an Assignee until (A) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, shall have been given to Borrower and Agent by such Lender and the Assignee; (B) such Lender and its Assignee shall have delivered to Borrower and Agent a fully executed Assignment and Acceptance ("ASSIGNMENT AND ACCEPTANCE") in the form of EXHIBIT J and (C) the Assigning Lender or Assignee has paid to Agent for Agent's sole and separate account a processing fee in the amount of $3,500.00.

(b)

(c) From and after the date that Agent notifies the Assigning Lender that it has received a fully executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the Assigning Lender shall, to the extent that rights and obligations under the Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an Assigning Lender's rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto and thereto).

(d)

(e) By executing and delivering an Assignment and Acceptance, the Assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such Assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made in or in connection with this Agreement or any other Loan Documents, or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of this Agreement or any other Loan Document furnished pursuant hereto; (ii) such Assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or any Guarantor or the performance or observance by Borrower or any Guarantor of any of its obligations under the Loan Documents; (iii) such Assignee confirms that it has received a copy of the Loan Documents, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such Assignee will, independently and without reliance upon Agent, such Assigning Lender, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (v) such Assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to Agent by the terms of the Loan Documents, together with such powers as are reasonably incidental thereto; and (vi) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

(f)

(g) Immediately upon execution and delivery of the Assignment and Acceptance Agreement and payment of the required processing fee, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments of the Assigning Lender and Assignee arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitment of the Assigning Lender pro tanto.

(h)

(i) On or prior to the effective date of any approved transfer, Borrower agrees to execute and deliver to the Agent (i) a new Note for delivery to the Assignee evidencing such Assignee's assigned Pro Rata Share of the Revolving Credit Facility, and (ii) a replacement Note (if necessary) for delivery to the Assigning Lender; such replacement Note to be exchanged for, but not given in payment of, the Note previously held by the Assigning Lender. Each such Note will be dated the date of this Agreement and shall be in substantially the form of EXHIBIT E.

(j)

1.2 PARTICIPATION. Any Lender may sell to one or more Persons (a "PARTICIPANT") participating interests in the Obligations, the Commitment, and the other rights and interests of that Lender (the "ORIGINATING LENDER") under the Loan Documents; provided, however, that (i) Agent shall have a right of first refusal to purchase that portion of the Obligations, the Commitment and other rights and obligations of such Originating Lender with respect to which the Originating lender desires to sell a participating interest, (ii) no participating interest may be sold without the prior written consent of Agent, (iii) the Originating Lender shall remain solely responsible for the performance of such obligations,
(iv) Borrower and Agent shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender's rights and obligations under this Agreement and the other Loan Documents, (v) such Participant shall, by accepting such participation, be bound by the provisions of the Loan Documents, (vi) no Originating Lender shall transfer or grant any participating interest under which the Participant has the sole and exclusive right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the Contract Period; (B) reduce the interest rate applicable to


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

the Obligations hereunder in which such Participant is participating; (C) release all or a material portion of the Collateral (except to the extent expressly provided herein or in any of the Loan Documents) in which such Participant is participating; or (D) postpone the payment of or reduce the amount of, the interest or fees hereunder in which such Participant is participating; and (vii) all amounts payable by Borrower hereunder shall be determined as if such Originating Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided, however, that no Participant may exercise any such right of setoff without notice to and the consent of Agent. The rights of any Participant shall only be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any direct rights as to the other Lenders, Agent, Borrower, the Collateral, or otherwise in respect of the Advances, the Letters of Credit, or the Permitted FX Contracts. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves. The provisions of this Section are solely for the benefit of the Lender Group, and Borrower shall have no rights as a third party beneficiary of any of such provisions.

1.3

1.4 FINANCIAL AND OTHER INFORMATION. In connection with any such assignment or participation or proposed assignment or participation, a Lender may disclose to a third party all documents and information which it now or hereafter may have relating to Borrower or any Guarantor or Borrower's or any Guarantor's business.

1.5

1.6 ASSIGNMENTS TO FEDERAL RESERVE. Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in the Obligations in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR ss. 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

1.7

1.8 RIGHT OF AGENT TO PURCHASE. In the event that Agent requests the consent or approval of any of the Lenders with respect to any action to be taken by Agent under the Loan Documents or with respect to any amendment, waiver or other action with respect to the Loan Documents, and any Lender does not give such consent or approval in writing as requested by Agent, then Agent may, at its option, purchase from such Lender, all of such Lender's Pro Rata Share of the Obligations, such Lender's Commitment and all other rights and obligations of such Lender under the Loan Documents for an amount equal to (a) the outstanding principal balance of all Advances funded by such Lender, plus all accrued and unpaid interest thereon, plus (b) all other amounts payable to such Lender hereunder on or prior to the date of transfer to Agent, including fees accrued hereunder (except any amounts that would be payable under SECTION as a result of assigning rights and obligations in respect of any LIBOR Based Loans on a day other than the last day of the applicable Rate Period or payable under SECTION as a result of any termination of the Revolving Credit Facility, which amounts shall be forfeited by such Lender), minus (c) that portion of such Lender's Pro Rata Share of Letter of Credit Fees which such Lender has received related to Letters of Credit which have expiration dates after the date of the transfer to Agent of such Lender's Pro Rata Share, pro rated for the remaining terms of such Letters of Credit after the date of transfer of such Lender's Pro Rata Share to Agent. Such Lender shall cooperate with Agent to transfer such Lender's interests to Agent as soon as possible after request by Agent. Such Lender and Agent shall execute and deliver an Assignment and Acceptance relating to such transfer and otherwise comply with the provisions of SECTION.

1.9

2. AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrower or Guarantors therefrom, shall be effective unless the same shall be in writing and signed by the Requisite Lenders (or by Agent at the written request of the Requisite Lenders) and, in the case of amendments, by the Borrower and the Guarantors, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders, Borrower and the Guarantors and acknowledged by Agent, do any of the following:

3.

(a) change the Commitment of any Lender (except pursuant to SECTION and except as provided in this Agreement with respect to Defaulting Lenders);

(b)

(c) extend the Contract Period;

(d)

(e) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due to the Lenders hereunder or under any other Loan Document;

(f)

(g) reduce the rate of interest specified herein for the Revolving Credit Facility, or any fees or other amounts payable to Lenders or under the Loan Documents;

(h)

(i) change the percentage of the Commitments, which is required for the Lenders or any of them to take any action hereunder;

(j)

(k) increase the advance rate with respect to any of the component parts of the Borrowing Base (except for the restoration of an advance rate after the prior reduction thereof);

(l)

(m) amend this Section or any provision of the Agreement providing for consent or other action by all Lenders;

(n)

(o) release any material portion of the Collateral or any Guaranty other than as permitted or authorized by SECTION of this Agreement;

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


(p)

(q) change the definition of "Requisite Lenders";

(r)

(s) release Borrower from any Obligation for the payment of money to the Lenders; or

(t)

(u) amend any of the provisions of SECTION;

(v)

(w) and, provided further, that no amendment, waiver or consent shall, unless in writing and signed by Agent, affect the rights or duties of Agent under this Agreement or any other Loan Document; and, provided further, that the limitation contained in SUBSECTIONS (A) OR (E) above shall not be deemed to limit the ability of Agent to make Advances or Agent Loans, as provided in this Agreement. The foregoing notwithstanding, (i) any amendment, modification, waiver, consent, termination, or release of or with respect to any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of Borrower or any Guarantor, shall not require consent by or the agreement of Borrowers or any Guarantor, and (ii) any change with respect to any matters affecting solely the Agent and not the other Lenders, including without limitation, fees payable to Agent for its own account, shall not require the consent or approval of any of the Lenders.

1. MISCELLANEOUS.

2.

2.1 BROKERS. The transaction contemplated hereunder was brought about and entered into by the Lender Group and Borrower and Guarantors acting as principals and without any brokers, agents or finders being the effective procuring cause hereof. Borrower and Guarantors represent to the Lender Group that Borrower and Guarantors have not committed the Lender Group to the payment of any brokerage fee or commission in connection with this transaction. If any such claim is made against the Lender Group by any broker, finder or agent or any other Person, Borrower and Guarantors agree to indemnify, defend and hold the Lender Group harmless against any such claim, at Borrower's and Guarantors' own cost and expense, including the Lender Group's attorneys' fees. Borrower and Guarantors further agree that until any such claim or demand is adjudicated in the Lender Group's favor, the amount claimed and/or demanded shall be deemed part of the Obligations secured by the Collateral.

1.1 USE OF AGENT'S OR LENDER'S NAME. Borrower and Guarantors shall not use the name of any member of the Lender Group or the name of any Affiliate of any member of the Lender Group in connection with any of their business or activities except as may otherwise be required by the rules and regulations of the Securities and Exchange Commission or any like regulatory body and except as may be required in their dealings with any governmental agency.

1.2

1.3 NO JOINT VENTURE. Nothing contained herein is intended to permit or authorize Borrower or Guarantors to make any contract on behalf of the Lender Group, nor shall this Agreement be construed as creating a partnership, joint venture or making the Lender Group an investor in Borrower or any Guarantor.

1.4

1.5 SURVIVAL. All covenants, agreements, representations and warranties made by Borrower and Guarantors in the Loan Documents or made by or on their behalf in connection with the transactions contemplated herein shall be true at all times this Agreement is in effect and shall survive the execution and delivery of the Loan Documents, any investigation at any time made by the Lender Group or on their behalf and the making by the Lender Group of the loans or advances to Borrower. All statements contained in any certificate, statement or other document delivered by or on behalf of Borrower or Guarantors pursuant hereto or in connection with the transactions contemplated hereunder shall be deemed representations and warranties by Borrower and Guarantors.

1.6

1.7 NO ASSIGNMENT. Borrower and Guarantors may not assign any of their rights hereunder without the prior written consent of Agent, and Lenders shall not be required to lend hereunder except to Borrower as it presently exists.

1.8

1.9 PUBLICITY. Agent may use its discretion in disclosing the fact of the financing under this Agreement to any public forum including, without limitations, "tombstone" announcements in the print media whether individually or part of a general advertisement.

1.10

1.11 BINDING EFFECT. This Agreement and all rights and powers granted hereby will bind and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

1.12

1.13 SEVERABILITY. The provisions of this Agreement and all other Loan Documents are deemed to be severable, and the invalidity or unenforceability of any provision shall not affect or impair the remaining provisions which shall continue in full force and effect.

1.14

1.15 NO THIRD PARTY BENEFICIARIES. The rights and benefits of this Agreement and the Loan Documents shall not inure to the benefit of any third party.

1.16

1.17 HOLIDAYS. If the day provided herein for the payment of any amount or the taking of any action falls on a Saturday, Sunday or public holiday at the place for payment or action, then the due date for such payment or action will be the next succeeding Business Day.

1.18

1.19 LAW GOVERNING. This Agreement has been made, executed and delivered in the Commonwealth of Pennsylvania and will be construed in accordance with and governed by the laws of such Commonwealth, without regard to any rules or principles regarding conflicts of law or any rule or canon of construction which interprets agreements against the draftsman.

1.20


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

1.21 INTEGRATION. The Loan Documents shall be construed as integrated and complementary of each other, and as augmenting and not restricting the Lender Group's rights, powers, remedies and security. The Loan Documents contain the entire understanding of the parties thereto with respect to the matters contained therein and supersede all prior agreements and understandings between the parties with respect to the subject matter thereof and do not require parol or extrinsic evidence in order to reflect the intent of the parties. In the event of any inconsistency between the terms of this Agreement and the terms of the other Loan Documents, the terms of this Agreement shall prevail.

1.22

1.23 EXHIBITS AND SCHEDULES. All exhibits and schedules attached hereto are hereby made a part of this Agreement.

1.24

1.25 HEADINGS. The headings of the Articles, Sections, paragraphs and clauses of this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement.

1.26

1.27 COUNTERPARTS. The Loan Documents and any notice or communication under the Loan Documents may be executed in one or more counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same instrument. Delivery of a photocopy or telecopy of an executed counterpart of a signature page to any Loan Document shall be effective as delivery of a manually executed counterpart of such Loan Document.

1.28

1.29 JOINT AND SEVERAL. The obligations of Borrower and Guarantors under this Agreement shall be joint and several obligations.

1.30

1.31 LIMITATION ON DAMAGES. BORROWER, GUARANTORS AND THE LENDER GROUP AGREE THAT, IN ANY ACTION, SUIT OR PROCEEDING, IN RESPECT OF OR ARISING OUT OF THIS AGREEMENT, THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREUNDER, EACH MUTUALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW, ANY CLAIM FOR CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES.

1.32

1.33 WAIVER OF RIGHT TO TRIAL BY JURY. BORROWER, GUARANTORS AND THE LENDER GROUP WAIVE ANY RIGHT TO TRIAL BY JURY ON ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION
(A) ARISING UNDER ANY OF THE LOAN DOCUMENTS OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF BORROWER, GUARANTORS OR ANY MEMBER OF THE LENDER GROUP WITH RESPECT TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. BORROWER, GUARANTORS AND THE LENDER GROUP AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL


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


COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF BORROWER, GUARANTORS AND THE LENDER GROUP TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. BORROWER AND GUARANTORS ACKNOWLEDGE THAT THEY HAVE HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL REGARDING THIS SECTION, THAT THEY FULLY UNDERSTAND ITS TERMS, CONTENT AND EFFECT, AND THAT THEY VOLUNTARILY AND KNOWINGLY AGREE TO THE TERMS OF THIS SECTION.

1.34


        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                  BORROWER:

                                  TODAY'S MAN, INC., a Pennsylvania corporation

[CORPORATE SEAL]                  By: ____________________________________
                                      Frank E. Johnson, Executive Vice President

                   [SIGNATURES CONTINUED FROM PRECEDING PAGE]


                                  GUARANTORS:

                                  BENMOL, INC., a Delaware corporation

[CORPORATE SEAL]

                                  By: ____________________________________
                                      Frank E. Johnson, President
                                      D & L, INC., a Delaware corporation


[CORPORATE SEAL]                  By: ____________________________________
                                      Frank E. Johnson, President
                                      FELD & FELD, INC., a Delaware corporation


[CORPORATE SEAL]                  By: ____________________________________
                                      Frank E. Johnson, President



                                  LENDERS:

                                  MELLON BANK, N.A.


                                  By: ____________________________________
                                      Daniel K. Clancy, Vice President


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


                                  AGENT:

                                  MELLON BANK, N.A.

                                  By: ____________________________________
                                      Daniel K. Clancy, Vice President

                                    EXHIBITS

Exhibit "A"    Commitments and Lender Addresses for Notice Purposes

Exhibit "B"    Form of Compliance Certificate

Exhibit "C"    FX Parameters Letter

Exhibit "D"    Form of LIBOR Rate Notification

Exhibit "E"    Form of Note

Exhibit "F"    Form of Base Rate Loan Request

Exhibit "G"    Form of LIBOR Rate Loan Request

Exhibit "H"    Form of Borrowing Base Certificate

Exhibit "I"    Forms of Assignment and Collection Report, Remittance Schedule
               and Inventory Certificate

Exhibit "J"    Form of Assignment and Acceptance

Exhibit "K"    Form of Settlement Notice

Exhibit "L"    Form of Warrant

                                    SCHEDULES

Schedule 8.1(i)  - Pledged Securities

Schedule 8.2     - Real Property to be Encumbered by Leasehold Mortgagor

Schedule 9.3     - Ownership Interests

Schedule 9.4     - Subsidiaries

Schedule 9.7     - Litigation

Schedule 9.14    - Names and Addresses (identifying chief executive offices)

Schedule 9.16    - Pension and Benefit Plans

Schedule 9.17    - Leases, Contracts and Commitments

Schedule 9.18    - Intellectual Property

Schedule 9.19    - Permitted License Agreements

Schedule 9.27(a) - All Inventory Locations

Schedule 9.27(b) - Eligible Inventory Locations

Schedule 9.31    - Remaining Obligations Under the Plan of Reorganization

Schedule 9.32    - Credit Card Agreements

Schedule 11.18   - Required Trademark and Tradename Appraisals

Schedule 11.20   - Store Locations Requiring Best Efforts for Leasehold
                   Mortgage Liens

Schedule 11.22   - Locations with Collateral Access Agreements

Schedule 12.2    - Permitted Indebtedness and Capitalized Lease Obligations

Schedule 12.3    - Permitted Investments and Loans

Schedule 12.8    - Permitted Liens

                           FIRST AMENDMENT AND MODIFICATION
                            TO LOAN AND SECURITY AGREEMENT

     THIS FIRST AMENDMENT AND MODIFICATION TO LOAN AND SECURITY AGREEMENT (the "AGREEMENT") is made effective as April 28, 1999 by and among TODAY'S MAN, INC., a Pennsylvania corporation ("BORROWER"); each of the Subsidiaries of the Borrower identified under the caption "Guarantor" on the signature pages of this Agreement (individually, a "GUARANTOR" and, collectively, the "GUARANTORS"); each of the financial institutions identified under the caption "Lenders" on the signature pages of this Agreement (including without limitation Mellon in such capacity) (individually, a "LENDER" and, collectively, the "LENDERS"); and MELLON BANK, N.A., a national banking association, as agent for the Lenders (in such capacity, together with its successors in such capacity, the "AGENT").

                                      BACKGROUND

     A. Borrower, Guarantors, Lenders and Agent previously entered into a certain Loan and Security Agreement dated December 4, 1998 (the "LOAN AGREEMENT"), pursuant to which, inter alia, Lenders agreed to extend to Borrower a revolving credit facility up to a maximum outstanding principal amount of Forty Five Million Dollars ($45,000,000.00).

     B. Borrower and Guarantors have requested and Lenders and Agent have agreed to amend the terms of the Loan Agreement in accordance with the terms and conditions hereof.

     C. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth for such terms in the Loan Agreement.

     NOW, THEREFORE, in consideration of foregoing premises and intending to be legally bound hereby, the parties hereto agree as follows:

     1. PERMITTED ASSUMPTIONS BY AGENT. SECTION 3.5(A) of the Loan Agreement shall be and is hereby amended to read, in its entirety, as follows:

          "(A) Unless the Agent shall have received notice from a Lender prior to 3:30 p.m. Philadelphia time on the requested Funding Date of any Loan that such Lender will not make available to the Agent such Lender's Pro Rata Share of such Loan, the Agent may assume that such Lender has made or will make its Pro Rata Share available to the Agent on the requested Funding Date of such Loan. The Agent may in its discretion and in reliance upon such assumption make available to the Borrower on such date a corresponding amount."

     2. TANGIBLE NET WORTH. SECTION 13.1 of the Loan Agreement shall be and is hereby amended and restated to read in its entirety as follows:

          "13.1 TANGIBLE NET WORTH. Borrower will maintain Tangible Net Worth of not less than (a) $49,500,000 as of February 1, 1999 and at all times thereafter until January 30, 2000; (b) $56,000,000 as of January 31, 2000;
     (c) $54,500,000 as of February 1, 2000 and at all times thereafter until January 30, 2001; (d) $61,000,000 as of January 31, 2001 and at all times thereafter until January 30, 2002; and (e) $66,400,000 as of January 31, 2002 and at all times thereafter."

     3. FIXED CHARGE COVERAGE RATIO. SECTION 13.4 of the Loan Agreement shall be and is hereby amended and restated to read in its entirety as follows:

          "13.4 FIXED CHARGE COVERAGE RATIO. Borrower will maintain a Fixed Charge Coverage Ratio tested quarterly on a rolling four (4) quarters basis of not less than (a) 1.1 to 1.0 for the fiscal quarters ending January 31, 1999, April 30, 1999, July 31, 1999 and October 31, 1999, respectively; and
     (b) 1.4 to 1.0 for the fiscal quarter ending January 31, 2000 and for each fiscal quarter end thereafter."

     4. FISCAL QUARTER END AND FISCAL YEAR END OF BORROWER. Notwithstanding anything to the contrary contained in the Loan Agreement, Agent agrees that (i) the fiscal quarter end of Borrower shall occur on the 13th, 26th and 39th Saturday following the immediately preceding fiscal year end, and (ii) the fourth quarter and fiscal year end of Borrower shall occur on the Saturday falling closest to January 31 in each calendar year, and compliance by Borrower with its fiscal quarter end and fiscal year end financial covenants as set forth in Article 13 of the Loan Agreement shall be tested on such dates.

     5. REPRESENTATION WARRANTIES. Borrowers and Guarantors hereby represent and warrant, which representations and warranties shall survive until all Obligations are paid and satisfied in full, as follows:

          (a) All representations and warranties of Borrower and Guarantors set forth in the Loan Documents are true and complete as of the date hereof.

          (b) No condition or event exists or has occurred which would constitute an event of default under the Loan Documents or under any other agreement between Borrower, any Guarantor and any other third party (or would, upon the giving of notice or the passage of time, or both constitute an event of default).

          (c) Borrower has not received any notice of default or event of default from any other lender, trustee or lessor with respect to any other loan, financing or lease agreement.

          (d) The execution and delivery of this Agreement by Borrower and Guarantors and all documents and agreements to be executed and delivered pursuant to the terms hereof:

               (ii) have been duly authorized by all requisite corporate action by Borrower and by each Guarantor;

               (iii) will not conflict with or result in the breach of or constitute a default (upon the passage of time, delivery of notice or both) under Borrower's or any Guarantor's Articles of Incorporation, By-Laws or any applicable statute, law, rule, regulation or ordinance or any indenture, mortgage, loan or other document or agreement to which Borrower or any Guarantor is a party or by which any of them is bound or affected; and

               (iv) will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of Borrower or any Guarantor, except liens in favor of the Agent or as permitted hereunder or under the Loan Documents.

     6. CERTAIN FEES, COSTS, EXPENSES AND EXPENDITURES. Borrower will pay all of the Agent's expenses in connection with the review, preparation, negotiation, documentation and closing of this Agreement and the consummation of the transactions contemplated hereunder, including without limitation, costs and fees and expenses of counsel retained by Agent and all fees related to filings, recording of documents and searches, whether or not the transactions contemplated hereunder are consummated. Nothing contained herein shall limit in any manner whatsoever any Lender's or Agent's right to reimbursement under any of the Loan Documents.

     7. COMMUNICATIONS AND NOTICES. All notices, requests and other communications made or given in connection with this Agreement shall be made in accordance with the provisions of the Loan Agreement.

     8. TIME OF ESSENCE. Time is of the essence of this Agreement.

     9. INCONSISTENCIES. To the extent of any inconsistencies between the terms and conditions of this Agreement and the terms and conditions of the Loan Documents, the terms and conditions of this Agreement shall prevail. All terms and conditions of the Loan Documents not inconsistent herewith shall remain in full force and effect and are hereby ratified and confirmed by Borrower and Guarantors.

     10. BINDING EFFECT. This Agreement and all rights and powers granted hereby will bind and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

     11. SEVERABILITY. The provisions of this Agreement and all other Loan Documents are deemed to be severable, and the invalidity or unenforceability of any provision shall not affect or impair the remaining provisions which shall continue in full force and effect.

     12. NO THIRD PARTY BENEFICIARIES. The rights and benefits of this Agreement and the Loan Documents shall not inure to the benefit of any third party.

     13. MODIFICATIONS. No modifications of this Agreement or any of the Loan Documents shall be binding or enforceable unless in writing and signed by or on behalf of the party against whom enforcement is sought.

     14. HOLIDAYS. If the day provided herein for the payment of any amount or the taking of any action falls on a Saturday, Sunday or public holiday at the place for payment or action, then the due date for such payment or action will be the next succeeding Business Day.

     15. LAW GOVERNING. This Agreement has been made, executed and delivered in the Commonwealth of Pennsylvania and will be construed in accordance with and governed by the laws of such Commonwealth, without regard to any rules or principles regarding conflicts of law or any rule or canon of construction which interprets agreements against the draftsman.

     16. HEADINGS. The headings of the Articles, Sections, paragraphs and clauses of this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement.

     17. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

     18. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties hereto concerning the subject matter set forth herein and supersedes all prior or contemporaneous oral and/or written agreements and representations not contained herein concerning the subject matter of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                   BORROWER:


                                   TODAY'S MAN, INC., a Pennsylvania corporation


[CORPORATE SEAL]                   By:
                                       -----------------------------------------
                                           Frank E. Johnson, Executive Vice
                                           President


[CORPORATE SEAL]

                                   GUARANTORS:


                                   BENMOL, INC., a Delaware corporation


                                   By:
                                       -----------------------------------------
                                           Frank E. Johnson, President
                                           D & L, INC., a Delaware corporation


                                   By:
                                       -----------------------------------------
                                          Frank E. Johnson, President


[CORPORATE SEAL]

                                   FELD & FELD, INC., a Delaware corporation


                                   By:
                                       -----------------------------------------
[CORPORATE SEAL]                          Frank E. Johnson, President




                                   LENDERS:


                                   MELLON BANK, N.A.


                                   By:
                                       -----------------------------------------
                                           Daniel K. Clancy, Vice President


                                   AGENT:


                                   MELLON BANK, N.A.


                                   By:
                                       -----------------------------------------
                                           Daniel K. Clancy, Vice President